                              DEBTOR-IN-POSSESSION
                         MULTICURRENCY CREDIT AGREEMENT
                            DATED AS OF JULY 30, 1999

                                      AMONG

                           GOSS GRAPHIC SYSTEMS, INC.,
                                  AS BORROWER,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                             BANKERS TRUST COMPANY,
                                    AS AGENT

                                       AND

                                 LEHMAN BROTHERS
                             AS DOCUMENTATION AGENT,

                                       AND

                                  AMENDMENT TO
                         MULTICURRENCY CREDIT AGREEMENT
                            DATED AS OF JULY 30, 1999

                                      AMONG

                          GOSS GRAPHIC SYSTEMS LIMITED,
                      GOSS SYSTEMES GRAPHIQUES NANTES S.A.,
                                       AND
                     GOSS GRAPHIC SYSTEMS JAPAN CORPORATION,
                                  AS BORROWERS,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                             BANKERS TRUST COMPANY,
                                    AS AGENT,

                                       AND

                                LEHMAN BROTHERS,
                             AS DOCUMENTATION AGENT

                                TABLE OF CONTENTS

                                                                                                               PAGE
Section 1.                 DEFINITIONS...........................................................................3
       1.1                 Certain Defined Terms.................................................................3
       1.2                 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
                           Agreement............................................................................39
       1.3                 Other Definitional Provisions........................................................39

Section 2.                 AMOUNTS AND TERMS OF COMMITMENTS AND LOANS; AMENDMENT OF EXISTING CREDIT
                           AGREEMENT............................................................................40
       2.1                 Commitments; Making of Loans; the Register; Notes....................................40
       2.2                 Interest on the Loans................................................................52
       2.3                 Fees.................................................................................55
       2.4                 Repayments, Prepayments and Voluntary Reductions in DIP/Bridge Loan Commitments;
                           General Provisions Regarding Payments................................................56
       2.5                 Use of Proceeds......................................................................61
       2.6                 Special Provisions Governing Offshore Rate Loans.....................................62
       2.7                 Increased Costs; Taxes; Capital Adequacy.............................................64
       2.8                 Obligations of Lenders and Issuing Lenders to Mitigate; Replacement of Lenders.......64
       2.9                 Indemnifying Lenders.................................................................64
       2.10                Superpriority Nature of Obligations..................................................64

Section 3.                 LETTERS OF CREDIT....................................................................65
       3.1                 Issuance of Letters of Credit and Lenders' Purchase of Participations Therein........65
       3.2                 Letter of Credit Fees................................................................67
       3.3                 Drawings and Reimbursement of Amounts Drawn Under Letters of Credit..................69
       3.4                 Obligations Absolute.................................................................71
       3.5                 Indemnification; Nature of Issuing Lenders' Duties...................................72
       3.6                 Increased Costs and Taxes Relating to Letters of Credit..............................73


                                       i


Section 4.                 CONDITIONS TO LOANS AND LETTERS OF CREDIT............................................74
       4.1                 Conditions to Initial Effectiveness..................................................75
       4.2                 Conditions to All Loans..............................................................80
       4.3                 Conditions to Letters of Credit......................................................81
       4.4                 Conditions to Foreign Bridge Loans...................................................82

Section 5.                 BORROWERS' REPRESENTATIONS AND WARRANTIES............................................83
       5.1                 Organization, Powers, Qualification, Good Standing, Business and Subsidiaries........84
       5.2                 Authorization of Borrowing, etc......................................................84
       5.3                 Financial Condition..................................................................86
       5.4                 No Material Adverse Change; No Restricted Junior Payments............................86
       5.5                 Title to Properties; Liens...........................................................87
       5.6                 Litigation; Adverse Facts............................................................87
       5.7                 Payment of Taxes.....................................................................87
       5.8                 Performance of Agreements; No Materially Adverse Agreements..........................88
       5.9                 Governmental Regulation..............................................................88
       5.10                Securities Activities................................................................88
       5.11                Employee Benefit Plans...............................................................88
       5.12                [INTENTIONALLY OMITTED]..............................................................89
       5.13                Environmental Protection.............................................................89
       5.14                Employee Matters.....................................................................90
       5.15                [INTENTIONALLY OMITTED]..............................................................91
       5.16                Disclosure...........................................................................91
       5.17                Inventory and Accounts...............................................................91
       5.18                Orders...............................................................................92

Section 6.                 BORROWERS' AFFIRMATIVE COVENANTS.....................................................92
       6.1                 Financial Statements and Other Reports...............................................93
       6.2                 Corporate Existence, etc.............................................................99
       6.3                 Payment of Taxes and Claims; Tax Consolidation.......................................99


                                       ii


       6.4                 Maintenance of Properties; Insurance; Application of Net Insurance/Condemnation
                           Proceeds.............................................................................99
       6.5                 Inspection; Records; Audits and Appraisals..........................................101
       6.6                 Compliance with Laws, etc...........................................................101
       6.7                 Environmental Disclosure and Inspection.............................................101
       6.8                 [INTENTIONALLY OMITTED].............................................................104
       6.9                 [INTENTIONALLY OMITTED].............................................................104
       6.10                [INTENTIONALLY OMITTED].............................................................104
       6.11                Year 2000 Covenant..................................................................104
       6.12                Stonington 1999 Equity Contribution; Investment Agreement...........................104
       6.13                Cash Maintenance....................................................................105
       6.14                Borrowing Base and Inventory Reports................................................105
       6.15                Further Assurances..................................................................106
       6.16                Waiver of Claims to Surcharge.......................................................107
       6.17                Repayment of Certain Loans by Goss Japan............................................107

Section 7.                 BORROWERS' NEGATIVE COVENANTS.......................................................108
       7.1                 Indebtedness........................................................................108
       7.2                 Liens and Related Matters...........................................................109
       7.3                 Investments; Joint Ventures.........................................................110
       7.4                 Contingent Obligations..............................................................110
       7.5                 Restricted Junior Payments; Payments of Prepetition Indebtedness....................111
       7.6                 Financial Covenants.................................................................112
       7.7                 Restriction on Fundamental Changes; Asset Sales and Acquisitions....................113
       7.8                 Consolidated Capital Expenditures...................................................114
       7.9                 Sales and Lease-Backs...............................................................114
       7.10                Transactions with Shareholders and Affiliates.......................................114
       7.11                Disposal of Subsidiary Stock........................................................115
       7.12                Conduct of Business.................................................................115
       7.13                [INTENTIONALLY OMITTED].............................................................115
       7.14                Fiscal Year.........................................................................115


                                      iii


       7.15                Foreign Unfunded Pension Plans......................................................115
       7.16                Chapter 11 Claims...................................................................115
       7.17                Agreements..........................................................................116
       7.18                Remedies of Agent...................................................................116

Section 8.                 EVENTS OF DEFAULT...................................................................116
       8.1                 Failure to Make Payments When Due...................................................116
       8.2                 Default in Other Agreements.........................................................116
       8.3                 Breach of Certain Covenants.........................................................116
       8.4                 Breach of Warranty..................................................................117
       8.5                 [INTENTIONALLY OMITTED].............................................................117
       8.6                 Involuntary Bankruptcy; Appointment of Receiver, etc................................117
       8.7                 Voluntary Bankruptcy; Appointment of Receiver, etc..................................117
       8.8                 Bankruptcy Proceeding Events........................................................118
       8.9                 Reorganization Plan; Final Borrowing Order..........................................119
       8.10                Judgments and Attachments...........................................................119
       8.11                Dissolution.........................................................................120
       8.12                Employee Benefit Plans..............................................................120
       8.13                Change in Control; Management.......................................................120
       8.14                Invalidity of Loan Documents........................................................121
       8.15                Failure of Security; Denial of Lock-Up Agreement....................................121
       8.16                Amendment of Certain Documents of Holdings..........................................121
       8.17                Conduct of Business Relating to Holdings............................................121
       8.18                Failure to Perform under Investment Agreement.......................................122
       8.19                Failure by Stonington to Make Equity Contributions..................................122

Section 9.                 AGENT...............................................................................124
       9.1                 Appointment.........................................................................124
       9.2                 Powers and Duties; General Immunity.................................................124
       9.3                 Representations and Warranties; No Responsibility For Appraisal of
                           Creditworthiness....................................................................126


                                       iv



       9.4                 Right to Indemnity..................................................................126
       9.5                 Successor Agent.....................................................................126
       9.6                 Collateral Documents and Guaranties.................................................127
       9.7                 Documentation Agent.................................................................128

Section 10.                MISCELLANEOUS.......................................................................128
       10.1                Assignments and Participations in Loans and Letters of Credit.......................128
       10.2                Expenses............................................................................131
       10.3                Indemnity...........................................................................133
       10.4                Set-Off; Security Interest in Deposit Accounts......................................134
       10.5                Ratable Sharing.....................................................................134
       10.6                Amendments and Waivers..............................................................135
       10.7                Independence of Covenants...........................................................137
       10.8                Notices.............................................................................137
       10.9                Survival of Representations, Warranties and Agreements..............................137
       10.10               Failure or Indulgence Not Waiver; Remedies Cumulative...............................137
       10.11               Marshalling; Payments Set Aside.....................................................138
       10.12               Severability........................................................................138
       10.13               Obligations Several; Independent Nature of Lenders' Rights..........................138
       10.14               Headings............................................................................138
       10.15               Applicable Law......................................................................138
       10.16               Successors and Assigns..............................................................139
       10.17               Consent to Jurisdiction and Service of Process......................................139
       10.18               Waiver of Jury Trial................................................................139
       10.19               Confidentiality.....................................................................140
       10.20               Judgment Currency...................................................................141
       10.21               Counterparts; Effectiveness.........................................................141
       10.22               No Immunity.........................................................................141
       10.23               Parties Including Trustees; Court Proceedings.......................................142

         Signature pages ....................................................................................   S-1

                                    EXHIBITS

I             FORM OF NOTICE OF BORROWING
II            FORM OF NOTICE OF CONVERSION/CONTINUATION
III           FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
IV            FORM OF DIP/BRIDGE NOTE
V             FORM OF DIP SWING LINE NOTE
VI            FORM OF COMPLIANCE CERTIFICATE
VII           FORM OF FINANCIAL CONDITION CERTIFICATE
VIII          FORM OF OPINION OF KIRKLAND & ELLIS
IX            FORM OF ASSIGNMENT AGREEMENT
X             FORM OF COLLATERAL ACCOUNT AGREEMENT
XI            FORM OF GUARANTY
XII           FORM OF SECURITY AGREEMENT
XIII          [INTENTIONALLY OMITTED]
XIV           FORM OF SUBSIDIARY SECURITY AGREEMENT
XV            FORM OF NOTICE OF ALLOCATION
XVI           FORM OF BORROWING BASE CERTIFICATE
XVII-A        FORM OF INTERIM BORROWING ORDER
XVII-B        FORM OF FINAL BORROWING ORDER

                                    SCHEDULES

 1.1(a)       BANK OF ENGLAND RELATIVE RESERVE RATIO REQUIREMENT
              CALCULATION
 1.1(b)       CONTRIBUTED ACCOUNTS
 2.1          LENDERS' COMMITMENTS AND PRO RATA SHARES
 5.1          SUBSIDIARIES OF COMPANY
 5.4          MATERIAL ADVERSE CHANGES
 5.6          LITIGATION
 5.12         CERTAIN FEES
 5.13         ENVIRONMENTAL MATTERS
 7.1          CERTAIN EXISTING INDEBTEDNESS
 7.2          CERTAIN EXISTING LIENS
 7.3          CERTAIN EXISTING INVESTMENTS
 7.4          CERTAIN EXISTING CONTINGENT OBLIGATIONS; EXISTING LETTERS
              OF CREDIT


                                     ANNEXES

A             2.7 INCREASED COSTS; TAXES; CAPITAL ADEQUACY
B             2.8 OBLIGATIONS OF LENDERS AND ISSUING LENDERS TO MITIGATE
C             2.9 INDEMNIFYING LENDERS

                           GOSS GRAPHIC SYSTEMS, INC.
                              DEBTOR-IN-POSSESSION
                         MULTICURRENCY CREDIT AGREEMENT

                                       AND

                          GOSS GRAPHIC SYSTEMS LIMITED,
                      GOSS SYSTEMES GRAPHIQUES NANTES S.A.,
                                       AND
                     GOSS GRAPHIC SYSTEMS JAPAN CORPORATION
                   AMENDMENT TO MULTICURRENCY CREDIT AGREEMENT


                  This DEBTOR-IN-POSSESSION MULTICURRENCY CREDIT AGREEMENT is dated as of July 30, 1999 and entered into by and among GOSS GRAPHIC SYSTEMS, INC., a corporation organized under the laws of the State of Delaware ("COMPANY") and whose registered office is at 700 Oakmont Lane, Westmont, Illinois 60559, THE FINANCIAL INSTITUTIONS ACTING AS LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, THE FINANCIAL INSTITUTIONS ACTING AS INDEMNIFYING LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, BANKERS TRUST COMPANY ("BTCO"), as Agent for Lenders (in such capacity, including its successors and assigns, "AGENT"), and whose registered office is at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, and LEHMAN BROTHERS, as Documentation Agent and whose registered office is at 3 World Financial Center, New York, New York, 10285, and this AMENDMENT TO MULTICURRENCY CREDIT AGREEMENT is dated as of the date hereof and entered into by and among GOSS GRAPHIC SYSTEMS LIMITED (Company Number 3212468), a company organized under the laws of England ("GOSS UK") and whose registered office is at Greenbank Street, Preston, Lancashire PR1 7LA, GOSS SYSTEMES GRAPHIQUES NANTES S.A., a SOCIETE ANONYME organized under the laws of the Republic of France ("GOSS FRANCE") and whose registered office is at 20, rue de Koufra, 44300 Nantes, GOSS GRAPHIC SYSTEMS JAPAN CORPORATION, a corporation organized under the laws of Japan ("GOSS JAPAN") and whose registered office is at Mitsuya Toranomon Building, 22-14 Toranomon 1-Chome, Minato-Ku, Tokyo 105, THE FINANCIAL INSTITUTIONS ACTING AS LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, THE FINANCIAL INSTITUTIONS ACTING AS INDEMNIFYING LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, BANKERS TRUST COMPANY ("BTCO"), as Agent for Prepetition Lenders (in such capacity, including its successors and assigns, "AGENT") and whose registered office is at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, and LEHMAN BROTHERS, as Documentation Agent and whose registered office is at 3 World Financial Center, New York, New York, 10285.

                                 R E C I T A L S

                  WHEREAS, on July 30, 1999 (the "PETITION DATE"), the Debtor Entities (such term and other capitalized terms used in these Recitals without definition have the meanings set forth in subsection 1.1 of this Agreement) filed voluntary petitions for relief under the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "COURT") (such proceedings jointly administered as Case No. 99-02756 are hereinafter referred to as the "CHAPTER 11 CASES"), and each of the Debtor Entities continues to operate its business and manage its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

                  WHEREAS, Borrowers have requested Lenders to provide, subject to the terms and conditions contained herein, revolving credit facilities (the "FOREIGN BRIDGE FACILITY") under the Existing Credit Agreement of up to $10,000,000 in the aggregate available to Goss UK, Goss France and Goss Japan and revolving credit facilities (the "DIP FACILITY") of up to $50,000,000 in the aggregate for Company (less amounts borrowed under the Foreign Bridge Facility) (including a letter of credit subfacility of up to $20,000,000 (less amounts with respect to Letters of Credit issued on behalf of Goss UK, Goss France and Goss Japan) and a swing-line facility of up to $5,000,000), in each case to fund working capital, issue Letters of Credit and make certain other payments during the Chapter 11 Cases, all as set forth herein, and Lenders are willing to extend such postpetition credit to Borrowers in accordance with and on the terms and conditions set forth herein;

                  WHEREAS, Lenders are willing to provide such financing only if all of the DIP Obligations of the Debtor Entities hereunder and under the other DIP Loan Documents (a) constitute allowed administrative expense claims in the Chapter 11 Cases as set forth herein and (b) are secured by a first priority Lien on substantially all of Holdings' and Company's real, personal and mixed property, including a pledge of all of the capital stock of Company, all of Company's equity interests in Goss Realty and 66% of the capital stock of each of Company's Foreign Subsidiaries;

                  WHEREAS, Company has agreed to guarantee the Obligations of the Borrowers (other than Company) hereunder and, subject to approval by the Court, desires to secure all of its Obligations thereunder, under this Agreement and under the other Loan Documents by granting in favor of Agent, on behalf of Lenders, a first priority Lien on substantially all of its real, personal and mixed property, including a pledge of all of its equity interests in Goss Realty and 66% of the capital stock of each of its Foreign Subsidiaries;

                  WHEREAS, each of Goss UK, Goss France and Goss Japan desires to secure all of its Foreign Bridge Obligations by granting in favor of Agent, on behalf of Lenders, first priority Liens on substantially all of its real, personal and mixed property, including a pledge of all of the capital stock of its Subsidiaries, but excluding the Sayama Excluded Collateral, on a

PARI PASSU basis with the Liens securing the obligations of Goss UK, Goss France and Goss Japan under the Existing Credit Agreement on the Petition Date;

                  WHEREAS, Holdings has agreed to guarantee the Obligations hereunder and under the other Loan Documents, and subject to approval by the Court, desires to secure its guarantee by granting to Agent, on behalf of Lenders, a first priority Lien on substantially all of its personal and mixed property, including a pledge of all of the capital stock of Company;

                  WHEREAS, Prepetition Lenders currently have Liens on substantially all of the assets of Holdings and Company;

                  WHEREAS, Prepetition Lenders have agreed to consent to the granting of first priority Liens to secure the Obligations of Holdings and Company hereunder pursuant to the Adequate Protection Stipulation and the Lender Consent entered into by the parties to the Existing Credit Agreement;

                  WHEREAS, Borrowers are in default under the Existing Credit Agreement and no advances are permitted to be made to any Borrower under the Existing Credit Agreement; and

                  WHEREAS, Borrowers have requested that Prepetition Lenders amend, and Prepetition Lenders have agreed to amend, the Existing Credit Agreement pursuant to this Agreement and waive certain defaults under the Existing Credit Agreement only to the extent necessary to permit (i) Lenders to make the Loans under the Foreign Bridge Facility hereunder, and (ii) the Obligations of Goss UK, Goss France and Goss Japan under the Foreign Bridge Facility be secured on a PARI PASSU basis with the obligations of Goss UK, Goss France and Goss Japan to the Prepetition Lenders under the Existing Credit Agreement on the Petition Date.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Agent agree as follows:

SECTION 1.        DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

                  The following terms used in this Agreement shall have the following meanings:

                  "ACCOUNT" means, with respect to any Person, all present and future rights of such Person to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance.

                  "ADEQUATE PROTECTION STIPULATION" means the stipulation entered into by Company and Prepetition Lenders providing Prepetition Lenders the adequate protection set forth therein.

                  "ADJUSTED OFFSHORE RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for an Offshore Rate Loan, the rate per annum equal to the sum of (x) the rate determined by Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest five decimal places) of the offered quotations for deposits (for delivery on the first day of such Interest Period) in the Applicable Currency with maturities comparable to such Interest Period as of approximately 11:00 A.M. (London time) on such Interest Rate Determination Date as set forth on Telerate Display Screen page number 3740 or 3750 (or such other page(s) as may replace such page(s) from time to time on such Telerate system) (PROVIDED that in the event the rate referenced in the preceding clause (x) does not appear on such Telerate page 3740 or 3750 (or otherwise), such rate shall be the offered quotation (rounded upwards, if necessary, to the nearest five decimal places) to first class banks in the London interbank market by Agent for deposits (for delivery on the first day of such Interest Period) in the Applicable Currency of amounts in Same Day Funds comparable to the principal amount of the Offshore Rate Loan of the Agent for which the Adjusted Offshore Rate is then being determined with maturities comparable to such Interest Period as of approximately 11:00 A.M. (London time) on such Interest Rate Determination Date) PLUS (y) the additional cost (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) to Lenders of complying with (i) the relative reserve asset ratio required by the Bank of England from time to time, if any, expressed as a percentage per annum and calculated in the manner set forth in
SCHEDULE 1.1(a), or (ii) any analogous requirement of any central banking or financial regulatory authority imposed in respect of the funding or maintenance of Commitments or Loans of the type contemplated hereby and applicable to the Applicable Currency.

                  "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; PROVIDED that no Agent shall be considered to be an "Affiliate" of Holdings or any of its Subsidiaries.

                  "AGENT" has the meaning assigned to that term in the introduction to this Agreement, and includes any Affiliates of Agent performing such functions or acting as collateral agent with respect to Offshore Currency Loans, and in each case includes any such successor Agent appointed pursuant to subsection 9.5. In no event shall Agent include Documentation Agent or Documentation Agent be deemed to be Agent under any circumstances under the terms of this Agreement.

                  "AGREEMENT" means, collectively, this Debtor-in-Possession Multicurrency Credit Agreement dated as of July 30, 1999 by and among Company, Lenders, Indemnifying

Lenders and Agent, and this Amendment to Multicurrency Credit Agreement dated as of July 30, 1999 by and among Goss UK, Goss France, Goss Japan, Lenders, Indemnifying Lenders and Agent, in each case as it may be amended, supplemented or otherwise modified from time to time.

                  "APPLICABLE CURRENCY" means with respect to any particular Loan or Letter of Credit, Dollars or the applicable Offshore Currency in which such Loan or Letter of Credit is denominated or payable.

                  "ASSET SALE" means the sale, assignment or other transfer for value by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) the sale of obsolete, surplus or excess equipment and machinery in the ordinary course of business or consistent with past practice, and (c) the sale of equipment and machinery returned by or taken in trade from a customer in the ordinary course of business and consistent with past practice).

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT IX annexed hereto.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute, and any similar or comparable law of any applicable Governmental Authority.

                  "BANKRUPTCY RULE" means a rule promulgated as part of the Federal Rules of Bankruptcy Procedure, as now or hereafter in effect.

                  "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "BORROWER" means (i) with respect to DIP Loans and DIP Swing Line Loans, Company, (ii) with respect to UK Bridge Loans, Goss UK, (iii) with respect to French Bridge Loans, Goss France, and (iv) with respect to Japanese Bridge Loans, Goss Japan, and "BORROWERS" means any combination thereof, collectively.

                  "BORROWING BASE" means, as at any date of determination, an aggregate amount equal to

                  (i) eighty-five percent (85%) of Eligible Accounts Receivable of Company, PLUS

                  (ii) sixty-five percent (65%) of Eligible Inventory of Company, PLUS

                  (iii)    fifty percent (50%) of Eligible Equipment of Company,
     PLUS

                  (iv) fifty percent (50%) of Eligible Real Property of Company, MINUS

                  (v) the aggregate amount of reserves, if any, established by Agent in the exercise of its Permitted Discretion against Eligible Accounts Receivable, Eligible Inventory, Eligible Equipment and Eligible Real Property of Company;

PROVIDED that Agent, in the exercise of its Permitted Discretion, may (a) increase or decrease reserves against Eligible Accounts Receivable, Eligible Inventory, Eligible Equipment and Eligible Real Property of Company and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

                  "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of EXHIBIT XVI annexed hereto delivered by Company pursuant to subsection 6.1(xx).

                  "BORROWING ORDERS" means the Interim Borrowing Order and the Final Borrowing Order.

                  "BUSINESS DAY" means (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Offshore Rate or any Offshore Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market, and (iii) with respect to all notices, determinations, fundings and payments in any Offshore Currency in connection with the Adjusted Offshore Rate or any Offshore Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day on which banks and foreign exchange markets are open for foreign exchange business in London and on which banks and foreign exchange markets are also open for foreign exchange business in the principal financial center of the country of that Offshore Currency.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i)
(a) marketable securities (1) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (2) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within thirty days after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within thirty days after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within thirty days after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (1) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (1) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (2) has net assets of not less than $500,000,000, and (3) has the highest rating obtainable from either S&P or Moody's, and (ii) with respect to Goss UK, Goss France or Goss Japan, such other European, Japanese or Australian investments which are comparable in term and credit quality to those described in the foregoing clause (i)(a)-(e).

                  "CERTIFICATE RE NON-BANK STATUS" means a certificate in form and substance satisfactory to Agent delivered by a Lender to Agent pursuant to subsection 2.7B(iii) (as fully set forth in ANNEX A) pursuant to which such Lender certifies, under penalty of perjury, that it is not (i) a "bank" as such term is defined in subsection 881(c)(3) of the Internal Revenue Code; (ii) a 10 percent shareholder of Company within the meaning of Section 871(h)(3)(B) or
Section 881(c)(3)(B) of the Internal Revenue Code; or (iii) a "controlled" foreign corporation related to Company within the meaning of Section 864(d)(4) of the Internal Revenue Code.

                  "CHAPTER 11 CASES" means the Chapter 11 Cases as defined in the recital clauses of this Agreement.

                  "CLOSING DATE" means the date on or before July 30, 1999, on which the conditions precedent to the effectiveness of this Agreement set forth in subsection 4.1 are satisfied.

                  "COLLATERAL" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted by the Collateral Documents.

                  "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

                  "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Company, pursuant to which Company may pledge cash to Agent to secure the obligations of Company to reimburse an Issuing Lender for payments made under one or more Letters of Credit as provided in Section 3, substantially in the form of EXHIBIT X annexed hereto, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                  "COLLATERAL DOCUMENTS" means the DIP Collateral Documents and the Foreign Collateral Documents.

                  "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower or any of its Subsidiaries in the ordinary course of business of such Borrower or such Subsidiary.

                  "COMMITMENT TERMINATION DATE" means the earliest of (i) the date that is six (6) months after the Interim Borrowing Order Date, (ii) the effective date of a plan of reorganization in the Chapter 11 Cases, (iii) the date of distributions to any class of creditors, equity holders or other claimants under any plan of reorganization in the Chapter 11 Cases, (iv) the date of termination in whole of the Commitments pursuant to Section 8, (v) the date that is fifteen (15) days after the Petition Date, if neither the Interim Borrowing Order nor the Final Borrowing Order has been entered by the Court by such date, and (vi) the date that is forty-five (45) days after the Petition Date if the Final Borrowing Order has not been entered by the Court by such date.

                  "COMMITMENTS" means the DIP Loan Commitments, the DIP Swing Line Loan Commitment, the UK Bridge Loan Commitments, the French Bridge Loan Commitments, the Japanese Bridge Loan Commitments or any combination thereof.

                  "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                  "COMPANY COMMON STOCK" means the common stock of Company, par value $0.01 per share.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT VI annexed hereto delivered to Agent and Lenders by Company pursuant to subsection 6.1(iv).

                  "COMPUTATION DATE" has the meaning assigned to that term in subsection 2.1F(i).

                  "CONSOLIDATED ADJUSTED EBITDA" means, for any period, (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) amount of non-recurring restructuring charges relating to the Chapter 11 Cases, and (vii) other non-cash items reducing Consolidated Net Income LESS (b) the sum, without duplication, of the amounts for such period of other non-cash items increasing Consolidated Net Income, all of the foregoing determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to Consolidated Total Debt, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit, but EXCLUDING, HOWEVER, (x) any amounts referred to in subsection 2.3 payable to Agent and Lenders on or before the Closing Date and (y) any net interest income.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                  "CONSOLIDATED TOTAL SALES" means, as at any date of determination, the aggregate stated income statement amount of all sales of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "COURT" has the meaning assigned to that term in the recitals to this Agreement.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

                  "DEBTOR ENTITIES" means, collectively, the Holdings, Company and Goss Realty.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DIP COLLATERAL DOCUMENTS" means the Collateral Account Agreement and the Security Agreement, and any other security agreements, pledge agreements, assignments, financing statements or other agreement, document, instrument or certificate delivered by

Holdings or Company pursuant to this Agreement, any other Loan Document executed by Holdings and/or Company or an applicable order of the Court granting to Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of Holdings and Company as security for the Obligations.

                  "DIP LENDER" and "DIP LENDERS" means the Lenders that have DIP Loan Commitments or a DIP Swing Line Loan Commitment or that have DIP Loans or DIP Swing Line Loans outstanding, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "DIP LENDERS" shall include DIP Swing Line Lender unless the context otherwise requires.

                  "DIP LOAN COMMITMENT" means the commitment of a DIP Lender (i) to make DIP Loans to Company pursuant to subsection 2.1A(i)(a)(1), (ii) to issue and/or purchase participations in Letters of Credit for the account of Company pursuant to Section 3, and (iii) except for DIP Swing Line Lender, to purchase participations in DIP Swing Line Loans pursuant to subsection 2.1A(ii), and "DIP LOAN COMMITMENTS" means such commitments of all such Lenders in the aggregate.

                  "DIP LOAN EXPOSURE" means, with respect to any DIP Lender as of any date of determination (i) prior to the termination of the DIP Loan Commitments, that Lender's DIP Loan Commitment and (ii) after the termination of the DIP Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the DIP Loans of that Lender PLUS (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender for the benefit of Company (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit for the benefit of Company or any unreimbursed drawings under any such Letters of Credit PLUS (d) in the case of DIP Swing Line Lender, the aggregate outstanding principal amount of all DIP Swing Line Loans (net of any participations therein purchase by other Lenders) PLUS (e) the aggregate amount of all participations purchased by that Lender in any outstanding DIP Swing Line Loans.

                  "DIP LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i)(a)(1).

                  "DIP OBLIGATIONS" means all obligations of every nature of Company under this Agreement and the other Loan Documents to which it is a party, including, without limitation, any liability of Company on any claim, whether or not the right to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding. Without limiting the generality of the foregoing, the DIP Obligations of Company include the obligations to (a) pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by Company under this Agreement or any other Loan Document to which it is a party and (b) reimburse any amount in respect of any of the foregoing that Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of Company.

                  "DIP SWING LINE LENDER" means BTCo, or any Person serving as successor Agent hereunder, in its capacity as DIP Swing Line Lender hereunder.

                  "DIP SWING LINE LOAN COMMITMENT" means the commitment of DIP Swing Line Lender to make DIP Swing Line Loans to Company pursuant to subsection 2.1A(ii).

                  "DIP SWING LINE LOANS" means the Loans made by DIP Swing Line Lender to Company pursuant to subsection 2.1A(ii).

                  "DIP SWING LINE NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E on the Closing Date and (ii) any promissory notes issued by Company to any successor Agent and DIP Swing Line Lender pursuant to the last sentence of subsection 10.1B(i), in each case substantially in the form of EXHIBIT V annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

                  "DIP/BRIDGE LOAN COMMITMENTS" means the DIP Loan Commitments, the UK Bridge Loan Commitments, the French Bridge Loan Commitments, the Japanese Bridge Loan Commitments or any combination thereof.

                  "DIP/BRIDGE LOANS" means the DIP Loans, the UK Bridge Loans, the French Bridge Loans or the Japanese Bridge Loans or any combination thereof.

                  "DIP/BRIDGE NOTES" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1E on the Closing Date and (ii) any promissory notes issued by Borrowers pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of DIP/Bridge Loan Commitments and DIP/Bridge Loans of any Lender, in each case substantially in the form of EXHIBIT IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "DIVIDEND PROCEEDS" means any Cash payments or proceeds received by any Borrower or any of such Borrower's Subsidiaries with respect to dividends or other similar payments from Company's Joint Venture interests in Goss Graphic Systems Co., Ltd.

                  "DOCUMENTATION AGENT" means Lehman Brothers. The Documentation Agent, in its capacity as Documentation Agent, shall have no duties or responsibilities in addition to those of a Lender as provided under this Agreement.

                  "DOLLAR EQUIVALENTS" means, at any time, (x) as to any amount denominated in Dollars, the amount thereof at such time, and (y) as to any amount denominated in an Offshore

Currency or any other currency other than Dollars, the equivalent amount in Dollars as determined by Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such Offshore Currency or other currency on the most recent Computation Date provided for in subsection 2.1F(i) or such other time as may be reasonably specified by Agent.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARY" means a direct or indirect Subsidiary of Company that is incorporated or organized under the laws of a state of the United States of America.

                  "ELIGIBLE ACCOUNTS RECEIVABLE" means the aggregate amount of all Accounts of Company deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by Agent, an Account shall not be an Eligible Account Receivable if:

                  (a) it arises out of a sale made by Company to an Affiliate; or

                  (b) the goods giving rise to such Account have been shipped, delivered and invoiced, and title has passed, to the account debtor and such Account is classified by Company in accordance with its past practices and procedures as an "account receivable not yet due" (collectively, the "EXTENDED PAYMENT ACCOUNTS"), but only to the extent
         (1) the aggregate amount of all such Extended Payment Accounts of Company exceeds 20% of all Accounts of Company or (2) final payment on such an Extended Payment Account shall not be received by Company within 270 days after shipment and delivery of the goods giving rise to such Extended Payment Account; or

                  (c) it is unpaid more than 90 days after the original payment due date; or

                  (d) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under (c) above; or

                  (e) when aggregated with all other Accounts of an account debtor, such Account exceeds 25% in face value of all Accounts of Company then outstanding, but only to the extent of such excess, unless such excess is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance and issuer) and assigned to Agent; or

                  (f) the account debtor for such Account is a creditor of Company, has or has asserted a right of setoff against Company, or has disputed its liability or otherwise has made any claim with respect to such Account or any other Account which has not been resolved, in each case to the extent of the amount owed by Company to such account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

                  (g) the account debtor is (or its assets are) the subject of any of the events described in subsection 8.6 or 8.7; or

                  (h) (1) such Account is not payable in Dollars or (2) the account debtor for such Account is located outside the United States or Canada; or

                  (i) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

                  (j) Agent determines by its own credit analysis that collection of such Account is uncertain or that such Account may not be paid; or

                  (k) the account debtor is any federal, state, local, provincial, or other comparable or similar governmental authority, agency or instrumentality; or

                  (l) such Account does not comply with all requirements of all applicable laws, rules, regulations and orders of any governmental authority, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act, Regulation Z of the Board of Governors of the Federal Reserve System and all Environmental Laws; or

                  (m) such Account arises as a result of any progress billing or such Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

                  (n)      [intentionally omitted]; or

                  (o) it is not subject to a valid and perfected first priority Lien in favor of Agent or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

                  (p) it is an Account with a customer credit balance that is unpaid more than 90 days after the original payment date for which a debit balance exists; or

                  (q) it is not owned solely by Company or Company does not have good, valid and marketable title thereto;

PROVIDED that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

                  "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Agent; (B) any Lender and any Affiliate of any Lender; and (C) the Stonington Lender; PROVIDED that no Affiliate of Company (other than the Stonington Lender) shall be an Eligible Assignee.

                  "ELIGIBLE EQUIPMENT" means the aggregate amount of all Equipment of Company deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, such Equipment shall be valued at the liquidation value of such Equipment. Unless otherwise approved in writing by Agent, an item of Equipment shall not be included in Eligible Equipment if:

                  (a) it is not owned solely by Company or Company does not have good, valid and marketable title thereto; or

                  (b)      it is not located in the United States; or

                  (c) it is not subject to a valid and perfected first priority Lien in favor of Agent; or

                  (d) it is not first-quality goods, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Loan Documents;

PROVIDED that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

                  "ELIGIBLE INVENTORY" means the aggregate amount of Inventory of Company deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, such Inventory shall be valued at the lower of cost or market, on a basis consistent Company's current and historical accounting practice. Unless otherwise approved in writing by Agent, an item of Inventory shall not be included in Eligible Inventory if:

                  (a) it is not owned solely by Company or Company does not have good, valid and marketable title thereto; or

                  (b)      it is not located in the United States; or

                  (c) it consists of goods or Inventory (including consigned goods or Inventory) not located on property owned or leased by any Borrower or in a contract warehouse; PROVIDED that such goods or Inventory (other than consigned goods or Inventory) shall not be excluded under this clause (c) if such goods are located on property owned or leased by the Company or in a contract warehouse, in each case that is subject to a collateral access agreement (in form and substance satisfactory to Agent) executed by any applicable mortgagee, lessor or contract warehouseman, as the case may be, and such goods are segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; or

                  (d) it is not subject to a valid and perfected first priority Lien in favor of Agent except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; or

                  (e) it consists of goods (1) inspected by the Company and determined by the Company to be returnable to the supplier or (2) returned or rejected by Company's customers, or goods in transit to third parties (other than to warehouse sites covered by a collateral access agreement (in form and substance satisfactory to Agent); or

                  (f) it consists of raw materials constituting Inventory which are sub-assemblies or works in process or other partially manufactured goods constituting Inventory; or

                  (g) it consists of raw materials located at the Redding, Pennsylvania Facility not assigned to a specific contract with customers; or

                  (h) it consists of raw materials, such as castings, that are not currently used by Company in the manufacture of goods for its customers; or

                  (i) it is not first-quality goods, is obsolete or slow moving, or is not accountable due to loss or shrinkage or valuation capitalization, or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

                  (j) it consists of Inventory to be included in finished goods and such Inventory has been assigned to specific contracts with customers who have made advance payments with respect to such Inventory on such contracts;

PROVIDED that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

                  "ELIGIBLE REAL PROPERTY" means the aggregate amount of all Real Property Assets of Company deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, such Real Property Assets shall be valued at fair market value. Unless otherwise approved in writing by Agent, an item of Real Property Assets shall not be included in Eligible Real Property Assets if:

                  (a) it is not owned solely by a Company or such Company does not have good, valid and marketable title thereto; or

                  (b)      it is not located in the United States; or

                  (c) it is not subject to a valid and perfected first priority Lien in favor of Agent, or does not otherwise conform to the representations and warranties contained in the Loan Documents;

PROVIDED that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates. Any such plan of a former ERISA Affiliate of the Company shall continue to be considered an Employee Benefit Plan within the meaning of this definition solely with respect to the period during which such former ERISA Affiliate was an ERISA Affiliate of the Company and with respect to liabilities existing after such period for which the Company could be liable under the Internal Revenue Code or ERISA.

                  "ENVIRONMENTAL CLAIM" means any allegation, notice of violation, claim, demand, abatement order or other direction (conditional or otherwise) by any Governmental Authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

                  "ENVIRONMENTAL LAWS" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and requirements having the force of law of any Governmental Authority relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare from environmental hazards, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 ET SEQ.), the Federal Water Pollution Control Act ( 33 U.S.C.
Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 ET SEQ.), each as amended, and any analogous future or present local, state and federal laws, statutes and regulations promulgated pursuant thereto, each as in effect and applicable as of the date of determination.

                  "EQUIPMENT" means, with respect to a Person, all equipment in all of its forms, all parts thereof and all accessions thereto owned or held by such Person, including without limitation all equipment, parts and accessions relating to the manufacture, production, servicing, maintenance or repair of press systems, printing presses and related finished goods and spare parts; PROVIDED that "Equipment" shall not include any materials or other items that would otherwise constitute "Inventory".

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and any similar or comparable laws in a jurisdiction outside of the U.S. applicable to Company or any of its Subsidiaries.

                  "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) except for purposes of Title IV of ERISA, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause
(i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person shall continue to be considered an ERISA Affiliate within the meaning of this definition solely with respect to the period during which such entity was an ERISA Affiliate of the Person and with respect to liabilities arising after such period for which the Person could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Company or any of its ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or
(l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; PROVIDED that any event described in the foregoing clauses shall not be an ERISA Event if Company and/or its Subsidiaries are (or would be) liable for any potential liability resulting from such event solely because of their affiliation with an ERISA Affiliate (excluding Company and all Subsidiaries) and (i) such events could not reasonably be expected to result (individually or in the aggregate) in liability (including joint and several liability) of Company and its Subsidiaries of more than $1,000,000, or (ii) neither Company and its Subsidiary could reasonably be expected to be liable (either individually or on a joint and several basis) for any potential liability resulting from such event; PROVIDED FURTHER that any event described in the foregoing proviso shall be an ERISA Event if the PBGC or any other governmental authority notifies Company or one of its Subsidiaries that Company or one of its Subsidiaries is liable for any potential liability resulting from such event.

                  "EU" means the European Union.

                  "EVENT OF DEFAULT" means each of the events set forth in
Section 8.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and any comparable or similar laws in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

                  "EXCHANGE RATE" means, with respect to any currency other than Dollars, the rate of exchange quoted by the Wall Street Journal on the date of determination as applicable to trading among banks at 4:00 P.M. (New York time) on the immediately preceding Business Day (or at such other time and on such other date specified in the Wall Street Journal) in the New York foreign exchange market for such other currency.

                  "EXISTING CREDIT AGREEMENT" means that certain Amended and Restated Multicurrency Credit Agreement dated as of January 29, 1998, as amended through the Closing Date, among Borrowers, the Prepetition Lenders and Bankers Trust Company, as administrative agent, as such Existing Credit Agreement may be amended, supplemented or otherwise modified from time to time.

                  "FACILITIES" means the manufacturing plants, offices, warehouses and all other real property (including, without limitation, all buildings, fixtures or other improvements located thereon) and related facilities now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

                  "FEE PROPERTY" means a Real Property Asset consisting of a fee interest in real property.

                  "FINAL BORROWING ORDER" means an order of the Court entered in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2) in substantially the form attached hereto as EXHIBIT XVII-B with any modifications thereto approved by Agent in its sole discretion, as the same may be amended, supplemented or otherwise modified from time to time with the express written consent or joinder of Requisite Lenders (PROVIDED that the Stonington Lender shall not be disparately treated from the other Lenders) and approved by the Court.

                  "FINAL BORROWING ORDER DATE" means the date of entry of the Final Borrowing Order by the Court.

                  "FIRST DAY ORDERS" means those orders entered by the Court as a result of motions and applications filed by Company with the Court on the Petition Date, in each case in form and substance as approved by Agent pursuant to Section 4.1.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

                  "FLOOD HAZARD PROPERTY" means a Mortgaged Property located in an area in the United States designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "FORECAST" means the consolidated and consolidating forecast balance sheet of Company and its Subsidiaries (by Region) and the related consolidated and consolidating statements of projected income and cash flow (x) for each month of 1999 and 2000 delivered by Company to Agent on or before the Closing Date pursuant to subsection 4.1H, and (y) for each Fiscal Year delivered by Company to Agent pursuant to subsection 6.1(xxi).

                  "FOREIGN BRIDGE FACILITY" has the meaning assigned to that term in the recitals to this Agreement and is the revolving credit facility provided to Goss UK, Goss France and Goss Japan under this Agreement.

                  "FOREIGN BRIDGE FACILITY AVAILABILITY DATE" means, with respect to each of Goss UK, Goss France and Goss Japan, the date on which such Borrower has satisfied all of the conditions set forth in Section 4 (and specifically subsection 4.4) applicable to such Borrower, in each case as approved by Agent in its sole discretion, and on and after such date such Borrower may request, and the applicable Lenders may make, the applicable Loans to such Borrower under the Foreign Bridge Facility.

                  "FOREIGN BRIDGE LOAN COMMITMENTS" means the UK Bridge Loan Commitments, the French Bridge Loan Commitments, the Japanese Bridge Loan Commitments or any combination thereof.

                  "FOREIGN BRIDGE LOANS" means the UK Bridge Loans, the French Bridge Loans or the Japanese Bridge Loans or any combination thereof

                  "FOREIGN BRIDGE OBLIGATIONS" means all obligations of every nature of Goss UK, Goss France and Goss Japan under the Foreign Bridge Facility and the Foreign Collateral Documents, including, without limitation, any liability of such Borrower on any claim, whether or not the right to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding. Without limiting the generality of the foregoing, the Foreign Bridge Obligations of Goss UK, Goss France and Goss Japan include the obligations to (a) pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Borrower under the Foreign Bridge Facility or any Foreign Collateral Document and (b) reimburse any amount in respect of any of the foregoing that Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of such Borrower.

                  "FOREIGN COLLATERAL DOCUMENTS" means any security agreements, pledge agreements, assignments, mortgages, debentures, financing statements or any other agreement, document, instrument or certificate (including any amendments, supplements or other modifications to any of the foregoing) delivered by Goss UK, Goss France and/or Goss Japan granting in favor of Agent, on behalf of Prepetition Lenders, and to Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Goss UK, Goss France and Goss Japan as security for the Foreign Bridge Obligations.

                  "FOREIGN SUBSIDIARY" means a direct or indirect Subsidiary of Company that is incorporated or organized under the laws of a jurisdiction other than that of the United States of America.

                  "FOREIGN UNFUNDED PENSION PLAN" means a Pension Plan described in Section 4(b)(4) of ERISA that is not required to be funded pursuant to applicable foreign law.

                  "FRANCS" and the sign "FF" mean the lawful money of the Republic of France.

                  "FRENCH BRIDGE INDEMNIFYING LENDER" means each financial institution that is designated as a French Bridge Indemnifying Lender on
SCHEDULE 2.1 annexed hereto, and each financial institution which is designated, with the approval of Agent, as a French Bridge Indemnifying Lender in an Assignment Agreement.

                  "FRENCH BRIDGE LENDER" and "FRENCH BRIDGE LENDERS" means the Lenders that have French Bridge Loan Commitments or that have French Bridge Loans outstanding, together with their successors and permitted assigns pursuant to subsection 10.1.

                  "FRENCH BRIDGE LOAN EXPOSURE" means, with respect to any French Bridge Lender as of any date of determination (i) prior to the termination of the French Bridge Loan Commitments, that Lender's French Bridge Loan Commitment and (ii) after the termination of the French Bridge Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the French Bridge Loans of that Lender PLUS (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender for the benefit of Goss France (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit for the benefit of Goss France or any unreimbursed drawings under any such Letters of Credit.

                  "FRENCH BRIDGE LOAN COMMITMENT" means the commitment of a French Bridge Lender (i) to make French Bridge Loans to Goss France pursuant to subsection 2.1A(i)(a)(2) and (ii) to issue and/or purchase participations in Letters of Credit for the account of Goss France pursuant to Section 3, and "FRENCH BRIDGE LOAN COMMITMENTS" means such commitments of all such Lenders in the aggregate.

                  "FRENCH BRIDGE LOANS" means the Loans made by Lenders to Goss France pursuant to subsection 2.1A(i)(a)(2).

                  "FUNDING DATE" means the date of the funding of a Loan.

                  "FUNDING AND PAYMENT OFFICE" means (i) the office or offices of Agent and/or DIP Swing Line Lender set forth on SCHEDULE 1.1(a) annexed hereto, or (ii) such other office or offices of Agent and/or DIP Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Agent and/or DIP Swing Line Lender to Borrowers and Lenders.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GOSS FRANCE" has the meaning assigned to that term in the introduction to this Agreement and is a wholly-owned Subsidiary of Company.

                  "GOSS JAPAN" has the meaning assigned to that term in the introduction to this Agreement and is a wholly-owned Subsidiary of Company.

                  "GOSS REALTY" means Goss Realty, L.L.C., a limited liability company organized under the laws of Delaware and a wholly-owned Subsidiary of Company.

                  "GOSS UK" has the meaning assigned to that term in the introduction to this Agreement and is a wholly-owned Subsidiary of Company.

                  "GOVERNMENTAL AUTHORITY" means any federal, state or local governmental authority, agency or court in the United States, or other comparable or similar governmental authority, agency or court in a jurisdiction outside of the United States, in each case applicable to Company or any of its Subsidiaries.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

                  "GUARANTOR" means, at any time, Holdings, Company or Goss Realty that is then a party to any of the Guaranties.

                  "GUARANTY" means the Guaranty executed and delivered by Company, Holdings and Goss Realty on the Closing Date substantially in the form of EXHIBIT XI attached hereto, and any other guaranty, document or instrument with a similar or comparable effect, in form and substance satisfactory to Agent, in each case as such Guaranty may be amended, supplemented or otherwise modified from time to time, and "GUARANTIES" means all such Guaranties, collectively.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance which, at the time of determination, is defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar meaning and regulatory effect under any applicable Environmental Laws; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any dielectric fluid containing a mixture of polychlorinated biphenyls ("PCB") in excess of fifty parts per million of PCB's; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited, regulated or determined by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

                  "HOLDINGS" means GGS Holdings, Inc., a corporation organized under the laws of the State of Delaware.

                  "INDEBTEDNESS", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Currency Agreements constitute Contingent Obligations and not Indebtedness.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

                  "INDEMNIFYING LENDER" means each UK Bridge Indemnifying Lender, each French Bridge Indemnifying Lender and each Japanese Bridge Indemnifying Lender, and "INDEMNIFYING LENDERS" means, collectively, all such financial institutions.

                  "INDEMNITY AMOUNT" means for each Indemnifying Lender which is a signatory hereto the amount and the percentage that is so designated and set forth opposite such Indemnifying Lender's name on SCHEDULE 2.1 annexed hereto, and for each financial institution which becomes an Indemnifying Lender pursuant to an Assignment Agreement the amount and the percentage that is so designated in such Assignment Agreement.

                  "INDEMNITY PARTICIPATION" shall have the meaning set forth therefor in subsection 2.9.

                  "INTEREST PAYMENT DATE" means with respect to any Loan, the last Business Day of each month of each year, commencing on the first such date to occur after the Closing Date.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                  "INTEREST RATE DETERMINATION DATE" means, (i) with respect to any Interest Period relating to any Loan (other than Loans denominated in Sterling), the second Business Day prior to the first day of such Interest Period, and (ii) with respect to any Interest Period relating to any Loan denominated in Sterling, the first day of such Interest Period.

                  "INTERIM BORROWING ORDER" means an order of the Court entered in the Chapter 11 Cases after an interim hearing under Bankruptcy Rule 4001(c)(2) in substantially the form attached hereto as EXHIBIT XVII-A with any modifications thereto approved by Agent in its sole discretion, as the same may be amended, supplemented or otherwise modified from time to time with the express written consent or joinder of Requisite Lenders (PROVIDED that the Stonington Lender shall not be disparately treated from the other Lenders) and approved by the Court.

                  "INTERIM BORROWING ORDER DATE" means the date of entry of the Interim Borrowing Order by the Court.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute, and any similar or comparable laws in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

                  "INVENTORY" means, with respect to a Person, all goods, merchandise and other personal property which are held by such Person for sale or lease, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, including without limitation (but without duplication) raw materials, components, works in process, finished goods (including without limitation all completed offset newspaper press systems, insert web offset press systems and commercial web offset printing presses, or accessories thereto, and other related goods and merchandise, in each case constituting finished goods which are held for sale or lease by such Person, including those held for display or demonstration), spare parts (including without limitation all components, goods, merchandise or spare parts relating to press equipment held for sale or lease by such Person in connection with the servicing, maintenance or repair of finished goods sold or leased by such Person), or other materials used or consumed, or to be used or consumed, in the business of such Person; PROVIDED that "Inventory" shall not include any materials or other items that would otherwise constitute "Equipment".

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that prior to such purchase or acquisition was a wholly-owned Domestic Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person other than a wholly-owned Domestic Subsidiary of Company, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto and minus returns of capital thereon, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. The definition of "INVESTMENT" shall not include any Accounts that are current assets and that arose from sales of goods and services in the ordinary course of business of Company and its Subsidiaries.

                  "INVESTMENT AGREEMENT" means that certain Investment Agreement dated as of January 13, 1999 entered into by and between Stonington Financing II LLC, a Delaware limited liability company, and Holdings, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

                  "JAPANESE BRIDGE INDEMNIFYING LENDER" means each financial institution that is designated as a Japanese Bridge Indemnifying Lender on
SCHEDULE 2.1 annexed hereto, and each financial institution which is designated, with the approval of Agent, as a Japanese Bridge Indemnifying Lender in an Assignment Agreement.

                  "JAPANESE BRIDGE LENDER" and "JAPANESE BRIDGE LENDERS" means the Lenders that have Japanese Bridge Loan Commitments or that have Japanese Bridge Loans outstanding, together with their successors and permitted assigns pursuant to subsection 10.1.

                  "JAPANESE BRIDGE LOAN EXPOSURE" means, with respect to any Japanese Bridge Lender as of any date of determination (i) prior to the termination of the Japanese Bridge Loan Commitments, that Lender's Japanese Bridge Loan Commitment and (ii) after the termination of the Japanese Bridge Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Japanese Bridge Loans of that Lender PLUS (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender for the benefit of Goss Japan (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit for the benefit of Goss Japan or any unreimbursed drawings under any such Letters of Credit.

                  "JAPANESE BRIDGE LOAN COMMITMENT" means the commitment of a Japanese Bridge Lender (i) to make Japanese Bridge Loans to Goss Japan pursuant to subsection 2.1A(i)(a)(2) and (ii) to issue and/or purchase participations in Letters of Credit for the account of Goss Japan pursuant to Section 3, and "JAPANESE BRIDGE LOAN COMMITMENTS" means such commitments of all such Lenders in the aggregate.

                  "JAPANESE BRIDGE LOANS" means the Loans made by Lenders to Goss Japan pursuant to subsection 2.1A(i)(a)(2).

                  "JOINT VENTURE" means a joint venture, partnership, limited liability company or other similar arrangement, whether in corporate, partnership, limited liability company or other legal form; PROVIDED that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "LENDER" and "LENDERS" means the DIP Lenders, the UK Bridge Lenders, the French Bridge Lenders, the Japanese Bridge Lenders or any combination thereof; PROVIDED that the term "Lenders," when used in the context of a particular Commitment, shall mean Lenders having that Commitment; PROVIDED FURTHER that prior to the Settlement Date (as such term is defined and used in the (Stonington Assignment Agreement) the term "Lenders" shall not include the Stonington Lender.

                  "LENDER CONSENT" means that certain Consent and Waiver to Credit Agreement dated as of July 30, 1999 by and among Borrowers, Prepetition Lenders and Agent.

                  "LENDING OFFICE" means, with respect to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on the signature pages hereof, or such other office or offices as such Lender may from time to time notify Borrowers and Agent.

                  "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of a Borrower pursuant to subsection 3.1.

                  "LETTERS OF CREDIT SUBALLOCATION" means, as of any date of determination, for any Borrower, the Dollar Equivalent of the amount of DIP/Bridge Loan Commitments allocated to such Borrower to be made available for issuing Letters of Credit for the account of such Borrower as set forth in the most recent Notice of Allocation delivered to Agent pursuant to subsection 2.1A(i)(b); PROVIDED that the Letters of Credit Suballocation shall be automatically adjusted in accordance with the second proviso contained in subsection 2.1A(i)(b); PROVIDED FURTHER that (x) the sum of the Letters of Credit Suballocation for such Borrower PLUS the Loan Suballocation for such Borrower shall always equal the Maximum DIP/Bridge Loan Commitments for such Borrower, and (y) the sum of the Letters of Credit Suballocations for all Borrowers shall not exceed the lesser of (x) $20,000,000 and (y) the Maximum DIP/Bridge Loan Commitment then effect.

                  "LETTER OF CREDIT USAGE" means, as at any date of determination, for any Borrower the Dollar Equivalent of the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding issued for the account of such Borrower PLUS (ii) the aggregate amount of all drawings under such Letters of Credit honored by Issuing Lenders not theretofore reimbursed.

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LOAN" or "LOANS" means one or more of the DIP/Bridge Loans or DIP Swing Line Loans or any combination thereof.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by a Borrower in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties, the Collateral Documents, the Stonington Commitment Documents, and, solely for purposes of the use of the term "Loan Documents" in the definition of the term "DIP Obligations," the Currency Agreements to which Company and any Lender or any of its Affiliates is a party.

                  "LOAN EXPOSURE" means the DIP Loan Exposure, the UK Bridge Loan Exposure, French Bridge Loan Exposure, or the Japanese Bridge Loan Exposure or any combination thereof.

                  "LOAN PARTIES" means each of the Borrowers, the Guarantors or any of Company's Subsidiaries executing any other Loan Document.

                  "LOAN SUBALLOCATION" means, as of any date of determination, for any Borrower, the Dollar Equivalent of the amount of DIP/Bridge Loan Commitments allocated to such Borrower to be made available for making DIP/Bridge Loans to such Borrower as set forth in the most recent Notice of Allocation delivered to Agent pursuant to subsection 2.1A(i)(b); PROVIDED that the Loan Suballocation shall be automatically adjusted in accordance with the second proviso contained in subsection 2.1A(i)(b); PROVIDED FURTHER that the sum of the Loan Suballocation for such Borrower PLUS the Letters of Credit Suballocation for such Borrower shall always equal the Maximum DIP/Bridge Loan Commitments for such Borrower.

                  "LOCAL TIME" means (i) with respect to Base Rate Loans, New York time, and (ii) with respect to Offshore Rate Loans, London time.

                  "LOCK-UP AGREEMENT" means that certain Forbearance, Lock-Up and Voting Agreement, dated as of July 30, 1999, by and among the Debtor Entities, Stonington Fund, Stonington Equity Sub, holders of the Senior Subordinated Notes, BTCo and Prepetition Lenders.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MARKS" and the sign "DM" mean the lawful money of the Federal Republic of Germany.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects (other than the filing of the Chapter 11 Cases) of (a) Company and its Domestic Subsidiaries, taken as a whole, (b) Goss UK and its Subsidiaries, taken as a whole, (c) Goss France and its Subsidiaries, taken as a whole, (d) Goss Japan and its Subsidiaries, taken as a whole, or (e) Company and its Subsidiaries, taken as a whole; PROVIDED that in the event of the occurrence of a material adverse effect as described in the foregoing clauses (a), (b), (c) or (d), such Borrower shall have five days after receipt of notice from Agent to cure such material adverse effect (without causing a material adverse effect for any other Borrower) before it shall become a "Material Adverse Effect" as defined in this clause (i); (ii) the impairment in any material respect of the ability of any Loan Party to perform, or of Agent or any Lender to enforce, the Obligations; or (iii) a material adverse effect on the value of the Collateral or the amount which Agent or any Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral.

                  "MATERIAL CONTRACT" means any contract or other arrangement to which any Borrower or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

                  "MATERIAL LEASEHOLD" means a Real Property Asset consisting of a leasehold interest in an Operating Lease or a Capital Lease which is reasonably determined by Agent to be of material value as collateral for the Obligations.

                  "MATERIAL SUBSIDIARY" means any Subsidiary of Holdings that
(i) owns 5% or more of the assets of Holdings and its Subsidiaries, measured on a consolidated basis, or (ii) accounts for 5% or more of Consolidated Net Income.

                  "MAXIMUM DIP/BRIDGE LOAN COMMITMENTS" means, as of any date of determination, (x) for any Borrower, the Dollar Equivalent of the DIP/Bridge Loan Commitments available to such Borrower as set forth in the most recent Notice of Allocation delivered by Borrowers to Agent pursuant to subsection 2.1A(i)(b), and (y) for all Borrowers, the Dollar Equivalent of $50,000,000 LESS the aggregate amount of all reductions made to all DIP/Bridge Loan Commitments pursuant to subsection 2.4A(ii).

                  "MINIMUM AMOUNT" means (i) in the case of DIP Swing Line Loans, $100,000 and integral multiples of $100,000 in excess of that amount,
(ii) in the case of Base Rate Loans denominated in Dollars, $100,000 and integral multiples of $100,000 in excess of that amount, (iii) in the case of Offshore Rate Loans denominated in Dollars and having a particular Interest Period, $1,000,000 and integral multiples of $100,000, (iv) in the case of Offshore Rate Loans denominated in Sterling and having a particular Interest Period, L1,000,000 and integral multiples of L100,000 in excess of that amount,
(v) in the case of Offshore Rate Loans denominated in Francs and having a particular Interest Period, FF6,000,000 and integral multiples of FF600,000 in excess of that amount, (vi) in the case of Offshore Rate Loans denominated in Marks and having a particular Interest Period, DM3,000,000 and integral multiples of DM300,000 in excess of that amount, and (vii) in the case of Offshore Rate Loans denominated in Yen and having a particular Interest Period, Y150,000,000 and integral multiples of Y15,000,000 in excess of that amount.

                  "MORTGAGE" means an instrument (whether designated as a deed of trust, a trust deed or a mortgage or by any similar title) executed and delivered by any Borrower or any of its Subsidiaries encumbering a Fee Property or a Material Leasehold, as such instrument may be amended, supplemented or otherwise modified from time to time, and "MORTGAGES" means all such instruments.

                  "MORTGAGED PROPERTY" means any property so identified on
SCHEDULE 5.5 of the Existing Credit Agreement.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

                  "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale (including without limitation income taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale) and approved by the Court, if such approval is necessary pursuant to the Bankruptcy Code.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Agent or by any Borrower or any of such Borrower's Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of any Borrower or any of its respective Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by such Borrower or any of its respective Subsidiaries in connection with the adjustment or settlement of any claims of such Borrower or such Subsidiary in respect thereof; PROVIDED, HOWEVER, that "Net Insurance/Condemnation Proceeds" shall not include any such proceeds arising from or otherwise relating to the Sayama Excluded Collateral or any property owned by Goss Realty.

                  "NET SETTLEMENT PROCEEDS" means any Cash payments or proceeds received by any Borrower or any of such Borrower's Subsidiaries as a result of or in connection with any settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body involving such Borrower or such Subsidiary (including any trade action existing as of the Closing Date), net of legal fees relating to such settlement and income taxes reasonably estimated to be actually payable as a result of such settlement within two years of the date of such settlement.

                  "NOTES" means one or more of the DIP/Bridge Notes or DIP Swing Line Notes or any combination thereof.

                  "NOTICE OF ALLOCATION" means a notice substantially in the form of EXHIBIT XII annexed hereto delivered by Borrowers to Agent pursuant to subsection 2.1A(i)(b) for the purpose of (i) allocating the DIP/Bridge Loan Commitments among the DIP Loan Commitments, the UK Bridge Loan Commitments, the French Bridge Loan Commitments and the Japanese Bridge Loan Commitments, and
(ii) suballocating such DIP/Bridge Loan Commitment amounts for each Borrower between the Loan Suballocation and Letters of Credit Suballocation for each Borrower.

                  "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT I annexed hereto delivered by a Borrower to Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto delivered by a Borrower to Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                  "OBLIGATIONS" means collectively the DIP Obligations and Foreign Bridge Obligations.

                  "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents (or comparable officer in the case of Goss UK, Goss France or Goss Japan) and by its chief financial officer or its treasurer; PROVIDED that any Officers' Certificate required to be delivered by any Loan Party on the Closing Date may be executed on behalf of such Loan Party by any one of the foregoing officers; PROVIDED FURTHER that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include
(i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "OFFSHORE CURRENCY" means Sterling, Francs, Marks, or Yen.

                  "OFFSHORE CURRENCY LOANS" means any Loans denominated in an Offshore Currency.

                  "OFFSHORE RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Offshore Rate as provided in subsection 2.2A.

                  "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto), or any similar or comparable governmental agency or authority in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED DISCRETION" means Agent's good faith judgment based upon any factor which it believes in good faith: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of Agent's Liens thereon or the amount which Agent and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to Agent by any Person on behalf of any Loan Party is incomplete, inaccurate or misleading in any material respect; or (iii) creates or reasonably could be expected to create a Potential Event of Default or Event of Default.

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3 (other than any Lien relating to or imposed in connection with any Environmental Claim);

                  (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); PROVIDED, HOWEVER, that "Permitted Encumbrances" shall not include Liens for the benefit of any customer of Company or any of its Subsidiaries or for any advances, deposits, progress payments or other similar payments made to Company or any of its Subsidiaries by a customer;

                  (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8 (other than any Lien relating to or imposed in connection with any Environmental Claim);

                  (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

                  (vi) easements, rights-of-way, restrictions, covenants, declarations, encroachments, minor defects or irregularities in title, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

                  (vii) any (a) restriction or encumbrance that the interest or title of a lessor or sublessor may be subject to, or (b) subordination of the interest of the lessee or sublessee under a lease to any restriction or encumbrance referred to in the preceding clause
         (a);

                  (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                  (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (x) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary; and

                  (xi) the title exceptions approved by Agent and shown on Schedule B of the Mortgages set forth on SCHEDULE 5.5 of the Existing Credit Agreement.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "PETITION DATE" means the Petition Date as defined in the recitals to this Agreement.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or passage of time or both, would constitute an Event of Default.

                  "PREPETITION INDEBTEDNESS" means Indebtedness or other liability of any Loan Party or claim against any Loan Party (within the meaning of Bankruptcy Code section 101(5)) outstanding on the Petition Date, including Prepetition Lenders' Claims.

                  "PREPETITION LENDERS" means the parties identified as lenders and indemnifying lenders under the Existing Credit Agreement in their capacities as lenders under the Existing Credit Agreement as of the Petition Date, together with their successors and permitted assigns.

                  "PREPETITION LENDERS' CLAIMS" means the claims of Prepetition Lenders against Debtor Entities for amounts owing under the Existing Credit Agreement as of the Petition Date (including Contingent Obligations arising as the result of outstanding letters of credit) plus interest, fees and charges accruing after such date.

                  "PRIME RATE" means the rate that BTCo announces from time to time as its prime lending rate as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PRO RATA SHARE" means, on any date of determination, with respect to all payments, computations and other matters relating to a Type of DIP/Bridge Loan Commitment or a Type of DIP/Bridge Loans of any Lender or any Letters of Credit of such Type or participations in such DIP/Bridge Loans or Letters of Credit purchased by any Lender, the percentage obtained by DIVIDING
(x) the Loan Exposure of such Type of that Lender BY (y) the aggregate Loan Exposure of such Type of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in SCHEDULE 2.1 annexed hereto.

                  "REAL PROPERTY ASSETS" means all real property from time to time owned in fee by any Loan Party and all rights, title and interest in and to any and all leases of real property as to which any Loan Party has a leasehold or license interest, including without limitation any such fee or leasehold or license interests acquired by any Loan Party after the date hereof.

                  "RECEIPTS AND DISBURSEMENTS FORECAST" means the thirteen week forecast of anticipated Cash receipts and disbursements delivered by Company to Agent on or before the Closing Date pursuant to subsection 4.1H, and thereafter delivered by Company to Agent pursuant to subsection 6.1(xxii), in each case in form and substance satisfactory to Agent.

                  "REFUNDED DIP SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(ii).

                  "REGISTER" has the meaning assigned to that term in subsection 2.1D.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, and any similar or comparable laws in the UK, France or Japan.

                  "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

                  "REORGANIZATION PLAN" means the plan of reorganization for the Debtor Entities containing the terms set forth in Exhibit A attached to the Lock-Up Agreement.

                  "REQUEST FOR ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of EXHIBIT III annexed hereto delivered by a Borrower to Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                  "REQUISITE LENDERS" means Lenders (other than the Stonington Lender) having or holding a majority of the aggregate Loan Exposure of all Types of all Lenders (but excluding the Loan Exposure of all Types of the Stonington Lender).

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                  "SAME DAY FUNDS" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

                  "SAYAMA EXCLUDED COLLATERAL" means the Facilities located at 591-4 Azahigashikubo, Kamihirose, Sayama City, Sayama Prefecture, Japan, together with all contract rights, rents, issues, royalties, income, revenue, proceeds, profits, security deposits, accounts or similar interests derived from such Facilities.

                  "SAYAMA SUB" means a corporation organized under the laws of Japan and a wholly-owned Subsidiary of Goss Japan.

                  "SECURITIES" means any stock, shares, partnership interests, equity interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, whether certificated or uncertificated, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute, and any comparable or similar laws in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

                  "SECURITY AGREEMENT" means each Security Agreement executed and delivered by Holdings and Company on the Closing Date, substantially in the form of EXHIBIT XII annexed hereto, as such Security Agreement may be amended or supplemented or otherwise modified from time to time, and "SECURITY AGREEMENTS" means all such Security Agreements, collectively.

                  "SENIOR SUBORDINATED NOTE INDENTURE" means the senior subordinated indenture dated as of October 15, 1996 by and between Company and The Bank of New York, as Trustee, pursuant to which the Senior Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.13.

                  "SENIOR SUBORDINATED NOTES" means the 12% senior subordinated unsecured notes issued by Company pursuant to the Senior Subordinated Note Indenture in the aggregate principal amount of $225,000,000, as such notes may be amended from time to time to the extent permitted under subsection 7.13.

                  "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings; (ii) workers' compensation liabilities of Company or any of its Subsidiaries; (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers; (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries; (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; and (vi) Currency Agreements with respect to customer contracts for the sale of finished goods entered into in the ordinary course of business and consistent with past practices; PROVIDED that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in the Bankruptcy Code).

                  "STERLING" and the sign "L" mean the lawful money of the UK.

                  "STONINGTON ASSIGNMENT AGREEMENT" means that certain Assignment Agreement, dated as of July 30, 1999, by and among Stonington Equity Sub, as assignee, BTCo, as assignor, and Agent.

                  "STONINGTON CASH COLLATERAL ACCOUNT AGREEMENT" means that certain Stonington Cash Collateral Account Agreement, dated as of July 30, 1999, by and between Stonington Equity Sub and Agent.

                  "STONINGTON COMMITMENT" means the $25,000,000 aggregate Commitment of the Stonington Lender (i) to make Loans to Borrowers pursuant to subsections 2.1A(i)(a)(1) and (2), (ii) to issue and/or purchase participations in Letters of Credit for the account of Borrowers pursuant to Section 3, and
(iii) to purchase participations in DIP Swing Line Loans pursuant to subsection 2.1A(ii).

                  "STONINGTON COMMITMENT DOCUMENTS" means, collectively, (i) the Stonington Assignment Agreement, (ii) the Stonington Cash Collateral Account Agreement, (iii) that certain Equity Subscription Agreement, dated July 30, 1999, by and among (1) Stonington Fund, Stonington General Partner, as general partner, Stonington Partners, as initial management company, and the limited partners party thereto, on the one hand, and (2) Stonington Equity Sub, on the other hand, (iv) that certain Assignment of Equity Proceeds, dated as of July 30

                  , 1999, by and between Stonington Equity Sub and Agent, and
(v) that certain General Partner Undertaking, dated as of July 30, 1999, executed by Stonington General Partner, as general partner of the Stonington Fund.

                  "STONINGTON EQUITY SUB" means Stonington Financing III LLC, a Delaware limited liability company.

                  "STONINGTON FUND" means Stonington Capital Appreciation 1994 Fund, L.P., a Delaware limited partnership.

                  "STONINGTON GENERAL PARTNER" means Stonington Partners, L.P., a Delaware limited partnership and the general partner of the Stonington Fund.

                  "STONINGTON LENDER" means, on and after the Settlement Date (as such term is defined and used in the Stonington Assignment Agreement) only, Stonington Equity Sub, in its capacity as a Lender under this Agreement and the other Loan Documents.

                  "STONINGTON PARTNERS" means Stonington Partners, Inc., a corporation organized under the laws of Delaware.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; PROVIDED that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

                  "TAX REFUND PROCEEDS" means any tax refunds or other similar or comparable payments, prepayments or proceeds received by any Borrower or any of such Borrower's Subsidiaries from any Tax or other Governmental Authority.

                  "TOTAL UTILIZATION OF COMMITMENTS" means, as at any date of determination, for any Borrower the Dollar Equivalent of the sum of (i) the aggregate principal amount of all outstanding DIP/Bridge Loans made to such Borrower (other than DIP/Bridge Loans made for the purpose of repaying any Refunded DIP Swing Line Loans in the case of Company, or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied in the case of all Borrowers) PLUS (ii) the Letter of Credit Usage with respect to all Letters of Credit issued for the account of such Borrower PLUS (iii) in the case of Company, the aggregate principal amount of all outstanding DIP Swing Line Loans made to Company.

                  "TRIGGERING EVENT" means (i) the occurrence and continuation of any Event of Default under subsection 8.1, 8.6 or 8.7 or (ii) the acceleration of the maturity of the Obligations as a result of any Event of Default, which acceleration has not been rescinded in accordance with the provisions of Section 8.

                  "TYPE" means (i) with respect to a Commitment, a DIP/Bridge Loan Commitment or a DIP Swing Line Loan Commitment, (ii) with respect to a DIP/Bridge Loan Commitment, a DIP Loan Commitment, a UK Bridge Loan Commitment, a French Bridge Loan Commitment or a Japanese Bridge Loan Commitment, (iii) with respect to a Loan, a DIP/Bridge Loan or a DIP Swing Line Loan and (iv) with respect to a DIP/Bridge Loan, a DIP Loan, a UK Bridge Loan, a French Bridge Loan or a Japanese Bridge Loan.

                  "UK" means the United Kingdom of Great Britain and Northern Ireland.

                  "UK BRIDGE INDEMNIFYING LENDER" means each financial institution that is designated as a UK Bridge Indemnifying Lender on SCHEDULE
2.1 annexed hereto, and each financial institution which is designated, with the approval of the Agent, as a UK Bridge Indemnifying Lender in an Assignment Agreement.

                  "UK BRIDGE LENDER" and "UK BRIDGE LENDERS" means the Lenders that have UK Bridge Loan Commitments or that have UK Bridge Loans outstanding, together with their successors and permitted assigns pursuant to subsection 10.1.

                  "UK BRIDGE LOAN EXPOSURE" means, with respect to any UK Bridge Lender as of any date of determination (i) prior to the termination of the UK Bridge Loan Commitments, that Lender's UK Bridge Loan Commitment and (ii) after the termination of the UK Bridge Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the UK Bridge Loans of that Lender PLUS (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender for the benefit of Goss UK (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit for the benefit of Goss UK or any unreimbursed drawings under any such Letters of Credit.

                  "UK BRIDGE LOAN COMMITMENT" means the commitment of a UK Bridge Lender (i) to make UK Bridge Loans to Goss UK pursuant to subsection 2.1A(i)(a)(2) and (ii) to issue and/or purchase participations in Letters of Credit for the account of Goss UK pursuant Section 3, and "UK BRIDGE LOAN COMMITMENTS" means such commitments of all such Lenders in the aggregate.

                  "UK BRIDGE LOANS" means the Loans made by the Lenders to Goss UK pursuant to subsection 2.1A(i)(a)(2).

                  "UK DOUBLE TAX TREATY LENDER" means a Person resident in a jurisdiction with a double tax treaty with the UK under which payments of interest by Goss UK to such Person may be made without withholding or deduction for or on account of Tax.

                  "UK QUALIFYING LENDER" means a Person entitled to receive payments of interest in respect of each UK Bridge Loan under this Agreement free of withholding or deduction for or on account of UK income tax under Section 349(3)(a) of the Income and Corporation Taxes Act 1988 of the UK.

                  "VARIANCE REPORT" means a report to be delivered by Borrowers to Agent pursuant to subsection 6.1(xxiii), in form and substance satisfactory to Agent and certified as being true and correct to his or her knowledge after diligent inquiry by the chief financial officer of Company reflecting the actual Cash receipts and disbursements on a line item basis for the preceding four week period (and on a cumulative basis since the Petition Date), the percentage variance of such amounts from those set forth on the Receipts and Disbursements Forecast for the preceding four week period (and cumulatively) and containing a narrative analysis of Borrowers' performance for the preceding four week period and any variance from such period in the Receipts and Disbursements Forecast.

                  "WEEKLY REPORT" means a report to be delivered by Borrowers to Agent pursuant to subsection 6.1(xxiv), in form and substance satisfactory to Agent, and certified as being true and correct to his or her knowledge after diligent inquiry by the chief financial officer of Company reflecting the actual Cash receipts and disbursements on a line item basis for the preceding week.

                  "YEAR 2000 PROBLEM" means any significant risk that computer hardware, software or equipment containing embedded microchips essential to the business or operations of Company or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

                  "YEN" and the sign "Y" mean the lawful money of Japan.


1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

                  Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP (to the extent GAAP is applicable thereto) as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3      OTHER DEFINITIONAL PROVISIONS.

                  References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with subsection 10.6 hereof.


SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS; AMENDMENT OF EXISTING CREDIT AGREEMENT

2.1      COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

                  A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers set forth herein, Lenders hereby severally agree to make the DIP/Bridge Loans described in subsections 2.1A(i)(a)(1) and 2.1A(i)(a)(2) and DIP Swing Line Lender hereby agrees to make the DIP Swing Line Loans described in subsection 2.1A(ii):

              (i)      DIP/BRIDGE LOANS.

                       (a)(1) DIP LOAN COMMITMENTS AND DIP LOANS. Each DIP Lender severally agrees, subject to the limitations set forth in subsection 2.1(A)(i)(b) and 2.1(A)(i)(c), to lend to Company from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount in the Applicable Currency, when valued in Dollar Equivalents, not exceeding its Pro Rata Share of the aggregate amount of the applicable DIP Loan Commitments as in effect from time to time to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's applicable DIP Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the Dollar Equivalent of the aggregate original amount of all DIP Loan Commitments plus all Foreign Bridge Loan Commitments is $50,000,000, and the Dollar Equivalent of the aggregate original amount of the DIP Loan Commitments, Loan Suballocations and Letters of Credit Suballocations allocated to each Borrower are set forth on SCHEDULE 2.1; PROVIDED that the DIP Loan Commitments, the Loan Suballocations and the Letters of Credit Suballocations shall be adjusted to give effect to any Notice of Allocation pursuant to subsection 2.1A(i)(b); PROVIDED FURTHER that the applicable DIP Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the DIP Loan Commitments pursuant to subsection 10.1B; PROVIDED FURTHER that the amount of the DIP Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(ii) and 2.4A(iii); and PROVIDED FURTHER that DIP Loans may be made only in Dollars or any Offshore Currency. Each Lender's applicable DIP Loan Commitment shall expire on the Commitment Termination Date and all DIP Loans and all other amounts owed hereunder with respect to the DIP Loans and the DIP Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(i)(a)(1) may be repaid and reborrowed to but excluding the Commitment Termination Date.

                       (a)(2) FOREIGN BRIDGE LOAN COMMITMENTS AND FOREIGN BRIDGE LOANS.

                       As more fully set forth in this subsection
     2.1A(i)(a)(2), the Prepetition Lenders hereby amend the Existing Credit Agreement by adding the Foreign Bridge Facility as an additional tranche of revolving loan commitments thereunder. The Existing Credit Agreement is amended hereunder only to the extent necessary to permit the making of the Foreign Bridge Loans under the Foreign Bridge Facility and all terms contained herein referring to Foreign Bridge Loans and Foreign Bridge Loan Commitments are only applicable to Loans and Commitments under such Foreign Bridge Facility under this Credit Agreement and shall not in any way amend or modify any of the terms contained in the Existing Credit Agreement, which terms shall remain in full force and effect.

                       Each UK Bridge Lender, French Bridge Lender and Japanese Bridge Lender severally agrees, subject to the limitations set forth in subsection 2.1(A)(i)(b) and

     2.1(A)(i)(c), to lend to Goss UK, Goss France and Goss Japan, respectively, from time to time during the period from the applicable Foreign Bridge Facility Availability Date to but excluding the Commitment Termination Date an aggregate amount in the Applicable Currency, when valued in Dollar Equivalents, not exceeding its Pro Rata Share of the aggregate amount of the applicable Foreign Bridge Loan Commitments as in effect from time to time to be used for the purposes identified in subsection 2.5A. During the period from the Closing Date to but excluding the applicable Foreign Bridge Facility Availability Date, in no event shall any of Goss UK, Goss France or Goss Japan, as the case may be, request, and no UK Bridge Lender, French Bridge Lender or Japanese Bridge Lender, respectively, will make, any UK Bridge Loans, French Bridge Loans or Japanese Bridge Loans, respectively, under the Foreign Bridge Facility. The original amount of each Lender's applicable Foreign Bridge Loan Commitment is set forth opposite its name on
     SCHEDULE 2.1 annexed hereto and the Dollar Equivalent of the aggregate original amount of all Foreign Bridge Loan Commitments plus all DIP Loan Commitments is $50,000,000, and the Dollar Equivalent of the aggregate original amount of the Foreign Bridge Loan Commitments, Loan Suballocations and Letters of Credit Suballocations allocated to each Borrower are set forth on SCHEDULE 2.1; PROVIDED that the Foreign Bridge Loan Commitments shall not exceed $10,000,000 at any time; PROVIDED FURTHER that the Foreign Bridge Loan Commitments, the Loan Suballocations and the Letters of Credit Suballocations shall be adjusted to give effect to any Notice of Allocation pursuant to subsection 2.1A(i)(b); PROVIDED FURTHER that the applicable Foreign Bridge Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Foreign Bridge Loan Commitments pursuant to subsection 10.1B; PROVIDED FURTHER that the amount of the Foreign Bridge Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(ii) and 2.4A(iii); and PROVIDED FURTHER that (x) UK Bridge Loans may be made only in Sterling, Marks or Dollars, (y) French Bridge Loans may be made only in Francs or Dollars, and (z) Japanese Bridge Loans may be made only in Yen or Dollars. Each Lender's applicable Foreign Bridge Loan Commitment shall expire on the Commitment Termination Date and all Foreign Bridge Loans and all other amounts owed hereunder with respect to the Foreign Bridge Loans and the Foreign Bridge Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(i)(a)(2) may be repaid and reborrowed to but excluding the Commitment Termination Date.

                       (b) ALLOCATION OF DIP/BRIDGE LOAN COMMITMENTS; NOTICES OF ALLOCATION. The initial amounts allocated to the DIP/Bridge Loan Commitments, the Loan Suballocations and the Letters of Credit Suballocations for each Borrower are set forth in SCHEDULE 2.1 annexed hereto. Borrowers may change the amount of the DIP/Bridge Loan Commitments, the Loan Suballocations and the Letters of Credit Suballocations allocated to each Borrower at any time by delivering a Notice of Allocation to Agent at least three (3) Business Days prior to the date upon which such allocation is to be effective. Such Notice of Allocation shall specify the new amounts for each of (i) the DIP Loan Commitments, the Loan Suballocation for Company and the Letters of Credit Suballocation for Company, (ii) the UK Bridge Loan Commitments, the Loan Suballocation for Goss UK and the Letters of Credit Suballocation for Goss UK, (iii) the French Bridge Loan Commitments, the Loan Suballocation for Goss France and the Letters of Credit Suballocation for Goss France, and (iv) the Japanese Bridge Loan Commitments, the Loan Suballocation for Goss Japan and the Letters of Credit Suballocation of Goss Japan; PROVIDED that:

                       (1) the sum of all DIP/Bridge Loan Commitments for all Borrowers shall always equal the Maximum DIP/Bridge Loan Commitments for all Borrowers then in effect;

                       (2) the sum of the Loan Suballocation for any Borrower plus the Letters of Credit Suballocation for such Borrower shall always equal the Maximum DIP/Bridge Loan Commitments for such Borrower;

                       (3) the sum of the Loan Suballocation PLUS the Letters of Credit Suballocation for Company shall not exceed the Maximum DIP/Bridge Loan Commitments less the sum of (a) the Loan Suballocations PLUS (b) the Letters of Credit Suballocations for Goss UK, Goss France and Goss Japan;

                       (4) the sum of the Loan Suballocations PLUS the Letters of Credit Suballocations for Goss UK, Goss France and Goss Japan shall not exceed the lesser of (x) $10,000,000 and (y) the Maximum DIP/Bridge Loan Commitment then effect;

                       (5)      the sum of the Letters of Credit
         Suballocations for all Borrowers shall not exceed the lesser of (x) $20,000,000 and (y) the Maximum DIP/Bridge Loan Commitment then effect;

                       (6) the DIP/Bridge Loan Commitments for any Borrower shall not in any event be reduced to an amount that is less than the Total Utilization of Commitments for such Borrower;

                       (7) the Loan Suballocation for any Borrower shall not in any event be reduced to an amount that is less than the Dollar Equivalent of the sum of the aggregate principal amount of all outstanding DIP/Bridge Loans made to such Borrower (other than DIP/Bridge Loans made for the purpose of repaying any Refunded DIP Swing Line Loans in the case of Company, or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied in the case of all Borrowers) PLUS in the case of Company, the aggregate principal amount of all outstanding DIP Swing Line Loans made to Company; and

                       (8) the Letters of Credit Suballocation for any Borrower shall not in any event be reduced to an amount less than the Letter of Credit Usage with respect to all Letters of Credit issued for the account of such Borrower;

     PROVIDED FURTHER that in the event that DIP/Bridge Loans are made with respect to any Borrower pursuant to subsection 3.3B to reimburse an Issuing Lender for honoring a drawing under a Letter of Credit, then (x) the Loan Suballocation for such Borrower shall be increased automatically by an amount equal to the amount of such DIP/Bridge Loans made and (y) the Letters of Credit Suballocation for such Borrower shall be reduced automatically by an equal amount, in each case such increase or decrease shall occur without any further action by any Borrower or Agent. Agent shall promptly notify each Lender of any requested change in the allocation of the DIP/Bridge Loan Commitments and the amount of such Lender's Pro Rata Share of the new DIP Loan Commitments, the UK Bridge Loan Commitments, the French Bridge Loan Commitments and the Japanese Bridge Loan Commitments, as the case may be.

              (c) LIMITATION ON DIP/BRIDGE LOANS. Anything contained in this Agreement to the contrary notwithstanding, the DIP/Bridge Loans and the DIP/Bridge Loan Commitments shall be subject to the limitations that:

                       (1) in no event shall the Total Utilization of Commitments for all Borrowers then in effect exceed the Maximum DIP/Bridge Loan Commitments for all Borrowers then in effect;

                       (2) in no event shall the Total Utilization of Commitments for any Borrower then in effect exceed the Maximum DIP/Bridge Loan Commitments for such Borrower then in effect;

                       (3) in no event shall the Total Utilization of Commitments for all Borrowers exceed the Borrowing Base then in effect;

                       (4) in no event shall the Total Utilization of Commitments for Company then in effect exceed the Maximum DIP/Bridge Loan Commitments then in effect LESS the Total Utilization of Commitments for Goss UK, Goss France and Goss Japan then in effect;

                       (5) in no event shall the Total Utilization of Commitments for Goss UK, Goss France and Goss Japan then in effect exceed the lesser of (x) $10,000,000 and (y) the Maximum DIP/Bridge Loan Commitments then in effect;

                       (6) in no event shall the Total Utilization of Commitments for all Borrowers then in effect exceed the amount permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or Final Borrowing Order, as applicable; and

                       (7) with respect to any Borrower, in no event shall the Dollar Equivalent of the sum of (x) the aggregate principal amount of all outstanding DIP/Bridge Loans made to such Borrower (other than DIP/Bridge Loans made for the purpose of repaying any Refunded DIP Swing Line Loans in the case of Company, or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied in the case of all Borrowers) PLUS (y) in the case of Company, the aggregate principal amount of all outstanding DIP Swing Line Loans made to Company, exceed the Loan Suballocation for such Borrower then in effect.

                  (ii) DIP SWING LINE LOANS. DIP Swing Line Lender agrees, subject to the limitations set forth below with respect to the maximum amount of DIP Swing Line Loans permitted to be outstanding from time to time, to make a portion of the DIP Loan Commitments available to Company, from time to time during the period from the Closing Date to but excluding the Commitment Termination Date by making DIP Swing Line Loans in Dollars to Company, in an aggregate amount not exceeding the amount of the applicable DIP Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5A, notwithstanding the fact that such DIP Swing Line Loans, when aggregated with DIP Swing Line Lender's outstanding DIP Loans and such DIP Swing Line Lender's Pro Rata Share of the Letter of Credit Usage for Company then in effect, may exceed such DIP Swing Line Lender's DIP Loan Commitment. The original amount of the DIP Swing Line Loan Commitment is $5,000,000; PROVIDED that any reduction of the DIP Loan Commitments made pursuant to subsection 2.4A(ii) or 2.4A(iii) which reduces the aggregate DIP Loan Commitments to an amount less than the then current amount of the DIP Swing Line Loan Commitment shall result in an automatic corresponding reduction of the DIP Swing Line Loan Commitment to the amount of the DIP Loan Commitments, as so reduced, without any further action on the part of Company, Agent or the DIP Swing Line Lender. The DIP Swing Line Loan Commitment shall expire on the Commitment Termination Date and all DIP Swing Line Loans and all other amounts owed hereunder with respect to the DIP Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, the DIP Swing Line Loans and the DIP Swing Line Loan Commitment shall be subject to the limitations that:

                  (1) in no event shall the Total Utilization of Commitments for all Borrowers then in effect exceed the Maximum DIP/Bridge Loan Commitments for all Borrowers then in effect;

                  (2) in no event shall the Total Utilization of Commitments for Company then in effect exceed the Maximum DIP/Bridge Loan Commitments for Company then in effect;

                  (3) in no event shall the Total Utilization of Commitments for all Borrowers exceed the Borrowing Base then in effect;

                  (4) in no event shall the Total Utilization of Commitments for Company then in effect exceed the Maximum DIP/Bridge Loan Commitments then in effect LESS the Total Utilization of Commitments for Goss UK, Goss France and Goss Japan then in effect;

                  (5) in no event shall the Total Utilization of Commitments for all Borrowers exceed the amount permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or Final Borrowing Order, as applicable; and

                  (6) in no event shall the Dollar Equivalent of the sum of (x) the aggregate principal amount of all outstanding DIP/Bridge Loans made to Company (other than DIP/Bridge Loans made for the purpose of repaying any Refunded DIP Swing Line Loans, or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) PLUS (y) the aggregate principal amount of all outstanding DIP Swing Line Loans made to Company, exceed the Loan Suballocation for Company then in effect.

                  With respect to DIP Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4A(i), DIP Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Agent (with a copy to Company), no later than 12:00 P.M. (New York time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting the DIP Lenders to make DIP Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such DIP Swing Line Loans (the "REFUNDED DIP SWING LINE LOANS") outstanding on the date such notice is given which DIP Swing Line Lender requests such DIP Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such DIP Loans made by such DIP Lenders other than DIP Swing Line Lender shall be immediately delivered by Agent to DIP Swing Line Lender (and not to Company) and applied to repay a corresponding portion of such Refunded DIP Swing Line Loans and (ii) on the day such DIP Loans are made, DIP Swing Line Lender's Pro Rata Share of such Refunded DIP Swing Line Loans shall be deemed to be paid with the proceeds of a DIP Loan made by DIP Swing Line Lender, and such portion of such DIP Swing Line Loans deemed to be so paid shall no longer be outstanding as DIP Swing Line Loans and shall no longer be due under the DIP Swing Line Note of DIP Swing Line Lender but shall instead constitute part of DIP Swing Line Lender's outstanding DIP Loans and shall be due under the DIP Note of DIP Swing Line Lender. Company hereby authorizes Agent and DIP Swing Line Lender to charge Company's accounts with Agent and DIP Swing Line Lender (up to the amount available in each such account) in order to immediately pay DIP Swing Line Lender the amount of such Refunded DIP Swing Line Loans to the extent the proceeds of such DIP Loans made by the DIP Lenders, including the DIP Loan deemed to be made by DIP Swing Line Lender, are not sufficient to repay in full such Refunded DIP Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to DIP Swing Line Lender should be recovered by or on behalf of Company from DIP Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all DIP Lenders in the manner contemplated by subsection 10.5.

                  If for any reason (a) DIP Loans are not made upon the request of DIP Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to DIP Swing Line Lender in respect of any outstanding DIP Swing Line Loans or (b) the DIP Loan Commitments are terminated at a time when any DIP Swing Line Loans are outstanding, each DIP Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding DIP Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the DIP Loan Commitments) of the unpaid amount of such DIP Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from DIP Swing Line Lender, each DIP Lender shall deliver to DIP Swing Line Lender an amount equal to its respective participation in Same Day Funds at the Funding and Payment Office. In the event any such DIP Lender fails to make available to DIP Swing Line Lender the amount of such DIP Lender's participation as provided in this paragraph, DIP Swing Line Lender shall be entitled to recover such amount on demand from such DIP Lender together with interest thereon at the rate customarily used by DIP Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event DIP Swing Line Lender receives a payment of any amount in which other DIP Lenders have purchased participations as provided in this paragraph, DIP Swing Line Lender shall promptly distribute to each such other DIP Lender its Pro Rata Share of such payment.

                  Anything contained herein to the contrary notwithstanding, each DIP Lender's obligation to make DIP Loans for the purpose of repaying any Refunded DIP Swing Line Loans pursuant to the second preceding paragraph and each DIP Lender's obligation to purchase a participation in any unpaid DIP Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such DIP Lender may have against DIP Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that such obligations of each DIP Lender are subject to the condition that (X) DIP Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded DIP Swing Line Loans or other unpaid DIP Swing Line Loans, as the case may be, were satisfied at the time such Refunded DIP Swing Line Loans or unpaid DIP Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded DIP Swing Line Loans or other unpaid DIP Swing Line Loans were made.

         B.       BORROWING MECHANICS.

                  (i) MINIMUM AMOUNTS. DIP/Bridge Loans made on any Funding Date (other than DIP Loans made pursuant to a request by a DIP Swing Line Lender pursuant to subsection 2.1A(ii) for the purpose of repaying any Refunded DIP Swing Line Loans or DIP/Bridge Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) as Base Rate Loans or as Offshore Rate Loans shall be in an aggregate minimum amount equal to the applicable Minimum Amount. DIP Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount equal to the applicable Minimum Amount.

                  (ii) NOTICE OF BORROWING. Whenever a Borrower desires that Lenders make DIP/Bridge Loans it shall deliver to Agent a Notice of Borrowing
(1) no later than 12:00 Noon (London time) at least three Business Days in advance of the proposed Funding Date in the case of an Offshore Rate Loan or (2) no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed Funding Date in the case of a DIP/Bridge Loan made as a Base Rate Loan. Whenever a Borrower desires that DIP Swing Line Lender make a DIP Swing Line Loan, it shall deliver to Agent a Notice of Borrowing no later than 1:30 P.M. (Chicago time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the Borrower, (ii) the proposed Funding Date (which shall be a Business Day), (iii) the amount and Type of Loans requested, (iv) in the case of DIP Swing Line Loans and any DIP Loans made on the Closing Date, that such Loans shall be Base Rate Loans, (v) in the case of any DIP Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or Offshore Rate Loans, (vi) in the case of any DIP/Bridge Loans other than DIP Loans made after the Closing Date, that such Loans shall be Offshore Rate Loans, (vii) in the case of any DIP/Bridge Loans requested to be made as Offshore Rate Loans, the initial Interest Period requested therefor, and (viii) the Applicable Currency the Loan is to be made in.

                  (iii) CONTINUATION/CONVERSION. (a) DIP/Bridge Loans denominated in Dollars may be continued as or converted into Base Rate Loans and Offshore Rate Loans and (b) DIP/Bridge Loans denominated in an Offshore Currency may be continued as Offshore Rate Loans and may not be converted into Base Rate Loans, in each case in the manner provided in subsection 2.2D.

                  (iv) TELEPHONIC NOTICE. In lieu of delivering the above-described Notice of Borrowing, a Borrower may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date.

                  Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice such Borrower shall have effected Loans hereunder.

                  (v) CERTIFICATION OF CERTAIN ITEMS. The applicable Borrower shall notify Agent prior to the funding of any Loans in the event that any of the matters to which such Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by such Borrower of the proceeds of any Loans shall constitute a re-certification by such Borrower, as of the applicable Funding Date, as to the matters to which such Borrower is required to certify in the applicable Notice of Borrowing.

                  (vi) OFFSHORE RATE LOANS. Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for an Offshore Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower giving such notice shall be bound to make a borrowing in accordance therewith.

         C.       DISBURSEMENT OF FUNDS.

                  (i)      Subject to this subsection 2.1C and subsection 2.1D,
(a) all DIP Loans under this Agreement shall be made by DIP Lenders simultaneously and proportionately to their respective Pro Rata Shares of the DIP Loan Commitments, (b) all UK Bridge Loans under this Agreement shall be made by UK Bridge Lenders simultaneously and proportionately to their respective Pro Rata Shares of the UK Bridge Loan Commitments, (c) all French Bridge Loans under this Agreement shall be made by French Bridge Lenders simultaneously and proportionately to their respective Pro Rata Shares of the French Bridge Loan Commitments, and (d) all Japanese Bridge Loans under this Agreement shall be made by Japanese Bridge Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Japanese Bridge Loan Commitments, in each case it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a DIP/Bridge Loan requested hereunder nor shall the DIP/Bridge Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a DIP/Bridge Loan requested hereunder.

                  (ii) Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Agent shall notify each applicable Lender or DIP Swing Line Lender, as the case may be, of the proposed borrowing. Each such Lender shall make the amount of its DIP/Bridge Loan available to Agent, at the applicable Funding and Payment Office, not later than 12:00 Noon (Local Time) on the applicable Funding Date, and

DIP Swing Line Lender shall make the amount of its DIP Swing Line Loan available to Agent not later than 3:00 P.M. (Chicago time) on the applicable Funding Date, in each case in Same Day Funds in the Applicable Currency, at the Funding and Payment Office. Except as provided in subsection 2.1A (ii) and subsection 3.3B with respect to DIP/Bridge Loans used to repay Refunded DIP Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsection 4.1 (in the case of Loans made on the Closing Date) and, subject to the provisions set forth in the immediately preceding paragraph, subsection 4.2 (in the case of all Loans), Agent shall make the proceeds of such Loans available to the applicable Borrower on the applicable Funding Date by causing an amount of Same Day Funds in the Applicable Currency equal to the proceeds of all such Loans received by Agent from Lenders or DIP Swing Line Lender, as the case may be, to be credited to the account of such Borrower at the Funding and Payment Office.

                  Unless Agent shall have been notified by any Lender prior to the Funding Date for any DIP/Bridge Loans that such Lender does not intend to make available to Agent the amount of such Lender's DIP/Bridge Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount in the Applicable Currency to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its DIP/Bridge Loan Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

         D.       THE REGISTER.

                  (i) Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) Agent shall record in the Register the DIP/Bridge Loan Commitments and DIP/Bridge Loans from time to time of each Lender, the DIP Swing Line Loan Commitment and the DIP Swing Line Loans from time to time of DIP Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the DIP/Bridge Loans of each Lender or the DIP Swing Line Loans of DIP Swing Line Lender. Any such recordation shall be conclusive and binding on each Borrower and each Lender, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's DIP/Bridge Loan Commitment or any Borrower's Obligations in respect of the applicable Loans.

                  (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of each DIP/Bridge Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on each Borrower, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect Lender's DIP/Bridge Loan Commitment or any Borrower's Obligations in respect of the applicable Loans; and PROVIDED FURTHER that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) Borrowers, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

                  (v) Each Borrower hereby designates BTCo to serve as such Borrower's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and each Borrower hereby agrees that, to the extent BTCo serves in such capacity, BTCo and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

                  E. NOTES. Company shall execute and deliver on the Closing Date (a) to each applicable DIP Lender (or to Agent for that DIP Lender) a DIP/Bridge Note, substantially in the form of EXHIBIT IV annexed hereto, to evidence that DIP Lender's DIP/Bridge Loans, in the principal amount of that DIP Lender's applicable DIP/Bridge Loans and with other appropriate insertions, and (b) to DIP Swing Line Lender (or to Agent for that Lender) a DIP Swing Line Note, substantially in the form of EXHIBIT V annexed hereto, to evidence DIP Swing Line Lender's DIP Swing Line Loans, in the principal amount of the DIP Swing Line Loan Commitment and with other appropriate insertions. Each of Goss UK, Goss France and Goss Japan shall execute and deliver on its applicable Foreign Bridge Facility Availability
Date (a) to each applicable UK Bridge Lender, French Bridge Lender and
Japanese Bridge Lender, as the
case may be (or to Agent for such Lender), a DIP/Bridge Note, substantially in the form of EXHIBIT IV annexed hereto, to evidence such Lender's DIP/Bridge Loans, in the principal amount of such Lender's applicable DIP/Bridge Loans and with other appropriate insertions. Until the Settlement Date (as such term is defined and used in the Stonington Assignment Agreement) and satisfaction by Stonington Equity Sub of the terms and conditions of the Stonington Commitment Documents, no Borrower shall be required to execute and deliver a DIP/Bridge Note to the Stonington Lender.

                  Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authorization or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

                  F. SPECIAL PROVISIONS GOVERNING OFFSHORE CURRENCY LOANS AND OFFSHORE CURRENCY LETTERS OF CREDIT. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Offshore Currency Loans and to Letters of Credit denominated in a currency other than Dollars, in each case as to the matters covered:

                  (i) CALCULATION OF DOLLAR EQUIVALENT AMOUNT OF OFFSHORE CURRENCY LOANS AND FOREIGN CURRENCY LETTERS OF CREDIT. For purposes of determining (1) whether the Total Utilization of Commitments exceeds the Maximum DIP/Bridge Loan Commitments then in effect or (2) the Letter of Credit Usage, Agent shall determine the Dollar Equivalent amounts with respect to any DIP/Bridge Loans that are Offshore Currency Loans and with respect to any Letters of Credit denominated in a currency other than Dollars (a) at the time a Notice of Allocation is given, (b) on the first Business Day of each month of each calendar year, and (c) at such other dates as Agent may reasonably require (each such date under clauses (a) - (c) being a "COMPUTATION DATE"). Agent shall determine the Dollar Equivalent amount for a particular DIP/Bridge Loan at the time a Notice of Borrowing or a Notice of Conversion/Continuation is given with respect to such DIP/Bridge Loan and for a particular Letter of Credit at the time a Request for Issuance of Letter of Credit is given with respect to such Letter of Credit.

                  (ii) EUROPEAN ECONOMIC AND MONETARY UNION. The European Economic and Monetary Union (the "EUROPEAN MONETARY UNION") anticipates the introduction of a single currency and the substitution of such currency for the national currencies of the member states participating in the European Monetary Union. On the date on which any Offshore Currency is replaced by such single currency, it is hereby acknowledged and agreed that "Sterling," "Francs" and "Marks," each as defined herein, shall include any such single currency and that conversion of any outstanding Loans denominated in such

         Offshore Currency into such single currency shall take effect; PROVIDED that the original Offshore Currency shall be retained for so long as legally permissible; PROVIDED FURTHER that any such conversion shall be based on the rate of conversion officially fixed by the European Monetary Union on the date such single currency replaces the applicable Offshore Currency. Notwithstanding anything contained herein to the contrary, none of the introduction of such single currency, the substitution of such currency for any Offshore Currency, the fixing of such official rate of conversion nor any economic consequences that arise from any of the aforementioned events or otherwise in connection with the European Monetary Union shall give rise to any right to terminate prematurely, contest, cancel, rescind, modify or renegotiate this Agreement or any of its provisions or to raise any other objections and/or exceptions or to assert any claims for compensation.

2.2      INTEREST ON THE LOANS.

                  A. RATE OF INTEREST. Subject to the provisions of subsections
2.6 and 2.7, each DIP/Bridge Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or to the Adjusted Offshore Rate. Subject to the provisions of subsection 2.7, each DIP Swing Line Loan shall bear interest on the unpaid principal amount hereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any DIP/Bridge Loan shall be selected by the Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any DIP/Bridge Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a DIP/Bridge Loan denominated in Dollars is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate. If on any day a DIP/Bridge Loan denominated in an Offshore Currency is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then such DIP/Bridge Loan shall bear interest determined by reference to the Offshore Rate Loan with an Interest Period of, and the applicable Interest Period shall be deemed to be, one month.

                  Subject to the provisions of subsections 2.2E and 2.7, the DIP/Bridge Loans shall bear interest through maturity as follows:

                  (a) if a Base Rate Loan, then at the sum of the Base Rate PLUS 2.25%; or

                  (b) if an Offshore Rate Loan, then at the sum of the Adjusted Offshore Rate PLUS 3.25%.

                  Subject to the provisions of subsections 2.2E and 2.7, the DIP Swing Line Loans shall bear interest through maturity at the sum of the Base Rate PLUS 2.25% MINUS 0.50%.

                  B. INTEREST PERIODS. In connection with each Offshore Rate Loan, a Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be a one month period; PROVIDED that:

                  (i) the initial Interest Period for any such Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as an Offshore Rate Loan or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to an Offshore Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to an Offshore Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the DIP/Bridge Loans shall extend beyond the Commitment Termination Date;

                  (vi) there shall be no more than five (5) Interest Periods for any Borrower outstanding at any time; and

                  (vii) in the event a Borrower fails to specify an Interest Period for any Offshore Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, such Borrower shall be deemed to have selected an Interest Period of one month.

                  C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); PROVIDED that in the event any DIP Swing Line Loans or any DIP/Bridge Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4A(i), interest accrued on such DIP Swing Line Loans or DIP/Bridge Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

                  D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, a Borrower shall have the option (i) to convert at any time all or any part of its outstanding DIP/Bridge Loans denominated in Dollars equal to the Minimum Amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (ii) upon the expiration of any Interest Period applicable to any Offshore Rate Loan to continue all or any portion of such Loan equal to the Minimum Amount as an Offshore Rate Loan; PROVIDED, HOWEVER, that any Offshore Rate Loan denominated in Dollars may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto; PROVIDED FURTHER that DIP/Bridge Loans denominated in an Offshore Currency may not be converted into Base Rate Loans and that DIP/Bridge Loans denominated in one currency may not be converted into DIP/Bridge Loans denominated in another currency.

                  A Borrower shall deliver a Notice of Conversion/Continuation to Agent no later than 12:00 Noon (Local Time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion of an Offshore Rate Loan denominated in Dollars to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, an Offshore Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and Type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, an Offshore Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, an Offshore Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, a Borrower may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

                  Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Agent shall promptly transmit said notice by telefacsimile or telephone to each applicable Lender.

                  Neither Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice any Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

                  Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, an Offshore Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

                  E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code) payable upon demand at a rate that is 3.75% per annum in excess of the interest rate otherwise payable under this Agreement with respect to Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

                  F. COMPUTATION OF INTEREST. Interest on the Loans (other than Loans denominated in Sterling) shall be computed on the basis of a 360-day year and interest on Loans denominated in Sterling shall be computed on the basis of a 365-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, (i) the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from an Offshore Rate Loan, the date of conversion of such Offshore Rate Loan to such Base Rate Loan shall be included, and (ii) the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to an Offshore Rate Loan, the date of conversion of such Base Rate Loan to such Offshore Rate Loan shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, no interest shall be paid on that Loan.

                  G. EFFECTIVE GLOBAL RATE. For the purposes of Articles L 313-1 to L 313-6 of the French CODE DE LA CONSUMMATION, the parties acknowledge that the TAUX EFFECTIF GLOBAL for Offshore Rate Loans denominated in Francs may only be determined during the course of the Offshore Rate Loans denominated in Francs.

2.3      FEES.

                  A.       COMMITMENT FEES.

                  (i) Company agrees to pay to Agent in Dollars, for distribution to each Lender in proportion to that Lender's Pro Rata Share of the Commitments, commitment fees for the period from and including the Interim Borrowing Order Date to and excluding the Commitment Termination Date in an amount equal to (x) 0.500% MULTIPLIED BY (y) the average of the daily excess of all Commitments over the sum of (i) the Dollar Equivalent of the aggregate principal amount of outstanding Loans (but not any outstanding DIP Swing Line Loans) of all Borrowers PLUS (ii) the Dollar Equivalent of the Letter of Credit Usage of all Borrowers.

                  (ii) CALCULATION. Such commitment fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and be payable monthly in arrears on each date that is three (3) Business Days after the last Business Days of each month of each year, commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date. For purposes of calculating commitment fees under this subsection 2.3A, the Dollar Equivalent amount of the aggregate principal amount of any outstanding Offshore Currency Loans shall be determined based upon the Exchange Rate as of the last Business Day of each month of each year with respect to such Offshore Currency Loan. Agent shall provide to Borrowers on each first Business Day after the last Business Day of each month of each year a report specifying the commitment fees payable by each Borrower and including the calculations of such commitment fees and the Exchange Rate used, and Borrowers shall pay such commitment fees no later than two (2) Business Days after delivery of such report.

                  B. FACILITY FEES. Borrowers shall pay to Agent in Dollars, for distribution to each Lender in proportion to that Lender's Pro Rata Share of the DIP/Bridge Loan Commitments, facility fees in an amount equal to 2.00% of the aggregate original Commitments, such facility fees to be pro rated based on the aggregate amount of Loans authorized in the Interim Borrowing Order and the Final Borrowing Order so that a ratable portion of such facility fees are payable on the first Business Day after the Interim Borrowing Order Date and the remainder of such fees are payable on the first Business Day after the Final Borrowing Order Date.

                  C. ADMINISTRATIVE FEE. On or before the Closing Date, Company shall pay to Agent an administrative fee of $100,000.

                  D. OTHER FEES. Each Borrower agrees to pay to Agent such other fees in the amounts and at the times separately agreed upon between such Borrower and Agent.

2.4 REPAYMENTS, PREPAYMENTS AND VOLUNTARY REDUCTIONS IN DIP/BRIDGE LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

         A.       PREPAYMENTS AND REDUCTIONS IN DIP/BRIDGE LOAN COMMITMENTS.

                  (i) VOLUNTARY PREPAYMENTS. Company may, upon written or telephonic notice to Agent on or prior to 12:00 Noon (New York time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time from time to time prepay any DIP Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount equal to the applicable Minimum Amount. Each Borrower may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Offshore Rate Loans, in each case given to Agent by 12:00 Noon (Local Time) on the date required and, if given by telephone, promptly


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confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount equal to the applicable Minimum Amount; PROVIDED, HOWEVER, that an Offshore Rate Loan may not be prepaid prior to the expiration of the Interest Period applicable thereto unless such Borrower pays to each Lender all such amounts as are payable pursuant to subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iv).

                  (ii) VOLUNTARY REDUCTIONS OF DIP/BRIDGE LOAN COMMITMENTS. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Agent (which original written or telephonic notice such Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the DIP/Bridge Loan Commitments in an amount up to the amount by which the DIP/Bridge Loan Commitments exceed the Total Utilization of Commitments with respect to all Borrowers; PROVIDED that any such partial reduction of the DIP/Bridge Loan Commitments shall be in an aggregate minimum amount equal to the applicable Minimum Amount. Company's notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of such DIP/Bridge Loan Commitments shall be effective on the date specified in such notice and shall reduce such DIP/Bridge Loan Commitment of each Lender proportionately to its Pro Rata Share.

                  (iii) MANDATORY PREPAYMENTS OF DIP/BRIDGE LOANS. The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4A(iv):

                           (a) PREPAYMENTS FROM NET ASSET SALE PROCEEDS. Subject to clause (z) set forth in the proviso contained in subsection 7.7, no later than the first Business Day following the date of receipt by any Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, (1) such Borrower shall prepay its Loans in an aggregate amount equal to 100% of such Net Asset Sale Proceeds, and (2) to the extent that any such Net Asset Sale Proceeds remain after the applications required pursuant to the foregoing clause
         (1), such Borrower shall cause the excess of such Net Asset Sale Proceeds to be applied to prepay the remaining outstanding Loans of all other Borrowers on a pro rata basis (in accordance with the respective outstanding amount of DIP/Bridge Loans).

                           (b) PREPAYMENTS FROM NET INSURANCE/CONDEMNATION PROCEEDS. No later than the first Business Day following the date of receipt by Agent or by any Borrower or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans pursuant to the provisions of subsection 6.4C, (1) such


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         Borrower shall prepay its Loans in an aggregate amount equal to 100% of such Net Insurance/Condemnation Proceeds, and (2) to the extent that any such Net Insurance/Condemnation Proceeds remain after the applications required pursuant to the foregoing clause (1), such Borrower shall cause the excess of such Net Insurance/Condemnation Proceeds to be applied to prepay the remaining outstanding Loans of all other Borrowers on a pro rata basis (in accordance with the respective outstanding amount of DIP/Bridge Loans).

                           (c) PREPAYMENTS DUE TO REVERSION OF SURPLUS ASSETS OF PENSION PLANS. On the date of return to any Borrower or any of its Subsidiaries of any surplus assets of any pension plan of such Borrower or any of its Subsidiaries, (1) such Borrower shall prepay its Loans in an aggregate amount (such amount being the "NET REVERSION AMOUNT") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof, and (2) to the extent that any such Net Reversion Amount remains after the applications required pursuant to the foregoing clause (1), such Borrower shall cause the excess of such Net Reversion Amount to be applied to prepay the remaining outstanding Loans of all other Borrowers on a pro rata basis (in accordance with the respective outstanding amount of DIP/Bridge Loans).

                           (d) PREPAYMENTS FROM TAX REFUND PROCEEDS. No later than the first Business Day following the date of receipt by Agent or by any Borrower or any of its Subsidiaries of any Tax Refund Proceeds, (1) such Borrower shall prepay its Loans in an aggregate amount equal to 100% of such Tax Refund Proceeds, and (2) to the extent that any such Tax Refund Proceeds remain after the applications required pursuant to the foregoing clause (1), such Borrower shall cause the excess of such Tax Refund Proceeds to be applied to prepay the remaining outstanding Loans of all other Borrowers on a pro rata basis (in accordance with the respective outstanding amount of DIP/Bridge Loans).

                           (e) PREPAYMENTS FROM NET SETTLEMENT PROCEEDS. No later than the first Business Day following the date of receipt by Agent or by any Borrower or any of its Subsidiaries of any Net Settlement Proceeds, (1) such Borrower shall prepay its Loans in an aggregate amount equal to 100% of such Net Settlement Proceeds, and (2) to the extent that any such Net Settlement Proceeds remain after the applications required pursuant to the foregoing clause (1), such Borrower shall cause the excess of such Net Settlement Proceeds to be applied to prepay the remaining outstanding Loans of all other Borrowers on a pro rata basis (in accordance with the respective outstanding amount of DIP/Bridge Loans).

                           (f) PREPAYMENTS FROM DIVIDEND PROCEEDS. No later than the first Business Day following the date of receipt by Agent or by any Borrower or any of its Subsidiaries of any Dividend Proceeds,
         (1) such Borrower shall prepay its Loans in an aggregate amount equal to 100% of such Dividend Proceeds, and (2) to the extent that any


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         such Dividend Proceeds remain after the applications required pursuant to the foregoing clause (1), such Borrower shall cause the excess of such Dividend Proceeds to be applied to prepay the remaining outstanding Loans of all other Borrowers on a pro rata basis (in accordance with the respective outstanding amount of DIP/Bridge Loans).

                           (g) CALCULATIONS OF NET PROCEEDS AMOUNTS; ADDITIONAL PREPAYMENTS BASED ON SUBSEQUENT CALCULATIONS. Concurrently with any prepayment of the Loans and/or reduction of the DIP/Bridge Loan Commitments pursuant to subsections 2.4A(iii)(a)-(f), Borrower shall deliver to Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Tax Refund Proceeds, Net Settlement Proceeds or Dividend Proceeds or the applicable Net Pension Proceeds (as such term is defined in subsections 2.4A(iii)(c)), as the case may be, that gave rise to such prepayment. In the event that Borrower shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Borrower shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Borrower shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                           (h)      PREPAYMENTS DUE TO RESTRICTIONS OF
         DIP/BRIDGE LOAN COMMITMENTS OR CURRENCY FLUCTUATIONS. If (I) on any Computation Date Agent shall have determined that the Total Utilization of Commitments exceeds the Maximum DIP/Bridge Loan Commitments (whether for a particular Borrower or all Borrowers) because of a change in applicable rates of exchange between Dollars and Offshore Currencies,
         (II) at any time the Total Utilization of Commitments for all Borrowers exceeds the Maximum DIP/Bridge Loan Commitments for all Borrowers then in effect, (III) the Total Utilization of Commitments for any Borrower exceeds the Maximum DIP/Bridge Loan Commitments for such Borrower then in effect, (IV) the Total Utilization of Commitments for all Borrowers exceeds the Borrowing Base then in effect, or (V) the Total Utilization of Commitments for all Borrowers exceeds the amount permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or Final Borrowing Order, as applicable, then Agent shall give notice to the applicable Borrower(s) that a prepayment is required under this subsection 2.4A(iii)(g), and (1) in the case of Company, Company shall promptly (x) prepay FIRST its DIP Swing Line Loans and second its DIP/Bridge Loans and/or (y) cash collateralize its outstanding Letters of Credit, and (2) in the case of a Borrower other than Company, such Borrower shall promptly (x) prepay its DIP/Bridge Loans and/or (y) cash collateralize its outstanding Letters of Credit, in each case to the extent necessary so that the Total Utilization of Commitments shall not exceed the Maximum DIP/Bridge Loan Commitments (whether for such Borrower or all Borrowers) then in effect or the Borrowing Base for all Borrowers then in effect, as the case may be.


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                  (iv)     APPLICATION OF PREPAYMENTS.

                           (a) APPLICATION OF VOLUNTARY PREPAYMENTS BY TYPE OF LOANS. Any voluntary prepayments pursuant to subsection 2.4A(i) shall be applied (x) in the case of Company FIRST to repay Company's outstanding DIP Swing Line Loans to the full extent thereof, and SECOND to repay Company's outstanding DIP/Bridge Loans to the full extent thereof, or (y) in case of any Borrower other than Company to repay such Borrower's outstanding DIP/Bridge Loans to the full extent thereof.

                           (b) APPLICATION OF MANDATORY PREPAYMENTS BY TYPE OF LOANS. Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Loans pursuant to subsections 2.4A(iii)(a)-(f) shall be applied, (x) in the case of Company, FIRST to prepay the DIP Swing Line Loans to the full extent thereof, and SECOND, to the extent of any remaining portion of the Applied Amount, to prepay the DIP Loans to the full extent, and THIRD, to the extent of any remaining portion of the Applied Amount, to prepay on a pro rata basis the UK Bridge Loans, the French Bridge Loans and the Japanese Bridge Loans to the full extent thereof, and (y) in the case of any Borrower other than Company, FIRST to prepay the DIP/Bridge Loans of that Borrower to the full extent thereof and SECOND, to the extent of any remaining portion of the Applied Amount, to prepay on a pro rata basis the DIP/Bridge Loans of each of the other Borrowers to the full extent thereof.

                           (c) APPLICATION OF PREPAYMENTS OF DIP/BRIDGE LOANS TO BASE RATE LOANS AND OFFSHORE RATE LOANS. Any prepayment of the DIP/Bridge Loans shall be applied FIRST to Base Rate Loans to the full extent thereof before application to Offshore Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to subsection 2.6D.

         B.       GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) MANNER AND TIME OF PAYMENT. Borrowers shall make all payments in respect of any Loan denominated in an Applicable Currency in the same Applicable Currency. All payments by Borrower of (x) principal and interest in respect of Loans hereunder and under any Notes shall be made in the same Applicable Currency as incurred, and (y) except as may be otherwise provided elsewhere in this Agreement, all fees and all other Obligations hereunder and under any Notes shall be made in Dollars (amounts denominated in a currency other than Dollars shall be converted into Dollars by reference to the applicable Exchange Rate), in each case in Same Day Funds and without defense, setoff, counterclaim or other deduction, free of any restriction or condition, and delivered to Agent not later than 12:00 Noon (Local Time) on the date due to the applicable Funding and Payment Office. Funds received by Agent after the times specified above on the due dates specified above shall be deemed to have been paid by Borrowers on the next succeeding Business Day. Each Borrower hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all


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principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                  (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of DIP/Bridge Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to such Lenders' respective Pro Rata Shares. Agent shall promptly distribute to the applicable Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent and the commitment fees of such Lender when received by Agent pursuant to subsection
2.3. Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Offshore Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any DIP/Bridge Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all DIP/Bridge Loans evidenced by that DIP/Bridge Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of any DIP/Bridge Loan made under such DIP/Bridge Note shall not limit or otherwise affect the obligations of any Borrower hereunder or under such DIP/Bridge Note with respect to any DIP/Bridge Loan or any payments of principal or interest on such DIP/Bridge Note.

2.5      USE OF PROCEEDS.

                  A. DIP/BRIDGE LOANS; DIP SWING LINE LOANS. The proceeds of the DIP/Bridge Loans and DIP Swing Line Loans shall be used for working capital and general corporate purposes relating to Borrowers' post-petition operations, including the making of intercompany loans by Company to Goss UK, Goss France and Goss Japan for their own working capital and general corporate purposes in accordance with subsection 7.1(vi); PROVIDED


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that no proceeds or any other portion of the Loans shall be used, directly or indirectly, to (i) finance or make any payments prohibited under subsection 7.5;
(ii) finance in any way any adversary action, suit, arbitration, proceeding or other litigation of any type relating to or in connection with the Existing Credit Agreement or any of the loan documents or instruments entered into in connection therewith, including, without limitation, any challenges to the Prepetition Lenders' Claims or the validity, perfection, priority or enforceability of any of the Liens securing such claims or any payment made thereunder; PROVIDED that, during the period prior to the date that is 60 days after the Petition Date, proceeds of the Loans may be used by an official committee of creditors, if any, appointed in the Chapter 11 Cases to analyze the Prepetition Lenders' Claims and any Liens securing such claims (subject to the requirements for payment of fees in the Bankruptcy Code and the rights of DIP Lenders to object thereto); or (iii) make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body.

                  B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by any Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, or to violate any other similar or comparable laws of the UK, France or Japan in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6      SPECIAL PROVISIONS GOVERNING OFFSHORE RATE LOANS.

                  Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Offshore Rate Loans as to the matters covered:

                  A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 11:00 A.M. (London time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Offshore Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each applicable Lender.

                  B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Offshore Rate Loans that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Offshore Rate, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each applicable Lender, of such determination, whereupon (i) no Loans may be made as, or converted to, Offshore Rate Loans until such time as Agent notifies such Borrower and such Lenders that the circumstances


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giving rise to such notice no longer exist and (ii) any Notice of Borrowing or
Notice of Conversion/Continuation given by a Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

                  C. ILLEGALITY OR IMPRACTICABILITY OF OFFSHORE RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and Agent) that the making, maintaining or continuation of its Offshore Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and Agent of such determination (which notice Agent shall promptly transmit to each other applicable Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Offshore Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to an Offshore Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Offshore Rate Loans (the "AFFECTED LOANS"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into applicable Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to an Offshore Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, such Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other applicable Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Offshore Rate Loans in accordance with the terms of this Agreement.

                  D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. A Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that


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Lender to lenders of funds borrowed by it to make or carry its Offshore Rate
Loans, and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Offshore Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Offshore Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its Offshore Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Offshore Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower in the repayment of its Offshore Rate Loans when required by the terms of this Agreement.

                  E. BOOKING OF OFFSHORE RATE LOANS. Any Lender may make, carry or transfer Offshore Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

                  F. ASSUMPTIONS CONCERNING FUNDING OF OFFSHORE RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A (as fully set forth in Annex A) shall be made as though that Lender had actually funded each of its relevant Offshore Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Offshore Rate in an amount equal to the amount of such Offshore Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender; PROVIDED, HOWEVER, that each Lender may fund each of its Offshore Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

                  G. OFFSHORE RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Borrowers may elect to have an Offshore Rate Loan denominated in an Offshore Currency made or maintained as an Offshore Rate Loan, but may not elect to have a Base Rate Loan denominated in Dollars converted to an Offshore Rate Loan, after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by such Borrower.

2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

                  Provisions regarding increased costs, taxes, and capital adequacy are set forth in ANNEX A attached hereto and such ANNEX A is incorporated herein by this reference.


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

2.8 OBLIGATIONS OF LENDERS AND ISSUING LENDERS TO MITIGATE; REPLACEMENT OF LENDERS.

                  Provisions regarding obligations of Lenders and Issuing Lenders to mitigate are set forth in ANNEX B attached hereto and such ANNEX B is incorporated herein by this reference.

2.9      INDEMNIFYING LENDERS.

                  Provisions regarding Indemnifying Lenders are set forth in ANNEX C attached hereto and such ANNEX C is incorporated herein by this reference.

2.10     SUPERPRIORITY NATURE OF OBLIGATIONS.

                  All DIP Obligations of Company (x) shall be secured by first priority Liens in and security interests in the assets of Company pursuant to this Agreement and the DIP Collateral Documents and the Borrowing Orders, and (y) shall constitute allowed administrative expense claims in the Chapter 11 Cases with priority under Section 364(c)(1) of the Bankruptcy Code over any and all other administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a) and
507(b) of the Bankruptcy Code; PROVIDED that, the priority status of the DIP Obligations and the Liens securing the same shall be subject to: (i) after and from the date of the occurrence of an Event of Default, professional fees and expenses allowed in the Chapter 11 Cases in an aggregate amount (determined without regard to fees and expenses awarded or otherwise paid on an interim basis) not to exceed $1,500,000, and (ii) fees payable to the clerk of the Court or the United States Trustee pursuant to 28 U.S.C. Section 1930(a)(6).

SECTION 3.        LETTERS OF CREDIT

3.1      ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
THEREIN.

                  A. LETTERS OF CREDIT. In addition to Borrowers requesting that Lenders make DIP/Bridge Loans pursuant to subsection 2.1A(i)(a) and that DIP Swing Line Lender makes DIP Swing Line Loans pursuant to subsection 2.1A(ii), Borrowers may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the date which is (x) the fifth Business Day prior to the Commitment Termination Date (in the case of Standby Letters of Credit) and (y) the thirtieth Business Day prior to the Commitment Termination Date (in the case of Commercial Letters of Credit), that one or more Lenders issue Letters of Credit payable on a sight basis for the account of such Borrower for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers set forth herein, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that Borrowers shall not request that any Lenders issue (and no Lender shall issue):


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                  (i)      any Letter of Credit if, after giving effect to such
         issuance, (1) the Total Utilization of Commitments for all Borrowers would exceed (x) the Maximum DIP/Bridge Loan Commitments for all Borrowers then in effect or (y) the Borrowing Base for all Borrowers then in effect, or (2) the Total Utilization of Commitments for any Borrower would exceed the Maximum DIP/Bridge Loan Commitments for such Borrower then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, (1) the Letter of Credit Usage of any Borrower would exceed the Letters of Credit Suballocation for such Borrower then in effect, and (2) the Letter of Credit Usage for all Borrowers would exceed the lesser of (x) $20,000,000 and (y) the Maximum DIP/Bridge Loan Commitment then effect;

                  (iii) any Letter of Credit to Company if, after giving effect to such issuance, the Letter of Credit Usage of Company would exceed (x) $20,000,000 LESS (y) the Letter of Credit Usage of Goss UK, Goss France and Goss Japan;

                  (iv) any Standby Letter of Credit having an expiration date later than the earlier of (a) the date which is five Business Days prior to the Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; PROVIDED that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and PROVIDED FURTHER that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension; or

                  (v) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) the date which is thirty Business Days prior to the Revolving Commitment Termination Date and
         (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion.

                  B.       MECHANICS OF ISSUANCE.

                  (i) REQUEST FOR ISSUANCE. Whenever any Borrower desires the issuance of a Letter of Credit, it shall deliver to Agent a Request for Issuance of Letter of Credit substantially in the form of EXHIBIT III annexed hereto no later than 12:00 Noon (New York time) at least two (2) Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Request for Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c)


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         the currency the Letter of Credit is requested to be denominated in,
         (d) the expiration date of the Letter of Credit, (e) the name and address of the beneficiary, and (f) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; PROVIDED that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents.

                           Such Borrower shall notify the applicable Issuing Lender (and Agent, if Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which it is required to certify in the applicable Request for Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit such Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which it is required to certify in the applicable Request for Issuance of Letter of Credit.

                  (ii) DETERMINATION OF ISSUING LENDER. Upon receipt by Agent of a Request for Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Agent elects to issue such Letter of Credit, Agent shall promptly so notify Borrower, and Agent shall be the Issuing Lender with respect thereto. In the event that Agent, in its sole discretion, elects not to issue such Letter of Credit, Agent shall promptly notify Borrower, whereupon Borrower may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Request for Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Borrower and Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Agent not to issue such Letter of Credit, Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by the Agent, when aggregated with Agent's outstanding DIP/Bridge Loans and DIP Swing Line Loans, may exceed Agent's DIP/Bridge Loan Commitments for such Borrower then in effect.

                  (iii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.


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

                  (iv) NOTIFICATION TO LENDERS. Upon the issuance of any Letter of Credit the applicable Issuing Lender shall promptly notify Agent of such issuance which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Agent is the Issuing Lender, together with such notice), Agent shall notify each Lender, of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

                  (v) REPORTS TO LENDERS. In the event that the Issuing Lender is other than Agent, such Issuing Lender will send by facsimile transmission to Agent, promptly on the first Business Day of each week, its daily maximum amount available to be drawn under the Letters of Credit issued by such Issuing Lender for the previous week. Agent shall deliver to each Lender upon each calendar month end, and upon each Letter of Credit fee payment, a report setting forth the daily maximum amount available to be drawn for all Issuing Lenders during such period.

                  C. REVOLVING LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit for the benefit of Company, Goss UK, Goss France or Goss Japan, as the case may be, each applicable Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the DIP/Bridge Loan Commitment of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2      LETTER OF CREDIT FEES.

                  Each Borrower agrees to pay the following amounts with respect to Letters of Credit issued hereunder for such Borrower's account:

                  (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable in Dollars directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 and (Y) 0.25% per annum of the Dollar Equivalent of the daily maximum amount available to be drawn under such Standby Letter of Credit, and (b) a letter of credit fee, payable in Dollars to Agent for the account of Lenders, equal to (x) the Dollar Equivalent of the daily maximum amount available to be drawn under such Standby Letter of Credit MULTIPLIED by
         (y) 3.25%, in each case payable in arrears on and to (but excluding) the date that is three (3) Business Days after the last Business Day of each month of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

                  (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable in Dollars directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 and (Y) 0.25% per annum of the Dollar Equivalent of the daily maximum amount available to be drawn under such Commercial Letter of Credit, and (b) a letter of credit fee, payable in Dollars to Agent for the account of Lenders, equal to


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         (x) the Dollar Equivalent of the daily maximum amount available to be drawn under such Commercial Letter of Credit MULTIPLIED BY (y) 3.25%, in each case payable in arrears on and to (but excluding) the date that is three (3) Business Days after the last Business Day of each month of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

                  (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

                  For purposes of calculating any fees payable under clauses (i) or (ii) of this subsection 3.2, (1) the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination, (2) any amount which is denominated in a currency other than Dollars shall be determined based on the applicable Exchange Rate for such currency as of each first Business Day after the last Business Day of each month of each year, and (3) Agent shall provide to Borrowers on each first Business Day after the last Business Day of each month of each year a report specifying the Letter of Credit fees payable by each Borrower and including the calculations of such fees and the Exchange Rate used, and Borrowers shall pay such fees no later than two (2) Business Days after delivery of such report. Promptly upon receipt by Agent of any amount described in clause (i)(b) and (ii)(b) of this subsection 3.2, Agent shall distribute to each other applicable Lender its Pro Rata Share of such amount.

3.3      DRAWINGS AND REIMBURSEMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

                  A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to exercise reasonable care to determine that the documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit.

                  B. REIMBURSEMENT BY BORROWERS OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, (i) such Issuing Lender shall immediately notify the Borrower and Agent and (ii) Borrower shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in same day funds in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Borrower shall have


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notified Agent and such Issuing Lender prior to 12:00 Noon (New York time) on the date such drawing is honored that such Borrower intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of DIP/Bridge Loans, such Borrower shall be deemed to have given a timely Notice of Borrowing to Agent requesting Lenders to make DIP/Bridge Loans that are (x) Base Rate Loans (in the case of Company) or (y) Offshore Rate Loans with an Interest Period of one week (in the case of Goss UK, Goss France or Goss Japan) on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2C, Lenders shall, on the Reimbursement Date, make DIP/Bridge Loans denominated in Dollars that are (x) Base Rate Loans (in the case of Company) or (y) Offshore Rate Loans with an Interest Period of one week (in the case of Goss UK, Goss France or Goss Japan) in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such drawing; and PROVIDED FURTHER that if for any reason proceeds of DIP/Bridge Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, such Borrower shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such DIP/Bridge Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make DIP/Bridge Loans on the terms and conditions set forth in this Agreement, and such Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such DIP/Bridge Loans under this subsection 3.3B.

         C.       PAYMENT BY LENDERS OF UNREIMBURSED DRAWINGS UNDER LETTERS OF
CREDIT.

                  (i) PAYMENT BY LENDERS. In the event that the Borrower shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated in the case of a drawing under a Letter of Credit denominated in an Offshore Currency, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender having a DIP/Bridge Loan Commitment of such Type, of the unreimbursed amount of such drawing and having a DIP/Bridge Loan Commitment of such Type, of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each such Lender shall make available to such Issuing Lender an amount equal to its respective participation in same day funds in Dollars, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any such Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit or the amount of the unreimbursed drawing regarding such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to


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         recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any such Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                  (ii) DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM BORROWERS. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from a Borrower in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

                  D.       INTEREST ON AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

                  (i) PAYMENT OF INTEREST BY BORROWERS. Each Borrower agrees to pay to Issuing Lender, with respect to drawings made under any Letters of Credit issued by such Issuing Lender at such Borrower's request, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of DIP/Bridge Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to DIP/Bridge Loans that are Base Rate Loans and (b) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to DIP/Bridge Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other applicable Lender, out of the interest received by such Issuing Lender in respect of the period from the date of such drawing to but excluding the


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         date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of DIP/Bridge Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by such other Lender for the period from the date on which such Issuing Lender was so reimbursed by such other Lender to but excluding the date on which such portion of such drawing is reimbursed by the Borrower. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4      OBLIGATIONS ABSOLUTE.

                  The obligation of a Borrower to reimburse an Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any DIP/Bridge Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be subject to subsection 2.10 and be unconditional and irrevocable, and any such payments shall be made strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against any Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or document which does not substantially comply with the terms of such Letter of Credit;


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

                  (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5      INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

                  A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, each Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and reasonable allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

                  B. NATURE OF ISSUING LENDERS' DUTIES. As between any Borrower on the one hand and any Issuing Lender on the other hand, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible (absent a determination of a court of competent jurisdiction of gross negligence or willful misconduct by Issuing Lender) for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds


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

thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

                  In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to any Borrower.

                  Notwithstanding anything to the contrary contained in this subsection 3.5, each Borrower shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction or out of a wrongful dishonor by Issuing Lender of a proper demand for payment made under any Letter of Credit.

3.6      INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

                  In the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;


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

                  (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto in an amount deemed by such Issuing Lender or Lender (in its sole discretion) to be material; then, in any case, such Borrower shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to the Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


SECTION 4.        CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder to each Borrower are subject to the satisfaction of the following conditions by such Borrower.

4.1      CONDITIONS TO INITIAL EFFECTIVENESS.

                  The obligations of Lenders to purchase or make any DIP Loans and/or DIP Swing Line Loans on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

                  A. COMPANY AND OTHER BORROWER DOCUMENTS. On or before the Closing Date, Company (and, if so indicated, each other Borrower) shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing
Date:


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                  (i)      Certified copies of the Certificate or Articles of
         Incorporation of Company, together with a good standing certificate from the Secretary of State of Delaware and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                  (ii) Copies of the Bylaws of Company, certified as of the Closing Date by its corporate secretary or an assistant secretary, certified as of the Closing Date by a duly authorized officer;

                  (iii) Resolutions of the Board of Directors of Company approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the Closing Date by its corporate secretary, an assistant secretary or other duly authorized officer as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of the officers of Company executing this Agreement and the other Loan Documents to which it is a party;

                  (v) Executed and acknowledged (where applicable) originals of this Agreement (executed by each Borrower), the Notes (duly executed by Company in accordance with subsection 2.1E, drawn to the order of each applicable Lender and with appropriate insertions) and the other Loan Documents to which Company is a party, which Loan Documents shall include: a Collateral Account Agreement, a Guaranty of the Obligations of Goss UK, Goss France and Goss Japan and a Security Agreement; PROVIDED that with respect to the DIP/Bridge Notes delivered on the Closing Date by Company, Company shall execute and deliver two such DIP/Bridge Notes to BTCo, one for a principal amount of $25,000,000, and the other for a principal amount equal to the remainder of BTCo's Commitment;

                  (vi) An Officers' Certificate from Company as to authorized signatories of that Borrower for Notices of Borrowing, Notices of Conversion/Continuation, Requests of Issuance of Letters of Credit and Notices of Allocation; and

                  (vii)    Such other documents as Agent may reasonably request.

                  B. HOLDINGS DOCUMENTS. On or before the Closing Date, Company shall cause Holdings to deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing
Date:


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                  (i)      Certified copies of the Certificate or Articles of
         Incorporation of Holdings, together with a good standing certificate from the Secretary of State of the State of its jurisdiction of incorporation and each other state in which Holdings is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                  (ii) Copies of the Bylaws of Holdings, certified as of the Closing Date by Holdings' corporate secretary or an assistant secretary;

                  (iii) Resolutions of the Board of Directors of Holdings approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the corporate secretary, an assistant secretary or other duly authorized officer of Holdings as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of the officers of Holdings executing the Loan Documents to which it is a party;

                  (v) Executed originals of the Loan Documents to which Holdings is a party, which Loan Documents shall include a Guaranty of the Obligations of each Borrower, and, with respect to such Guaranty, a Security Agreement; and

                  (vi)     Such other documents as Agent may reasonably request.

                  C. NECESSARY CONSENTS. Company and its Subsidiaries shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the continued operation of the business to be conducted by Company and its Subsidiaries, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain, which either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. No action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired. Agent shall have received an Officer's Certificate of Company to the effect set forth in this subsection 4.1C.

                  D. ENVIRONMENTAL INDEMNITY. If requested by Agent, Agent shall have received from Company and each applicable Subsidiary Guarantor, an environmental indemnity agreement, satisfactory in form and substance to Agent and its counsel, with respect to the indemnification of Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.


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

                  E. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. Agent shall have received evidence satisfactory to it that Holdings and Company shall have taken or caused to be taken such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (v) below) that may be necessary or, in the opinion of Agent, desirable in order to create in favor of Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected first priority security interest as of such date in the entire personal and mixed property Collateral of Holdings and Company. Such actions shall include, without limitation, the following:

                  (i) STOCK CERTIFICATES AND INSTRUMENTS. Delivery to Agent of (a) certificates (which certificates shall be registered in the name of Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Agent) representing the capital stock pledged pursuant to the Security Agreements and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Agent) evidencing any Collateral.

                  (ii) UCC FINANCING STATEMENTS AND OTHER FILINGS. Delivery to Agent of UCC financing statements duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents.

                  (iii) SECURITY AGREEMENTS, ETC. If requested by the Agent, delivery to Agent of the Security Agreements, together with accurate and complete schedules thereto and any cover sheets or other documents or instruments required for filing with the United States Patent and Trademark Office (the "PTO") or any comparable Governmental Authority outside of the United States.

                  (iv) OTHER DOCUMENTS. Delivery to Agent of such other documents and instruments that Agent reasonably deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Agent on behalf of Lenders under the Collateral Documents.

                  (v) EVIDENCE OF OTHER FILINGS. Evidence reasonably satisfactory to Agent that all other filings (including, without limitation, UCC termination statements and comparable instruments under the laws and regulations of Governmental Authorities outside of the United States), recordings and other actions Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Agent.


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

                  F.       ORDERS; RELATED CONSENTS.

                  (i) The Interim Borrowing Order shall have been entered by the Court and shall be unstayed by the Court, and such Interim Borrowing Order shall provide, among other things, that (a) upon delivery of ten (10) days written notice to Borrowers, statutory committees and the U.S. Trustee, Agent may pursue its remedies upon the occurrence of an Event of Default under Section 8 of this Agreement, and (b) any claims to surcharge Agent's security interest in the Collateral under section 506(c) of the Bankruptcy Court are waived.

                  (ii) An order of the Court shall have been entered by the Court approving the Adequate Protection Stipulation after an interim hearing pursuant to Bankruptcy Rule 4001(c)(2) and such order shall be unstayed.

                  (iii) All First Day Orders entered by the Court shall be in form and substance satisfactory to Agent.

                  (iv) Holders of a majority of the Prepetition Lenders' Claims shall have executed and delivered a consent and waiver, in form and substance satisfactory to Agent, waiving the defaults under the Existing Credit Agreement to permit the advances hereunder and consenting to, among other matters, the subordination of the Liens granted in favor of the Prepetition Lenders under the Existing Credit Agreement.

                  G. PLEADINGS. No pleading or application shall have been filed in the Court by any party in interest which is not withdrawn, dismissed or denied within 15 days after filing seeking (i) to dismiss or convert any of the Chapter 11 Cases to a Chapter 7 Case, (ii) the appointment of a Chapter 11 trustee in any of the Chapter 11 Cases, (iii) the appointment of an examiner having enlarged powers relating to the operation of the business of Borrowers (beyond those set forth under Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code, (iv) the granting of a super-priority claim or a Lien pari passu or senior to that of Agent granted pursuant to the DIP Collateral Documents, the Interim Borrowing Order and the Final Borrowing Order, (v) to stay, reverse, vacate, or otherwise modify the Interim Borrowing Order or the Final Borrowing Order without the prior written consent of Agent and Lenders, or (vi) relief from the automatic stay (or any other injunction having similar effect) so as to allow a third party to proceed against any material property or assets of Borrowers.

                  H. FINANCIAL INFORMATION. On or before the Closing Date, Agent shall have received (x) the initial Forecast and the initial Receipts and Disbursements Forecast, in each case form and substance satisfactory to Agent, and (y) the monthly financial statements and related materials for the months of May and June 1999 and the quarterly financial statements and related materials for the Fiscal Quarter ended March 31, 1999, in each as required to be delivered by Borrowers pursuant to subsections 6.1(i) and (ii) of the Existing Credit Agreement.


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

                  I. COLLATERAL REVIEW; BORROWING BASE. On or before the Closing Date, Agent shall have received an updated review and analysis of all Collateral, in form and substance satisfactory to Agent, from a financial advisor, appraiser or auditor satisfactory to Agent. On or before the Closing Date, Agent shall have received a Borrowing Base Certificate certifying the Borrowing Base as of such date, in form and substance satisfactory to Agent.

                  J. EXECUTION OF LOCK-UP AGREEMENT. On or before the Closing Date, Agent shall have received true and correct copies of the Lock-Up Agreement executed by (i) Company, (ii) 67% in amount of the holders of the Senior Subordinated Notes, (iii) 67% in amount and more than 50% in number of the Prepetition Lenders' Claims, and (iv) Stonington Fund and Stonington Equity Sub pursuant to which the parties to such Lock-Up Agreement agree to support the confirmation of the Reorganization Plan.

                  K. STONINGTON COMMITMENT. On or before the Closing Date, Agent shall have received evidence, in form and substance satisfactory to Agent, that Stonington Fund, Stonington General Partner, Stonington Partners and Stonington Equity Sub each has taken, or has caused to be taken, all actions necessary to make and otherwise fund the Stonington Commitment, such actions to include, without limitation, (i) Stonington General Partner delivering a capital demand notice to the limited partners of the Stonington Fund and (ii) Stonington Fund, Stonington General Partner, Stonington Partners and Stonington Equity Sub executing and delivering the Stonington Commitment Documents, in each case copies of which shall have been received by Agent on or before the Closing Date.

                  L. OPINIONS OF BORROWERS' COUNSEL. Lenders shall have received originally executed copies of one or more favorable opinions of Kirkland & Ellis, counsel to Borrowers, in form and substance satisfactory to Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT VIII annexed hereto and such other matters as Agent, acting on behalf of Lenders, may reasonably request.

                  M. EXPENSES AND FEES. Company shall have paid to Agent, for distribution (as appropriate) to Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3. Company shall have paid to Agent all of the Agent's costs and expenses incurred in connection with the consummation of the transactions contemplated hereby and shall have paid all of the fees, costs and expenses of all of Agent's experts, consultants, auditors, appraisers, counsel and other advisors, including without limitation the fees and expenses of O'Melveny & Myers LLP and of local and foreign counsel to Agent.

                  N. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Each Borrower shall have delivered to Agent an Officers' Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were


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

true, correct and complete in all material respects on and as of such earlier date) and that such Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders.

                  O. LENDER APPROVAL AND CONSENT. Each Lender hereby agrees that by its execution and delivery of its signature pages thereto and by the funding of its loans to be made on the Closing Date, such Lender approves of and consents to each of the matters set forth in this subsection 4.1 which must be approved by, or which must be satisfactory to, all or Requisite Lenders; PROVIDED that in the case of any agreement or document which must be approved by, or which must be satisfactory to, all or Requisite Lenders, Agent or Company shall have delivered a copy of such agreement or document in substantially the form in which executed or delivered to such Lender on or prior to the Closing Date.

4.2      CONDITIONS TO ALL LOANS.

                  The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

                  A.       Agent shall have received before that Funding Date,
(i) in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of the Borrower or by any other authorized signatory of such Borrower, and (ii) a certificate executed by the chief financial officer of Company certifying to Agent that, such chief financial officer is not aware of any information contained in the Forecast which is false or misleading or of any omission of information which causes such Forecast to be false or misleading and that the proceeds of the Loans requested on such Funding Date shall be applied in a manner consistent with, and for the purposes identified in, such Forecast.

                  B.       As of that Funding Date:

                  (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;


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

                  (iii) Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                  (iv) No order, judgment or decree of any court (including, without limitation, the Court), arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                  (v) The Interim Borrowing Order and/or the Final Borrowing Order, as applicable, shall be unstayed;

                  (vi) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other comparable or similar law of any Governmental Authority; and

                  (vii) There shall not be pending or, to the knowledge of Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by any Borrower in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

4.3      CONDITIONS TO LETTERS OF CREDIT.

                  The issuance of any Letter of Credit hereunder (whether or not the Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

                  A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

                  B. On or before the date of issuance of such Letter of Credit, Agent shall have received, (i) in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Borrower, or by any other authorized signatory of Borrower, together with all other information specified in subsection 3.1B(i) and such other


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

documents or information as the Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit, and (ii) a certificate executed by the chief financial officer of Company certifying to Agent that, such chief financial officer is not aware of any information contained in the Forecast which is false or misleading or of any omission of information which causes such Forecast to be false or misleading and that the Letters of Credit requested on such issuance date shall be used in a manner consistent with, and for the purposes identified in, such Forecast.

                  C. On the date of issuance of such Letter of Credit, (x) with respect to Company, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date, and (y) with respect to Goss UK, Goss France and Goss Japan, as the case may be, all conditions precedent described in subsections 4.2B and 4.4 shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

4.4      CONDITIONS TO FOREIGN BRIDGE LOANS.

                  The obligations of Lenders to purchase or make any Foreign Bridge Loans under the Foreign Bridge Facility on the applicable Foreign Bridge Facility Availability Date are, in addition to the conditions precedent specified in subsections 4.1 and 4.2, subject to prior or concurrent satisfaction of the following conditions:

                  A. BORROWER DOCUMENTS. On or before the applicable Foreign Bridge Facility Availability Date, each of Goss UK, Goss France and Goss Japan shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the applicable Foreign Bridge Facility Availability Date:

                  (i) Certified copies of its Certificate or Articles of Incorporation, together with a good standing certificate from the appropriate Governmental Authority jurisdiction of incorporation and each other jurisdiction in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, or in each case the comparable or equivalent documentation under the laws of the applicable Governmental Authority, each dated a recent date prior to the applicable Foreign Bridge Facility Availability Date;

                  (ii) Copies of its Bylaws or the comparable or equivalent documentation, certified as of the applicable Foreign Bridge Facility Availability Date by a duly authorized officer;


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

                  (iii) Resolutions of its Board of Directors (or comparable body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the applicable Foreign Bridge Facility Availability Date by its corporate secretary, an assistant secretary or other duly authorized officer as being in full force and effect without modification or amendment;

                  (iv)     Signature and incumbency certificates
         of its officers executing this Agreement and the other Loan Documents to which it is a party;

                  (v) An Officers' Certificate from each Borrower as to authorized signatories of that Borrower for Notices of Borrowing, Notices of Conversion/Continuation, Requests of Issuance of Letters of Credit and Notices of Allocation;

                  (v) Executed and acknowledged (where applicable) originals of the Notes (duly executed by Goss UK, Goss France and Goss Japan, as the case may be, in accordance with subsection 2.1E, drawn to the order of each applicable Lender and with appropriate insertions) and the other Loan Documents to which Goss UK, Goss France or Goss Japan is a party, which Loan Documents shall include any Foreign Collateral Documents required to be delivered on or before the applicable Foreign Bridge Facility Availability Date pursuant to subsection 4.4B; and

                  (vi)     Such other documents as Agent may reasonably request.

                  B. FOREIGN SECURITY DOCUMENTS. On or before the applicable Foreign Bridge Facility Availability Date, Agent shall have received evidence satisfactory to it that Goss UK, Goss France and Goss Japan, as the case may be, shall have (i) taken or caused to be taken such actions, (ii) executed and delivered or caused to be executed and delivered all such agreements, amendments, documents and instruments and, if requested by Agent, legal opinions (in each case, in form and substance satisfactory to Agent and its counsel), and (iii) made or caused to be made all such filings and recordings, in each case of clauses (i), (ii) and (iii) that may be necessary or, in the opinion of Agent, desirable to, maintain and continue in favor of Agent, for the benefit of Lenders, a valid and perfected first priority security interest as of such date in the entire real, personal and mixed property Collateral of Goss UK, Goss France and Goss Japan, as the case may be, and Agent shall have received executed copies of all such agreements, amendments, documents and instruments and, if requested by Agent, legal opinions, and such other documents and instruments as may be requested by Agent.


SECTION 5.        BORROWERS' REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, each Borrower represents and warrants to each Lender, on the date of this


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

Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
SUBSIDIARIES.

                  A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Subject to compliance with any applicable provisions of the Bankruptcy Code, each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and, to issue and pay the Notes. Each Borrower is in compliance with its organizational, formation and governing documents and all applicable orders of the Court.

                  B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions, individually or in the aggregate for all such jurisdictions, where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

                  C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.12.

                  D. SUBSIDIARIES. All of the Subsidiaries of Holdings are identified in SCHEDULE 5.1 annexed hereto. The capital stock of each of the Subsidiaries of Holdings identified in SCHEDULE 5.1 annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Holdings identified in SCHEDULE 5.1 annexed hereto is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority, individually or in the aggregate, has not had and will not have a Material Adverse Effect. SCHEDULE 5.1 annexed hereto correctly sets forth, the ownership interest of Holdings and each of its Subsidiaries in each of the Subsidiaries of Holdings identified therein.


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

5.2      AUTHORIZATION OF BORROWING, ETC.

                  A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes (i) have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto and (ii) have been or by the Closing Date will be duly authorized by the Court.

                  B. NO CONFLICT. The execution, delivery and performance by any Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents, and the issuance, delivery and payment of the Notes, do not and will not (i) subject to Court approval, violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, the Certificate or Articles of Incorporation or Bylaws, or other organizational, formation or governing documents, of any Loan Party or any order, judgment or decree of any court or other Governmental Authority (including, without limitation, the Court) binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under (x) any Contractual Obligation of any Loan Party (performance or enforceability of which has not been excused by the Bankruptcy Code or an applicable order of the Court), except for such breaches, conflicts and defaults which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (y) any applicable order of the Court, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party (performance or enforceability of which has not been waived or excused by the Bankruptcy Code or an applicable order of the Court), except for such approvals or consents or any applicable order of the Court (a) which will be obtained on or before the Closing Date and disclosed on SCHEDULE 5.2 annexed hereto or (b) which (other than with respect to any applicable order of the Court) the failure to obtain could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  C.       GOVERNMENTAL CONSENTS. Except as set forth on
SCHEDULE 5.2 annexed hereto, the execution, delivery and performance by any Loan Party of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for filings that may be made in connection with the perfection of security interests granted pursuant to the Loan Documents, and such other registrations, consents, approvals, notices or other actions which have been or will be made, obtained, given or taken on or before the Closing Date or which the failure to obtain or take could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  D. BINDING OBLIGATION. Upon Court approval, each of the Loan Documents will be duly executed and delivered by each Loan Party that is a party thereto and will be the


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

legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  E. VALID ISSUANCE OF COMPANY COMMON STOCK, HOLDINGS COMMON STOCK AND HOLDINGS PREFERRED STOCK. The issued and outstanding shares of Company Common Stock, the common stock of Holdings and the 6-1/2% Redeemable Pay-in-Kind Preferred Stock of Holdings are validly issued. Except as provided in that certain Stockholders Agreement, dated as of October 15, 1996, among Holdings, Stonington Fund and certain management investors, no stockholder of Company or Holdings has any preemptive rights to subscribe to additional Securities issued by Company or Holdings.

                  F. RESTRICTIONS ON TRANSFER. There are no restrictions on any Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from one to another, other than prohibitions or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents, (ii) applicable law (including the Bankruptcy Code and any applicable orders of the Court), (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, and (iv) any documents or instruments governing the terms of any Indebtedness or other obligations secured by Liens permitted by subsection 7.2 (each of which document or instrument is set forth on, and each of which document and instrument is described on, SCHEDULE 5.2F annexed hereto); PROVIDED that (x) such prohibitions or restrictions apply only to the assets subject to such Liens, and (y) the prohibitions or restrictions set forth in clauses (iii) or (iv) only apply to the extent enforceable under the Bankruptcy Code and the applicable orders of the Court.

                  G. PRE-PETITION INDEBTEDNESS. Prepetition Indebtedness (and all amounts owing in respect thereof) of Debtor Entities as of the Petition Date is set forth on the Debtors' Schedule of Assets and Liabilities filed with the Court, as they may be amended in accordance with the Bankruptcy Rules.

                  H. CHAPTER 11 CASES. The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and of the hearing for the approval of the Final Borrowing Order has been given as identified in the Certificate of Service filed with the Court.

5.3      FINANCIAL CONDITION.

                  Company has heretofore delivered to Lenders, at Lenders' request, the financial statements and information described in subsection 4.1H. All such statements (other than the projected financial statements of Company and its Subsidiaries) were prepared in conformity with GAAP and fairly present the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where

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

applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. None of the Loan Parties has any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole.

5.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

                  Since December 31, 1998, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, other than the commencement of the Chapter 11 Cases and the occurrence of the events described in SCHEDULE 5.4 annexed hereto. Since April 15, 1999, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5      TITLE TO PROPERTIES; LIENS.

                  Holdings, Company and their respective Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.2. Except for (x) Permitted Encumbrances and (y) Liens permitted under subsection 7.2, all such properties and assets are free and clear of Liens.

5.6      LITIGATION; ADVERSE FACTS.

                  Except as set forth in SCHEDULE 5.6 annexed hereto or, with respect to Environmental Claims, as set forth on SCHEDULE 5.13 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Holdings, Company or any of their respective Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of any Borrower, threatened against or affecting Holdings, Company or any of their respective Subsidiaries or any property of Holdings, Company or any of their respective Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor Company nor any of their respective Subsidiaries is (i) in violation of any applicable laws (excluding Environmental Laws which are covered in subsection 5.13) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or


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

in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7      PAYMENT OF TAXES.

                  Except to the extent permitted by subsection 6.3 and to the extent payment has been excused by the Bankruptcy Code or an applicable order of the Court, all material Tax returns and reports of Holdings, Company and their respective Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon Holdings, Company and their respective Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. None of the Borrowers knows of any material proposed Tax assessment against Holdings, Company or any of their respective Subsidiaries which is not being actively contested by Holdings, Company or such Subsidiary in good faith and by appropriate proceedings; PROVIDED that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8      PERFORMANCE OF AGREEMENTS; NO MATERIALLY ADVERSE AGREEMENTS.

                  A. Except as excused the Bankruptcy Code or applicable order of the Court, neither Holdings nor Company nor any of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  B. Neither Holdings nor Company nor any of their respective Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  C. The Contractual Obligations of each of Holdings and Company and their respective Subsidiaries are in full force and effect and no defaults, except as excused the Bankruptcy Code or applicable order of the Court, that could reasonably be expected to result in a Material Adverse Effect currently exist thereunder.

5.9      GOVERNMENTAL REGULATION.

                  Neither Holdings nor Company nor any of their respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or


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

state statute or regulation (other than the Bankruptcy Code) or under any other comparable or similar laws of any Governmental Authority which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10     SECURITIES ACTIVITIES.

                  Neither Holdings nor Company nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

5.11     EMPLOYEE BENEFIT PLANS.

                  A. Holdings and Company and each of their respective Subsidiaries are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder and the terms of each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan.

                  B. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in an aggregate liability to the Company or any of its Subsidiaries of more than $1,000,000.

                  C. In accordance with the most recent actuarial valuation for any Pension Plan, the excess of the aggregated accumulated benefit obligations, as defined in Statement of Financial Accounting Standards No. 87, over the aggregate total fair market value for all such Pension Plans (excluding for purposes of such computation (1) any Pension Plans with respect to which the fair market value of the assets exceeds such accumulated benefit obligations and
(2) any Foreign Unfunded Pension Plan), does not exceed $12,000,000.

5.12     [INTENTIONALLY OMITTED]

5.13     ENVIRONMENTAL PROTECTION.

         Except as set forth in SCHEDULE 5.13 annexed hereto:

                  (i) the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

                  (ii) Company and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are being maintained in good standing, and Company and each of its Subsidiaries are in compliance in all material respects with such Governmental Authorizations;


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

                  (iii) neither Company nor any of its Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or comparable state laws, and, to the best of the Borrowers' knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                  (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                  (v) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any actual or potential violation of or liability under Environmental Laws or (b) any Environmental Claims except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                  (vi) neither Company nor any of its Subsidiaries has any contingent liability in connection with any Release by Company or any of its Subsidiaries except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                  (vii) neither Company nor any of its Subsidiaries nor, to the best knowledge of the Borrowers, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of hazardous waste at any Facility, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                  (viii) no Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed any notice or report of a Release that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                  (ix) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;


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

                  (x) to the best knowledge of Company, no underground storage tanks or surface impoundments are on or at any Facility; and

                  (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility except for any such Lien which would not reasonably be expected to have a Material Adverse Effect.

                  Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred with respect to the Loan Parties relating to any Environmental Laws or any Release of any Hazardous Materials at any Facility or any other location, including without limitation any matter disclosed in SCHEDULE 5.13 annexed hereto which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

5.14     EMPLOYEE MATTERS.

                  There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15     [INTENTIONALLY OMITTED]

5.16     DISCLOSURE.

                  No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to any Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrowers to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Borrowers (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.17     INVENTORY AND ACCOUNTS.

                  Except as disclosed in the written information provided to Lender by Borrowers under subsection 6.1(xx) or otherwise disclosed to Agent in writing, with respect to all Inventory and Accounts:


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

                  (i) Agent may rely upon all statements, warranties, or representations made in any Borrowing Base Certificate or other written report regarding Inventory and Accounts delivered hereunder by Borrowers in determining which items of Inventory or Accounts are to be deemed Eligible Inventory or Eligible Accounts Receivable, as the case may be;

                  (ii) No Inventory or Account is subject to any Lien whatsoever, except for Liens of Lenders under the Collateral Documents and other Liens permitted hereunder;

                  (iii)    No such Inventory has been consigned to any Person;

                  (iv) All Inventory located in the United States of America has been produced in accordance with all applicable requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto;

                  (v) All Inventory has been and shall be used in Borrowers' business and not for personal, family, household or farming use;

                  (vi) Each Eligible Accounts Receivable represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of goods or rendition of services in the ordinary course of Borrowers' business which has been finally accepted by the account debtor and for which the account debtor is unconditionally liable to make payment of the amount stated in each invoice, document or instrument evidencing the Eligible Accounts Receivable in accordance with the terms thereof, without offset, defense or counterclaim and will be paid in full at maturity;

                  (vii) All statements made and all unpaid balances appearing in the invoices, documents and instruments evidencing each Eligible Accounts Receivable are true and correct in all material respects and are in all material respects what they purport to be and, to the best of Borrowers' knowledge, all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract and each account debtor is solvent and financially able to pay in full the Eligible Accounts Receivable when it matures;

                  (viii) None of the transactions underlying or giving rise to any Account violate any state or federal laws or regulations, and all documents relating to the Accounts are legally sufficient under such laws or regulations and are legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been duly complied with; and

                  (ix) All sales, excise and similar taxes relating to Accounts of Borrowers have been paid when due.

5.18     ORDERS.

                  On the date of the making of the initial Loans hereunder, the Interim Borrowing Order (or, if there is no Interim Borrowing Order, the Final Borrowing Order) will have been entered and shall be unstayed. On the date of the making of any Loan, the Interim Borrowing Order or the Final Borrowing Order, as the case may be, shall be unstayed. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations of the Borrowers hereunder and under the other Loan Documents, Lenders shall be entitled to immediate payment of such Obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Court subject to the notice procedures set forth in the second to the last paragraph of Section 8.


SECTION 6.        BORROWERS' AFFIRMATIVE COVENANTS

                  Each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

                  Each Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agent and Lenders:

                  (i) MONTHLY FINANCIALS: as soon as available and in any event within 30 days after the end of each month ending after the Closing Date, (a) the consolidated and consolidating (by geographic region, which regions shall consist of the United States, Europe and Asia, each, a "REGION") balance sheets of each Borrower and its Subsidiaries as at the end of such month and the related consolidated and consolidating (by Region) statements of income, stockholders' equity and cash flows of such Borrower and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month and setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Forecast for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of such Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a report describing the operations of such Borrower and its Subsidiaries in the form prepared for presentation to senior management for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (c) a report comparing the achievements of Company with respect to contract margin improvement, collection of Accounts and disposition of stale Inventory against the corresponding figures from the Forecast for the current Fiscal Year;

                  (ii) QUARTERLY FINANCIALS: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, (a) the consolidated and consolidating (by Region) balance sheets of each Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating (by Region) statements of income, stockholders' equity and cash flows of such Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Forecast for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of such Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of such Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

                  (iii) YEAR-END FINANCIALS: as soon as available and in any event within 100 days after the end of each Fiscal Year, (a) the consolidated and consolidating (by Region) balance sheets of such Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating (by Region) statements of income, stockholders' equity and cash flows of such Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Forecast for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of such Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of such Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements with respect to Company and its Subsidiaries, a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Agent, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with

         GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iv) OFFICERS' AND COMPLIANCE CERTIFICATES: (a) together with each delivery of financial statements of each Borrower and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of each Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken, are taking and propose to take with respect thereto; and (b) together with each delivery of financial statements pursuant to subdivision (ii) and (iii) above, a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in
         Section 7;

                  (v) RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or
         (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii),
         (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for
         (y) the current Fiscal Year to the effective date of such change and
         (z) the full Fiscal Year immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i),
         (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (vi) ACCOUNTANTS' CERTIFICATION: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                  (vii) ACCOUNTANTS' REPORTS: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to any Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of any Borrower and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

                  (viii) SEC FILINGS AND PRESS RELEASES: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by any Borrower to its security holders or by any Subsidiary of any Borrower to its security holders other than any Borrower or another Subsidiary of a Borrower, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by a Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by a Borrower or any of its Subsidiaries to the public concerning material developments in the business of such Borrower or any of its Subsidiaries;

                  (ix) EVENTS OF DEFAULT, ETC.: promptly upon any officer of any Loan Party obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to a Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by a Borrower with the


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         Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6
         of such Form as in effect on the date hereof) if such Borrower were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrowers have taken, are taking and propose to take with respect thereto;

                  (x) LITIGATION OR OTHER PROCEEDINGS: (a) promptly upon any officer of any Loan Party obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting such Borrower or any of its Subsidiaries or any property of such Borrower or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company or any of its Subsidiaries to Lenders or (Y) any material development in any Proceeding that, in any case:

                           (1) could reasonably be expected to result in a Material Adverse Effect; or

                           (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

                  written notice thereof together with such other information as may be reasonably available to such Borrower to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, any Borrower or any of its Subsidiaries equal to or greater than $500,000, and promptly after request by Agent such other information as may be reasonably requested by Agent to enable Agent and its counsel to evaluate any of such Proceedings;

                  (xi) ERISA EVENTS: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xii)    ERISA NOTICES: with reasonable promptness, copies of
         (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company or any of its ERISA Affiliates from a


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         Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

                  (xiii)   [intentionally omitted];

                  (xiv) INSURANCE: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year and confirming the status of Agent as loss payee under all such insurance to the extent required by subsection 6.4;

                  (xv) BOARD OF DIRECTORS: with reasonable promptness, written notice of any change in the Board of Directors of any Borrower;

                  (xvi)    [intentionally omitted];

                  (xvii) BANKRUPTCY INFORMATION: promptly after the same is available, Company shall furnish or cause to be furnished to counsel for Agent all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of Holdings and Company with the Court or the United States Trustee in the Chapter 11 Cases or distributed by or on behalf of Holdings and Company to any official committee appointed in the Chapter 11 Cases and, without limiting the generality of the foregoing, Borrowers shall promptly deliver to, and discuss with, Agent and its counsel any and all information and developments in connection with any proposed Asset Sale, including, without limitation, any letters of intent, commitment letters or engagement letters received by any Borrower, and any other event or condition which is reasonably likely to have a material effect on Holdings, Company or any of the other Borrowers or the Chapter 11 Cases, including, without limitation, the progress of any disclosure statement or any proposed Chapter 11 plan of reorganization;

                  (xviii) UCC SEARCH REPORT: as promptly as practicable after the date of delivery to Agent of any UCC financing statement executed by any Loan Party pursuant to subsection 4.1E or 6.8A, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statements and listing all other effective financing statements in that jurisdiction that name such Loan Party as debtor, together with copies of all such financing statements not previously delivered to Agent by or on behalf of any Borrower or such Loan Party;

                  (xix)    [intentionally omitted];

                  (xx) BORROWING BASE CERTIFICATE: no later than 12:00 noon (New York City time) of the fifteenth (15th) day after the end of each calendar month, a Borrowing Base


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         Certificate dated and certifying the Borrowing Base as of the last day of the immediately preceding month, together with any additional schedules and other information as Agent may reasonably request, and such Borrowing Base Certificate shall, with respect to Equipment and Real Property Assets, use the most recently available appraised values for Equipment and Real Property Assets;

                  (xxi) FORECASTS: as soon as practicable and in any event no later than forty-five (45) days after the beginning of each Fiscal Year, a Forecast for such Fiscal Year, including without limitation (a) a forecasted consolidated and consolidating (by Region) balance sheet and forecasted consolidated and consolidating (by Region) statements of income and cash flows of each Borrower and its Subsidiaries for such Fiscal Year, together with a PRO FORMA Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (b) forecasted consolidated and consolidating (by Region) balance sheet and forecasted consolidated and consolidating (by Region) statements of income and cash flows of each Borrower and its Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

                  (xxii) VARIANCE REPORTS: as soon as available and in any event no later than the fifteenth (15th) day after the last day of each calendar month, Company shall deliver to Agent a Variance Report for the four week period ending on or prior to the last day of such calendar month;

                  (xxiii) RECEIPTS AND DISBURSEMENTS FORECAST: as soon as available and in any event no later than the fifteenth (15th) day after the last day of each calendar month, Company shall deliver to Agent an updated Receipts and Disbursements Forecast for the thirteen (13) week period commencing on the first day of such calendar month;

                  (xxiv) WEEKLY REPORTS: as soon as available, and in any event no later than the Friday following the applicable one week period, a Weekly Report for such week; and

                  (xxv) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to any Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Agent on its own behalf or on behalf of any Lender.


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

6.2      CORPORATE EXISTENCE, ETC.

                  Except as permitted under subsection 7.7, each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

6.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

                  A. Except as allowed by this Agreement or excused by the Bankruptcy Code or an applicable order of the Court, each Borrower will, and will cause each of its Subsidiaries to, pay all Taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a material Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; PROVIDED that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                  B. None of the Borrowers will nor will any such Borrower permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Holdings or any of its Subsidiaries).

6.4      MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET
INSURANCE/CONDEMNATION PROCEEDS.

                  A. MAINTENANCE OF PROPERTIES. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all of their respective material properties used or useful in the business of such Borrower and its Subsidiaries (including, without limitation, all patents, trademarks, tradenames, copyrights, registered names, service marks, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof such that the properties will remain in substantially the same condition and working order, ordinary wear and tear excepted, that exists as of the Closing Date.

                  B. INSURANCE. Each Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Without limiting the generality of the foregoing, each Borrower


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

will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property to the extent that such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program and
(ii) public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to Agent in its commercially reasonable judgment. Each such policy of insurance that insures against loss or damage with respect to any Collateral or against losses due to business interruption shall name Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $500,000 and shall provide for at least 30 days (15 days in the event of non-payment of premium) prior written notice to Agent of any modification or cancellation of such policy.

                  C. APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS. Upon receipt by Agent of any Net Insurance/Condemnation Proceeds as loss payee
(i) in respect of any such business interruption insurance constituting Net Insurance/Condemnation Proceeds, (a) Agent shall, so long as no Event of Default shall have occurred and be continuing, deliver such Net Insurance/Condemnation Proceeds to the applicable Borrower, and (b) if an Event of Default shall have occurred and be continuing, Agent shall, and Borrowers hereby authorize Agent to, apply such Net Insurance/ Condemnation Proceeds to prepay the Loans as provided in subsection 2.4A(iii)(b), and (ii) in respect of any such insurance against loss or damage with respect to any Collateral, (a) to the extent that any Borrower or any of its Subsidiaries intends to use any such insurance proceeds to repair, restore or replace the assets of such Borrower or Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received, Agent shall, so long as no Event of Default shall have occurred and be continuing, (A) in the event the aggregate amount of such Net Insurance/Condemnation Proceeds in respect of any covered loss does not exceed $2,500,000, deliver such Net Insurance/Condemnation Proceeds to such Borrower, and such Borrower shall, or shall cause such Subsidiary to, use such Net Insurance/Condemnation Proceeds to effect such repair, restoration or replacement, and (B) in the event the aggregate amount of such Net Insurance/ Condemnation Proceeds exceeds $2,500,000, hold such proceeds in a cash collateral account and so long as any Borrower or any of its Subsidiaries proceeds to repair, restore or replace the assets of such Borrower or such Subsidiary in respect of which such Net Insurance/ Condemnation Proceeds were received, Agent shall from time to time disburse to such Borrower or such Subsidiary amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Agent of invoices or other documentation reasonably satisfactory to Agent describing the amount of costs so incurred; PROVIDED, HOWEVER, that if in the reasonable good faith belief of Agent, such Borrower or such Subsidiary is not proceeding diligently with the repair, restoration or replacement, Agent shall, and Borrowers hereby authorize Agent to, apply such insurance proceeds to prepay the Loans as provided in subsection 2.4A(iii)(b), and (b) if an Event of Default shall have occurred and be continuing or to the extent that neither the applicable Borrower nor any of its Subsidiaries intends to use any such Net Insurance/ Condemnation Proceeds to repair, restore or replace assets of such Borrower or any of its Subsidiaries as described above, Agent shall, and Borrowers hereby authorize Agent to, apply


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such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4A(iii)(b).

6.5      INSPECTION; RECORDS; AUDITS AND APPRAISALS.

                  A. INSPECTION RIGHTS; RECORDS. Each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Agent (which may include representatives of any Lender at such Lender's expense) to visit and inspect any of the properties of such Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (PROVIDED that such Borrower may, if it so chooses, be present at or participate in any such discussion). Each Borrower shall, and shall cause each of its Subsidiaries to, maintain all of their financial and accounting records in accordance with GAAP (or the equivalent of GAAP in jurisdictions outside of the United States).

                  B. AUDITS AND APPRAISALS. Upon the request of Agent, each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Agent to conduct one or more audits of all Accounts and Inventory of Loan Parties, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

6.6      COMPLIANCE WITH LAWS, ETC.

                  Each Borrower shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including without limitation all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate at any time, a Material Adverse Effect.

6.7      ENVIRONMENTAL DISCLOSURE AND INSPECTION.

                  A. COMPLIANCE WITH ENVIRONMENTAL LAWS. Each Borrower shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply in all material respects and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply in all material respects with all Environmental Laws.

                  B. ENVIRONMENTAL REVIEW AND INSPECTION. Each Borrower agrees that Agent may, from time to time and in its reasonable discretion, retain, at Borrower's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Borrower and, upon a reasonable belief that any Borrower has breached any covenant or representation with respect to environmental matters or that there has been a material violation of Environmental Laws at any Facility or by any Borrower, to conduct its own


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

reasonable investigation of such matter at any Facility currently owned, leased, operated or used by Borrower or any of its Subsidiaries, and Borrower agrees to use its best efforts to obtain permission for Agent's professional consultant to conduct its own investigation of any such matter at any Facility previously owned, leased, operated or used by Borrower or any of its Subsidiaries. Each Borrower hereby grants to Agent and its agents, employees, consultants and contractors the right to enter into or onto the Facilities currently owned, leased, operated or used by Borrower or any of its Subsidiaries upon reasonable notice to Borrower to perform such assessments on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Borrower and Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Borrowers and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this subsection 6.7B will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Agent agrees to deliver a copy of any such report to Borrower with the understanding that each Borrower acknowledges and agrees that (i) it will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to such Borrower's use of or reliance on such report, (ii) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Borrower, neither Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

                  C. ENVIRONMENTAL DISCLOSURE. Each Borrower and its Subsidiaries will deliver to Agent and Lenders:

                  (i) ENVIRONMENTAL AUDITS AND REPORTS. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (ii) NOTICE OF CERTAIN RELEASES, REMEDIAL ACTIONS, ETC. Each Borrower shall promptly advise Agent and Lenders in writing and in reasonable detail of (i) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims made to or on such Borrower or any of its Subsidiaries or Affiliates that could reasonably be expected to give rise to a Material Adverse Effect or with respect to any Release required to be reported to any Governmental Authority,

         (iii) any remedial action taken by such Borrower or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim made to or on such Borrower or any of its Subsidiaries or Affiliates that could have a Material Adverse Effect,
         (iv) such Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any Governmental Authority that suggests such agency is investigating whether such Borrower or any of its Subsidiaries may be potentially responsible for a Release, except for in each case those matters set forth on SCHEDULE 5.13.

                  (iii) NOTICE OF CERTAIN PROPOSED ACTIONS HAVING ENVIRONMENTAL IMPACT. Each Borrower shall promptly notify Agent and Lenders of (i) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that could reasonably be expected to expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Borrower or any of its Subsidiaries and (ii) any proposed action to be taken by Borrower or any of its Subsidiaries to commence manufacturing, industrial or other operations (beyond those presently undertaken) that could reasonably be expected to subject Borrower or any of its Subsidiaries to material additional obligations or requirements under Environmental Laws.

                  (iv) OTHER INFORMATION. Each Borrower shall, at its own expense, provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

         D.       BORROWER'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

                  (i) REMEDIAL ACTIONS RELATING TO HAZARDOUS MATERIALS ACTIVITIES. Each Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all remedial action in connection with the presence, storage, use, disposal, transportation or Release on, under or about any Facility in order to comply in all material respects with all applicable Environmental Laws and Governmental Authorizations. In the event any Borrower or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Borrower or such Subsidiary shall conduct and complete such remedial action in compliance in all material respects with all applicable Environmental Laws, and in accordance with the applicable policies, orders and directives of all Governmental Authorities with jurisdiction except when, and only to the extent that, Borrower's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge


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

         of any Hazardous Materials is being contested in good faith by Borrower or such Subsidiary.

                  (ii) ACTIONS WITH RESPECT TO ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS. Each Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Borrower or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (provided Borrower may reasonably contest alleged violations so long as the delay in the cure by reason of such contest could not reasonably be expected to have a Material Adverse Effect) and (ii) make an appropriate response to any Environmental Claim made to or on Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.8      [INTENTIONALLY OMITTED]

6.9      [INTENTIONALLY OMITTED]

6.10     [INTENTIONALLY OMITTED]

6.11     YEAR 2000 COVENANT.

                  Each Borrower has reviewed, or will expeditiously review, its operations and those of its Subsidiaries with a view to assessing whether its businesses, or the businesses of any of its Subsidiaries, will be vulnerable to a Year 2000 Problem or to the effects of a Year 2000 Problem suffered by any of Company's or any of its Subsidiaries' major commercial counter-parties. Each Borrower shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a Material Adverse Effect. At the request of Agent, each Borrower will provide Agent with assurances and substantiations (including without limitation the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to Agent as to the capability of each Borrower and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect. Each Borrower represents and warrants that it has a reasonable basis to believe that no Year 2000 Problem will cause a Material Adverse Effect.

6.12     STONINGTON 1999 EQUITY CONTRIBUTION; INVESTMENT AGREEMENT.

                  None of the parties to the Investment Agreement shall enter into any agreement which purports to materially amend, supplement or otherwise modify the Investment Agreement without the written consent of Requisite Lenders, as contemplated under the Investment


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

Agreement. In the event that Company has not collected the full amount of the Contributed Accounts on or before November 25, 1999, Holdings shall deliver the Notice of Investment Date and Amount (as defined in the Investment Agreement) to Stonington Financing II LLC within the times specified in the Investment Agreement and Stonington Financing II LLC shall invest in Holdings an amount in Cash of up to $5,000,000 (the "INVESTMENT AMOUNT") within the times specified in the Investment Agreement, but in any event no later than December 31, 1999, in each case pursuant to the Investment Agreement; PROVIDED, HOWEVER, that in the event that Company, through Holdings, exchanges uncollected or deficient Contributed Accounts for such Investment Amount, the face value of such uncollected or deficient Contributed Accounts so exchanged shall not exceed the Investment Amount. Upon receipt of the Investment Amount, Holdings shall immediately apply such Investment Amount to its guaranty of the repayment of the obligations under the Existing Credit Agreement.

6.13     CASH MAINTENANCE.

                  Company shall, and shall cause each of its Domestic Subsidiaries to, (x) deposit, transfer and otherwise maintain all Cash in Deposit Accounts established and maintained with Lenders and (y) maintain all Cash Equivalents with Lenders. Any Cash of Company or any of its Domestic Subsidiaries not on deposit or otherwise maintained in a Deposit Account established and maintained with a Lender and any Cash Equivalents not maintained with a Lender, in each case as of the Closing Date, shall be transferred by Company or such Subsidiariy to a Deposit Account established and maintained with a Lender or to a Lender, as the case may be, no later than thirty (30) days after the Closing Date. In the event that a Lender is replaced pursuant to subsection 2.8 or a financial institution is no longer a Lender under this Agreement, then all Cash and Cash Equivalents maintained with such former Lender shall be transferred to a Lender no later than thirty (30) days after such former Lender is replaced or is no longer a Lender, as the case may be.

6.14     BORROWING BASE AND INVENTORY REPORTS.

                  (i) BORROWING BASE CERTIFICATES. Company shall deliver Borrowing Base Certificates pursuant to, and in accordance with, subsection 6.1(xx). Promptly following receipt of each such Borrowing Base Certificate, Agent shall determine or, as the case may be, redetermine the Borrowing Base in accordance with the definition thereof, using the information contained in such Borrowing Base Certificate, and shall notify Borrowers of the Borrowing Base so determined and so redetermined. Each such Borrowing Base so determined or redetermined by Agent shall remain in effect until notice of a redetermined Borrowing Base shall have been given by Agent in accordance with the provisions of this subsection 6.14.

                  (ii)     INVENTORY REPORTS.

                           (a) Borrowers shall at all times hereafter maintain a perpetual inventory, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrowers' cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during Borrower's usual business hours upon reasonable prior request of Agent.

                           (b)      [intentionally omitted]

                           (c) Upon Agent's request, at any time and from time to time, Borrowers shall, at Borrowers' sole cost and expense, execute and deliver to Agent written reports or appraisals of the Inventory listing all items and categories thereof, describing the condition of same and setting forth the value thereof (the lower of cost or market value of the Inventory), in such form as is reasonably satisfactory to Agent. Agent, in its reasonable discretion, and at Borrowers' expense, may review or have an outside consultant selected by them review, upon reasonable notice and at reasonable times, the quality and amount of inventory.

                  (iii)    ACCOUNTS

                           (a) Borrowers shall immediately upon obtaining knowledge thereof report to Agent all reclaimed, repossessed or returned goods, account debtor claims and any other matter affecting the value, enforceability or collectability of Accounts.

                           (b) At Agent's request, any goods reclaimed or repossessed by or returned to Borrowers will be set aside, marked with Agent's name and held by Borrower for Agent's account and subject to Agent's security interest.

                           (c) Borrowers shall pay all sales, excise or similar taxes relating to Accounts when due.

6.15     FURTHER ASSURANCES.

         A. ASSURANCES. Without expense or cost to Agent or Lenders, each Borrower shall from time to time hereafter execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as Agent may from time to time reasonably request and that do not involve a material expansion of Borrowers' obligations or liabilities hereunder in order to carry out more effectively the purposes of this Agreement, the other Loan Documents, the Interim Borrowing Order or the Final Borrowing Order, including to subject any Collateral, intended to now or hereafter be covered, to the Liens created by the Collateral Documents, to perfect and maintain such Liens, and to assure, convey, assign, transfer and confirm unto Agent the property and rights thereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or that any Borrower may be or may hereafter become bound to convey or to assign to Agent or for carrying out the intention of or facilitating the performance of the terms of this Agreement, any other Loan Documents, the

Interim Borrowing Order or the Final Borrowing Order, registering or recording this Agreement or any other Loan Document. Without limiting the generality of the foregoing, Borrowers shall deliver to Agent, promptly upon receipt thereof, all instruments received by Borrowers after the Closing Date and take all actions and execute all documents necessary or reasonably requested by Agent to perfect Agent's Liens in any such instrument or any other Investment acquired by any Borrower.

         B. FILING AND RECORDING OBLIGATIONS. Except as excused by the Bankruptcy Code or applicable orders of the Court, each Borrower shall jointly and severally pay all filing, registration and recording fees and all expenses incident to the execution and acknowledgement of any Mortgage or other Loan Document, including any instrument of further assurance described in subsection 6.15A, and shall pay all mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any Mortgage or other Loan Document, including any instrument of further assurance described in subsection 6.15A, or by reason of its interest in, or measured by amounts payable under, the Notes, the Mortgages or any other Loan Document, including any instrument of further assurance described in subsection 6.15A, (excluding income, franchise and doing business taxes), and shall pay all stamp taxes and other taxes required to be paid on the Notes or any other Loan Document; PROVIDED, HOWEVER, that such Borrower may contest in good faith and through appropriate proceedings, any such taxes, duties, imposts, assessments and charges; PROVIDED FURTHER, HOWEVER, that such Borrower shall pay all such taxes, duties, imposts and charges when due to the appropriate taxing authority during the pendency of any such proceedings if required to do so to stay enforcement thereof. If any Borrower fails to make any of the payments described in the preceding sentence within ten (10) days after notice thereof from Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure or otherwise, as determined by Agent) accompanied by documentation verifying the nature and amount of such payments, Agent may (but shall not be obligated to) pay the amount due and Borrowers shall jointly and severally reimburse all amounts in accordance with the terms hereof.

         C. COSTS OF DEFENDING AND UPHOLDING THE LIEN. Agent may, upon at least five (5) days' prior notice to Borrowers, (i) appear in and defend any action or proceeding, in the name and on behalf of Agent, Lenders or any Borrower, in which Agent or any Lender is named or which Agent in its sole discretion determines is reasonably likely to materially adversely affect any Mortgaged Property, any other Collateral, any Mortgage, the Lien thereof or any other Loan Document and (ii) institute any action or proceeding which Agent reasonably determines should be instituted to protect the interest or rights of Agent and Lenders in any Mortgaged Property or other Collateral or under this Agreement or any other Loan Document. Borrowers, jointly and severally, agree that all reasonable costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by Agent shall be paid pursuant to subsection 10.2 hereof.

6.16     WAIVER OF CLAIMS TO SURCHARGE.

                  In accordance with the Borrowing Orders, each Borrower hereby waives, and shall cause each of its Subsidiaries to waive, any and all claims to any surcharge of the security interests of Agent in the Collateral under section 506(c) of the Bankruptcy Code.

6.17     REPAYMENT OF CERTAIN LOANS BY GOSS JAPAN.

                  Pursuant to the terms of that certain Limited Waiver dated as of July 28, 1999 by and among Borrowers, Prepetition Lenders and Bankers Trust Company (the "GOSS JAPAN WAIVER"), Goss Japan shall repay Prepetition Lenders the full outstanding principal amount of loans borrowed under the Existing Credit Agreement pursuant to such Goss Japan Waiver, such repayment to be made no later than August 6, 1999.


SECTION 7.        BORROWERS' NEGATIVE COVENANTS

                  Each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1      INDEBTEDNESS.

                  Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) Borrowers may become and remain liable with respect to the Obligations;

                  (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4;

                  (iii) (x) Debtor Entities may remain liable with respect to Prepetition Indebtedness, in each case as set forth on the Schedule of Assets and Liabilities as filed with the Court (as the same may be amended in accordance with the Bankruptcy Rules), and (y) Goss UK, Goss France and Goss Japan may remain liable with respect to Indebtedness described on SCHEDULE 7.1 annexed hereto, in each case without giving effect to any extensions, renewals, refinancings, supplemental borrowings or other incurrences thereof;

                  (iv) Debtor Entities may become and remain liable with respect to Indebtedness incurred in connection with the rejection of unexpired leases and executory contracts in the Chapter 11 Cases; provided that the obligations of Company or any of its Subsidiaries in respect of such Indebtedness shall be determined by the Court order entered at the time of such rejection, to be a general, unsecured, non-priority claim; and

                  (v) Company and its Subsidiaries may become and remain liable with respect to Capital Leases and other Indebtedness, in each case not in existence on the Petition Date, in an aggregate principal amount not exceed $3,000,000 at any time outstanding; and

                  (vi) during the thirty (30) day period immediately following the Closing Date only, Company may become and remain liable with respect to intercompany Indebtedness to any of Goss UK, Goss France and Goss Japan in an aggregate principal amount not to exceed $15,000,000 outstanding at any time during such period; PROVIDED that
         (a) Agent, in its sole discretion, may extend such thirty (30) day period; (b) all such intercompany Indebtedness owed by any of Goss UK, Goss France or Goss Japan to Company shall be reduced dollar for dollar by any Foreign Bridge Loans made to Goss UK, Goss France or Goss Japan, respectively, on and after the applicable Foreign Bridge Facility Availability Date; (c) to the extent not already reduced to zero pursuant to the immediately preceding clause (b), any intercompany Indebtedness owed by any of Goss UK, Goss France or Goss Japan to Company after such 30 day period (or such longer period if extended by Agent) shall be immediately repaid by such Person to Company so that after such period there exists no intercompany Indebtedness; and (d) all such intercompany Indebtedness shall be evidenced by promissory notes that are pledged to Agent pursuant to the terms of the applicable Collateral Documents.

7.2      LIENS AND RELATED MATTERS.

                  A. PROHIBITION ON LIENS. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, or apply to the Court for the authority to do any of the foregoing, except:

                  (i)      Permitted Encumbrances;

                  (ii) Liens created in favor of Agent (for the benefit of Lenders) (a) pursuant to the applicable Collateral Documents or (b) authorized by the Interim Borrowing Order or the Final Borrowing Order;

                  (iii) Liens granted in favor of Prepetition Lenders pursuant to the Existing Credit Agreement and the collateral documents entered into in connection therewith and Liens granted pursuant to the order approving the Adequate Protection Stipulation; and

                  (iv)     Liens existing as of the Petition Date described in
         Schedule 7.2 annexed hereto.

                  B. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWERS OR OTHER SUBSIDIARIES. Except as provided herein, no Borrower will, nor will any Borrower permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by such Borrower or any other Subsidiary of such Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to such Borrower or any other Subsidiary of such Borrower, (iii) make loans or advances to such Borrower or any other Subsidiary of such Borrower, or (iv) transfer any of its property or assets to such Borrower or any other Subsidiary of such Borrower; provided that the mortgage Indebtedness of each of Goss Realty and Sayama Sub permitted under subsection 7.1(vii) may create or otherwise cause or suffer to exist or become effective encumbrances or restrictions on such Subsidiary's ability to pay dividends on its capital stock.

7.3      INVESTMENTS; JOINT VENTURES.

                  No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                  (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                  (ii) Company and its Subsidiaries may continue to own the Investments owned by them and described in SCHEDULE 7.3 annexed hereto;

                  (iii) Company and its Subsidiaries may (x) continue to own the Investments owned by them as of the Closing Date in their respective Foreign Subsidiaries and (y) make intercompany loans to the extent permitted under subsection 7.1(vi);

                  (iv) Company and its Subsidiaries may make and maintain investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business; and

                  (v) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8.

7.4      CONTINGENT OBLIGATIONS.

                  No Borrower shall nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations arising under their respective Guaranties;

                  (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

                  (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of Assets; and

                  (iv) Company and its Subsidiaries, as applicable, may become and remain liable with respect to Contingent Obligations in existence on the Petition Date as described on SCHEDULE 7.4 annexed hereto;

                  (viii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under Currency Agreements entered into in the ordinary course of business;

                  (ix) Company may become and remain liable with respect to Contingent Obligations in respect of performance guarantees entered into in favor of a customer of Goss UK, Goss France or Goss Japan, in the ordinary course of business and consistent with past practice, whereby Company guarantees the performance obligations of Goss UK, Goss France or Goss Japan in connection with the manufacture and delivery of any printing press and/or other machinery or equipment, including without limitation the repayment of any downpayment or other customer advance amount; and

                  (x) Company may become and remain liable with respect to Contingent Obligations in respect of performance bonds in favor of a customer (or designee of such customer) of Goss UK, Goss France or Goss Japan, in the ordinary course of business and consistent with past practice, in an aggregate amount not to exceed $10,000,000.

7.5      RESTRICTED JUNIOR PAYMENTS; PAYMENTS OF PREPETITION INDEBTEDNESS.

                  No Borrower shall nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, (1) declare, order, pay, make or set apart any sum for any Restricted Junior Payment, (2) make any payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) of any Prepetition Indebtedness or other pre-Petition Date obligations of such Person, (3) pay any interest on any Prepetition Indebtedness of such Person (whether in cash, in kind securities or otherwise), or (4) make any payment or create or permit any Lien pursuant to any provision of the Bankruptcy Code, or apply to the Court for the authority to do any of the foregoing; PROVIDED that Borrowers may make:

                  (i) Restricted Junior Payments in the form of certain Purchased Loans and Purchased Receivables (as each such term is defined in the Investment Agreement) in exchange for the Investment Amount (as defined in and determined in accordance with the Investment Agreement); PROVIDED that such Investment Amount shall be used to repay the Prepetition Lenders' Claims;

                  (ii) payments to Bankers Trust Company, as administrative agent under the Existing Credit Agreement, for distribution to the Prepetition Lenders in accordance to each such Prepetition Lender's pro rata share of the revolving loan commitments thereunder, in the following manner and amounts: (a) monthly Cash payments of interest on the loans outstanding under the Existing Credit Agreement and (b) all fees, expenses, disbursements and other costs or liabilities of any financial advisors, accountants, auditors, appraisers, attorneys and other professionals retained by Prepetition Lenders (including, without limitation, reasonable time-charges of in-house counsel); PROVIDED that such loans outstanding under the Existing Credit Agreement shall bear interest at the applicable non-default rate of interest and such interest shall be calculated in accordance with subsection 2.2 of the Existing Credit Agreement; PROVIDED FURTHER that in consideration of such monthly Cash payments, Prepetition Lenders shall separately agree to waive any and all claims for default interest under the Existing Credit Agreement;

                  (iii)    payments permitted under subsection 2.10;

                  (iv) payments with respect to any post-Petition Date expense incurred in the ordinary course of business, including usual and customary post-Petition Date employee salaries and benefits; PROVIDED that Borrower shall not implement or make any payments in respect of bonus, retention, severance or similar arrangements with respect to any of their respective officers, employees, directors or advisors, except pursuant to motions not objected to by Agent;

                  (v)      [intentionally omitted];

                  (vi) payments of Prepetition Indebtedness or other post-Petition Date Obligations pursuant to First Day Motions and other motions, applications or stipulations not objected to by Agent; and

                  (vii)    as specifically permitted by Agent.

7.6      FINANCIAL COVENANTS.


                  A. MINIMUM CONSOLIDATED ADJUSTED EBITDA. Company shall not permit Consolidated Adjusted EBITDA for any of the one, two, three, four, five or six month periods ending during any of the periods set forth below to be less than the correlative amount indicated:


                                                                MINIMUM CONSOLIDATED
               PERIOD                                              ADJUSTED EBITDA
         ---------------------                                  --------------------
         August 1, 1999 through August 31, 1999                     $(5,000,000)
         August 1, 1999 through September 30, 1999                  $(2,000,000)
         August 1, 1999 through October 31, 1999                    $0
         August 1, 1999 through November 30, 1999                   $3,000,000
         August 1, 1999 through December 31, 1999                   $6,000,000

                  B. MINIMUM CONSOLIDATED TOTAL SALES. Company shall not permit Consolidated Total Sales for any of the one, two, three, four, five or six month periods ending during any of the periods set forth below to be less than the correlative amount indicated:


                                                                MINIMUM CONSOLIDATED
                PERIOD                                               TOTAL SALES
         ---------------------                                  --------------------
         July 1, 1999 through August 31, 1999                       $ 55,000,000
         July 1, 1999 through September 30, 1999                    $100,000,000
         July 1, 1999 through October 31, 1999                      $150,000,000
         July 1, 1999 through November 30, 1999                     $200,000,000
         July 1, 1999 through December 31, 1999                     $250,000,000

7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

                  No Borrower shall nor shall any Borrower permit any of its Subsidiaries to:

                  (i) alter the corporate, capital or legal structure of such Borrower or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or

                  (ii) make any Asset Sales or otherwise convey, sell, lease or sub-lease (as lessor or sub-lessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets (including without limitation any Accounts or other accounts receivables), whether now owned or hereafter acquired; or

                  (iii) acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person; or

                  (iv) or acquire by purchase or otherwise any Inventory (other than as required by executed contracts or as required by Company's replacement parts operations);

PROVIDED that Company and its Subsidiaries may make Asset Sales of:

                  (a) the Real Property Assets located in Westmont, Illinois (with respect to the headquarters of Company only) and in Redding, Pennsylvania; and

                  (b) other assets having a fair market value of less than $5,000,000, whether in any single transaction or related series of transactions or in the aggregate; PROVIDED, HOWEVER, that:

                           (x) with respect to any Asset Sale to be made by Company or any of its Subsidiaries in excess of such $5,000,000 amount, any such Asset Sale of assets having a fair market value in excess of $100,000, whether in any single transaction or related series of transactions, shall require the prior written approval of Requisite Lenders;

                           (y) the consideration received for all such assets shall be in Cash in an amount at least equal to the fair market value thereof; and

                           (z) the Net Asset Sale Proceeds of any Asset Sales, to the extent such proceeds exceed $250,000, whether in any single transaction or related series of transactions, shall be applied as mandatory prepayments as required by subsection 2.4A(iii)(a) in an amount equal to such Net Asset Sale Proceeds.

7.8      CONSOLIDATED CAPITAL EXPENDITURES.

                  No Borrower shall nor shall any Borrower permit any of its Subsidiaries to make or incur Consolidated Capital Expenditures, in any period indicated below, in an aggregate amount in excess of the corresponding amount set forth below opposite such period:


                                                                MAXIMUM CONSOLIDATED
                   PERIOD                                       CAPITAL EXPENDITURES
         ---------------------                                  --------------------
         July 1, 1999 through August 31, 1999                       $2,700,000
         July 1, 1999 through September 30, 1999                    $3,700,000
         July 1, 1999 through October 31, 1999                      $4,250,000
         July 1, 1999 through November 30, 1999                     $4,500,000
         July 1, 1999 through December 31, 1999                     $4,700,000

7.9      SALES AND LEASE-BACKS.

                  No Borrower shall nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which such Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than such Borrower or any of its Subsidiaries) or (ii) which such Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Borrower or any of its Subsidiaries to any Person (other than such Borrower or any of its Subsidiaries) in connection with such lease.

7.10     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

                  No Borrower shall nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Holdings or Company or with any Affiliate of Holdings or Company or of any such holder, on terms that are less favorable to Holdings or Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; PROVIDED that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries, (iii) fees paid to Stonington Partners or any of its Affiliates pursuant to this Agreement and (iv) arms-length transactions in the ordinary course of business with other companies managed by Stonington Partners.

7.11     DISPOSAL OF SUBSIDIARY STOCK.

                  Except pursuant to the Collateral Documents, no Borrower shall:

                  (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

                  (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

7.12     CONDUCT OF BUSINESS.

                  From and after the Closing Date, no Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Borrower and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.13     [INTENTIONALLY OMITTED]

7.14     FISCAL YEAR.

                  None of Company nor any of its Subsidiaries shall change its Fiscal Year-end from December 31 without giving 60 days notice to Agent and Lenders of such change.

7.15     FOREIGN UNFUNDED PENSION PLANS.

                  No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, adopt or amend any Foreign Unfunded Pension Plan if such adoption or amendment could reasonably be expected to result in a Material Adverse Effect.

7.16     CHAPTER 11 CLAIMS.

                  Without limiting the provisions of subsection 7.2 hereof, no Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, (i) incur, create, assume, suffer or permit any claim or Lien or encumbrance against it or any of its property or assets in any Chapter 11 Case (other than the claims specifically referred to in subsection 2.10 and the Borrowing Orders, but only to the extent therein described) to be PARI PASSU with or senior to the claims of Agent and Lenders against any Borrower in respect of the DIP Obligations hereunder, or apply to the Court for authority to do so, except to the extent permitted herein, or (ii) incur or permit any other administrative expense claim (other than those specifically referred to in subsection 2.10) having any priority over, or being PARI PASSU with, the administrative expense priority of the DIP Obligations in respect of any of the Chapter 11 Cases.

7.17     AGREEMENTS.

                  Borrowers shall not, and shall not permit any of their Subsidiaries to, assume, reject, cancel, terminate, breach or modify (whether pursuant to Section 365 of the Bankruptcy Code, or any other applicable law) any Material Contract.

7.18     REMEDIES OF AGENT.

                  Borrowers shall not, and shall not permit any of their Subsidiaries to, seek to obtain any stay on the exercise of the remedies available to Agent under this Agreement.


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SECTION 8.        EVENTS OF DEFAULT

                  Notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court, the occurrence of any one or more of the following conditions or events, regardless of the reason therefore, shall constitute an "EVENT OF DEFAULT" hereunder:

8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

                  Failure by any Borrower to pay any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by any Borrower to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by any Borrower within five (5) days after the date due to pay interest on any Loan or any fee or any other amount due under this Agreement; or

8.2      DEFAULT IN OTHER AGREEMENTS.

                  Holdings or any Borrower shall default in the performance of or compliance with any term contained in the Agreement or the other Loan Documents other than those referred to in subsections 8.1, 8.3 or 8.4 and such default shall not have been remedied or waived within thirty (30) days after receipt by Holding or such Borrower, as the case may be, of notice from Agent of any such default; or

8.3      BREACH OF CERTAIN COVENANTS.

                  Failure of any Borrower to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4      BREACH OF WARRANTY.

                  Any representation, warranty, certification or other statement made by any Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by any Borrower or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5      [INTENTIONALLY OMITTED].

8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Borrower (other than Company) or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code which decree or order is not stayed; or (ii) an involuntary case shall be commenced against any Borrower (other than Company)


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         or any of its Material Subsidiaries under the Bankruptcy Code; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower (other than Company) or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Borrower (other than Company) or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Borrower (other than Company) or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or (iii) with respect to Goss France: (a) Goss France ceases or threatens or announces an intention to cease or suspend payment of its debts whether pursuant to
         Article 3 of law No. 85-89 dated 25 January 1985 or otherwise, (b) Goss France becomes insolvent or has any moratorium declared in respect of any of its indebtedness, (c) Goss France applies for the appointment of a CONCILIATOR pursuant to law No. 84-148 dated 1 March 1984, (d) Goss France applies for the appointment of a MANDATAIRE ad hoc, (e) Goss France becomes the object of a judgment declaring its REDRESSMENT JUDICIARE (after notice to terminate addressed to the ADMINISTRATEUR remaining without response for one month or upon the ADMINISTRATEUR electing to terminate) or LIQUIDATION JUDICIAIRE pursuant to law No. 85-998 of 25 January 1985 or subject to a plan for the transfer of the whole or part of its business, or (f) an administrator, receiver, liquidator or similar officer is appointed with respect to Goss France or its assets or any petition or proceedings for any such appointment is brought or a resolution for such appointment is passed; or

8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) Any Borrower (other than Company) or any of its Material Subsidiaries (other than Goss Realty) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Borrower (other than Company) or any of its Material Subsidiaries (other than Goss Realty) shall make any assignment for the benefit of creditors; or (ii) any Borrower (other than Company) or any of its Material Subsidiaries (other than Goss Realty) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Borrower (other than Company) or any of its Material Subsidiaries (other than Goss Realty) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or


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8.8      BANKRUPTCY PROCEEDING EVENTS

                  With respect to the Chapter 11 Cases, (i) the entry of an order, which has not been withdrawn, dismissed or reversed:

                  (a) authorizing any Debtor Entity in any of the Chapter 11 Cases to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code, or authorizing any Person to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, or (except as provided in the Interim Borrowing Order or the Final Borrowing Order) authorizing the use of Cash collateral without Requisite Lenders prior written consent under Section 363(c) of the Bankruptcy Code; or

                  (b) appointing an interim or permanent trustee in any of the Chapter 11 Cases or the appointment of an examiner in any of the Chapter 11 Cases; or

                  (c) without the prior written consent of Lenders, dismissing of any of the Chapter 11 Cases, or converting of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code; or

                  (d) the entry of an order granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code with respect to assets having a value in excess of $1,000,000 in the aggregate (x) to allow any creditor to execute upon or enforce a Lien on any Collateral or on any other property or assets of Holdings or Company or (y) with respect to any Lien of, or the granting of any Lien on any Collateral or any other property or assets of any Borrower to, any State or local environmental or regulatory agency or authority; or

                  (e) amending, supplementing, staying, reversing, vacating or otherwise modifying any of the Interim Borrowing Order, the Final Borrowing Order or this Agreement or any other Loan Document or any of Agent's or Lenders' rights, benefits, privileges or remedies under the Interim Borrowing Order, the Final Borrowing Order, this Agreement or any other Loan Document without the written consent of Requisite Lenders; or

                  (f) without the prior written consent of Lenders, filing a plan of reorganization for Company or any modification thereto other than the Reorganization Plan; or

                  (g) consolidating or combining Holdings or Company with any other Person (other than Holdings or Company), except pursuant to a confirmed plan of reorganization with the prior written consent of holders of 67% of the Prepetition Lenders' Claims as contemplated in the plan of reorganization; or


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                  (h)      approving, or there shall arise, any other
         administrative expense claim (other than those specifically referred to in subsection 2.10) having any priority over, or being PARI PASSU with, the administrative expense priority of the DIP Obligations in respect of any of the Chapter 11 Cases; or

(ii) the filing by any Borrower of a motion, application or other petition to effect or consent to any order referred to in the foregoing clause (i); or

8.9      REORGANIZATION PLAN; FINAL BORROWING ORDER.

                  Debtor Entities shall fail to file the Reorganization Plan and a disclosure statement describing such Reorganization Plan within twenty-one
(21) days of the Petition Date; or the withdrawal or modification of such Reorganization Plan after its filing without the consent of Requisite Lenders; or such Reorganization Plan shall fail to have become effective within 120 days after the Petition Date; or the Court shall fail to enter a Final Borrowing Order within forty-five (45) days after the Petition Date approving, among other things, this Agreement and the other Loans Documents and the transactions contemplated hereunder and thereunder; or

8.10     JUDGMENTS AND ATTACHMENTS.

                  (i) Any money judgment, writ, warrant of attachment or order or similar process as to post-Petition Date liability or Indebtedness involving
(i) in any individual case an amount in excess of $1,000,000 or (ii) in the aggregate at any time an amount in excess of $2,500,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings, any Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or (ii) any non-monetary judgement or order with respect to a post-Petition Date event shall be rendered against Holdings, any Borrower or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect and there shall be a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

8.11     DISSOLUTION.

                  Any order, judgment or decree shall be entered against Holdings, any Borrower or any of its Subsidiaries decreeing the dissolution or split up of Holdings, any Borrower or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 60 days; or


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8.12     EMPLOYEE BENEFIT PLANS.

                  There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Borrower or any of its Subsidiaries in excess of $2,500,000 during the term of this Agreement; or there shall exist an excess of aggregated accumulated benefit obligations, as defined in Statement of Financial Accounting Standards No. 87, over the aggregate total fair market value for all Pension Plans (excluding for purposes of such computation (1) each Pension Plan with respect to which the fair market value of the assets exceeds such accumulated benefit obligations and (2) each Foreign Unfunded Pension Plan), which exceeds $12,000,000; or

8.13     CHANGE IN CONTROL; MANAGEMENT.

                  (i) A change shall occur in the Board of Directors of Holdings so that a majority of the Board of Directors of Holdings ceases to consist of the individuals who constituted the Board of Directors of Holdings on the Petition Date (or individuals whose election or nomination for election was approved by a vote of at least 75% of the directors then in office who either were directors of Holdings on the Petition Date or whose election or nomination for election previously was so approved); or

                  (ii) any Person or Group (within the meaning of Rule 13d-3 of the Securities and Exchange Commission), other than Stonington Partners and its Affiliates, shall become or be the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings on a fully diluted basis, unless Stonington Partners and its Affiliates shall own and continue to so own capital stock representing not less than a majority of such aggregate ordinary voting power; or

                  (iii) Holdings shall cease to beneficially own and control, directly or indirectly, 100% of the issued and outstanding shares of capital stock of Company or shall cease to have the ability to elect all of the Board of Directors of Company; or

                  (iv) Company shall cease to beneficially own and control, directly or indirectly, 100% of the issued and outstanding shares of capital stock of each of the other Borrowers (other than directors' qualifying shares) or Company shall cease to have the ability to elect all of the Board of Directors of each of the other Borrowers; or

                  (v) James Sheehan shall no longer serve as an executive officer of Company or Joe Gaynor shall no longer serve as an executive officer of Company and the position vacated by either of them is not filled by an individual acceptable to Requisite Lenders within 120 days; or


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8.14     INVALIDITY OF LOAN DOCUMENTS.

                  Any Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void; or any Loan Party denies that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or the validity of any Loan Document shall be contested by any Governmental Authority (whether by a general suspension of payments or a moratorium on the payment of any class of indebtedness or otherwise); or any treaty, law, regulation, communique, decree, ordinance or policy of any Governmental Authority shall purport to render any provision of any Loan Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by any Loan Party of its obligations under any Loan Documents; or

8.15     FAILURE OF SECURITY; DENIAL OF LOCK-UP AGREEMENT.

                  (i) Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or Agent shall not have or shall cease to have a valid and perfected first priority security interest in the Collateral or (ii) any party to the Lock-Up Agreement other than a Lender or Agent shall file a motion with the Court, or otherwise file any action, suit, proceeding or arbitration, disputing the validity or enforceability of the Lock-Up Agreement; or

8.16     AMENDMENT OF CERTAIN DOCUMENTS OF HOLDINGS.

                  Holdings shall agree to any material amendment to, or waive any of its material rights under, or otherwise change any material terms of, any of Holdings' Certificate of Designation of 6-1/2% Redeemable Pay-in-Kind Preferred Stock or the Stockholders Agreement dated as of October 15, 1996 by and among Holdings, Stonington Fund and certain management investors party thereto, in each case as in effect on the Closing Date, in a manner adverse to Holdings or any of its Subsidiaries or to Lenders without the prior written consent of Agent and Requisite Lenders; or

8.17     CONDUCT OF BUSINESS RELATING TO HOLDINGS.

                  Holdings shall engage in any business other than owning 100% of the capital stock of Company and entering into and performing its obligations under and in accordance with the Loan Documents to which it is a party, or shall own any assets other than (a) the capital stock of Company and (b) Cash and Cash Equivalents in an amount not to exceed $1,000,000 at any one time for the purpose of paying general operating expenses of Holdings or shall incur or permit to exist any Indebtedness or any other liabilities other than liabilities related to the permitted business of Holdings and which are not material in amount, either individually or in the aggregate


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8.18     FAILURE TO PERFORM UNDER INVESTMENT AGREEMENT.

                  Holdings shall have failed to deliver the Notice of Investment Date and Amount (as defined in the Investment Agreement) to Stonington Financing II LLC within the times specified in the Investment Agreement or Holdings shall have failed to perform its other obligations under the Investment Agreement, or Stonington Financing II LLC shall have failed to invest in Holdings, within the times specified in, and subject to the terms and conditions of, the Investment Agreement, the full amount of the Investment Amount (as defined in subsection 6.12) in Cash; or

8.19     FAILURE BY STONINGTON TO MAKE EQUITY CONTRIBUTIONS.

                  (i) Stonington Equity Sub shall have failed to receive $25,000,000 to fund the Stonington Commitment pursuant to the Stonington Commitment Documents by the Settlement Date (as such term is defined and used in the Stonington Assignment Agreement); or (ii) Stonington Equity Sub shall have failed to transfer or otherwise deposit $25,000,000 into the Collateral Account (as such term is defined and used in the Stonington Cash Collateral Account Agreement) by the Settlement Date (as such term is defined and used in the Stonington Assignment Agreement); or (iii) Stonington Equity Sub shall have failed to convert the Stonington Commitment in an aggregate amount of $25,000,000 (regardless of the aggregate principal amount of DIP/Bridge Loans outstanding or the Commitments then in effect on the date of the effectiveness of the Reorganization Plan) into equity in the reorganized Holdings or contribute such additional capital so that Stonington Equity Sub shall contribute not less than $50,000,000 in the aggregate of equity to the reorganized Holdings upon the effectiveness of the Reorganization Plan, in each case pursuant to the Lock-Up Agreement:

THEN upon the occurrence and during the continuation of any Event of Default, Agent, upon the written request or with the written consent of Requisite Lenders, shall (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court), by written notice to each Borrower, declare all or any portion of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations to be, and the same shall forthwith become, immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and the obligation of each Lender to make any Loan, the obligation or right of any Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).


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                  Any amounts described in clause (b) above, when received by
Agent, shall be held by Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

                  Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph each Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to each Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit any Borrower and do not grant any Borrower the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                  Further upon the occurrence and during the continuance of any Event of Default, Agent may (i) exercise all rights and remedies of Agent set forth in any of the Collateral Documents, in addition to all rights and remedies allowed by, the United States and of any state thereof, including but not limited to the UCC, and (ii) revoke Borrowers' rights to use cash collateral in which Agent has an interest; PROVIDED that, any other provision of this Agreement or any other Loan Document to the contrary notwithstanding, with respect to the foregoing, Agent shall give Loan Parties and counsel to any official committees in respect of the Chapter 11 Cases and the office of the United States Trustee ten (10) days prior written notice (which notice shall be delivered by facsimile or overnight courier) of the exercise of its rights and remedies with respect to the Collateral and file a copy of such notice with the clerk of the Court. Neither Agent nor Lenders shall have any obligation of any kind to make a motion or application to the Court to exercise their rights and remedies set forth or referred to in this Agreement or in the other Loan Documents. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and not alternative.

                  Each Borrower hereby waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties or other property at any time held by Agent or Lenders on which Loan Parties may in any way be liable and hereby ratify and confirm whatever Agent and Lenders may lawfully do in this regard, (ii) subject to the notice provisions of the preceding paragraph, all rights to notice


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and hearing prior to Agent's taking possession or control of, or to Agent or
Lenders reply, attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing Agent or Lenders to exercise any of their remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Each Borrower acknowledges that it has been advised by counsel of its choice with respect to the effect of the foregoing waivers and this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.


SECTION 9.        AGENT

9.1      APPOINTMENT.

                  BTCo and its applicable Affiliates are hereby appointed by each Lender as the Agent so appointed hereunder and under the other Loan Documents, and each such Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent and Lenders and Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower or any of its Subsidiaries.

9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

                  A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

                  B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents


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furnished or made by Agent to Lenders or by or on behalf of any Borrower to
Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Borrower or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

                  C. EXCULPATORY PROVISIONS. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by such party's gross negligence or willful misconduct. If Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrowers and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent or any of its officers, directors, employees or agents as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

                  D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to their participation in the Loans and the Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, includes Agent, in each case in its individual capacity. Agent and each of its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.


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9.3      REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF
CREDITWORTHINESS.

                  Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of each Borrower and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of each Borrower and its Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4      RIGHT TO INDEMNITY.

                  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent and its respective officers, directors, employees or agents to the extent that Agent and such officers, directors, employees or agents shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable costs and expenses (including, without limitation, reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent and such officers, directors, employees or agents in exercising its or their powers, rights and remedies or performing its or their duties hereunder or under the other Loan Documents or otherwise in its or their capacity as Agent or as an officer, director, employee or agent of Agent in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's or such officer's, director's, employee's or agent's gross negligence or willful misconduct. If any indemnity furnished to Agent or any such officer, director, employee or agent for any purpose shall, in the opinion of Agent or such officer, director, employee or agent be insufficient or become impaired, Agent or such officer, director, employee or agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5      SUCCESSOR AGENT.

                  Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and each Borrower, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to each Borrower and Agent, as the case may be, and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to each Borrower, to appoint a successor Agent. Upon the acceptance of any appointment as Agent


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hereunder by a successor Agent that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9.6      COLLATERAL DOCUMENTS AND GUARANTIES.

                  Each Lender hereby further authorizes Agent to enter into each Collateral Document as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of each Collateral Document; PROVIDED that, subject to any provision of subsection 10.6 requiring the consent of any additional Lenders, Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document or any Guaranty without the prior consent of Requisite Lenders, but Agent may (i) release any Lien covering any items of Collateral that are the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have consented and (ii) release any Guarantor (other than any Borrower or Holdings) from its Guaranty if all of the capital stock of such Guarantor is sold to a Person that is not any Affiliate of Company pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have consented. Each Lender hereby further authorizes Agent to execute and deliver on behalf of and for the benefit of Lenders, if Agent determines to be necessary or desirable, a "REITERATION ET RESERVATION HYPOTHECAIRE" to be executed before a "NOTAIRE" (notary) in France. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any of the Guaranties, it being understood and agreed that all rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof.

                  It is herein specified that obligations of Goss France under this Agreement shall be in addition to its obligations resulting from the Existing Credit Agreement, and that Agent hereby reserves, as provided under
Article 1278 of the French Civil Code, as security for the obligations of Goss France under this Agreement, the benefit of the security interest created by the "REITERATION DELEGATION ET AFFECTATION HYPOTHECAIRE" (mortgage agreement) dated October 15, 1996 (registered with the Mortgage Registry of Nantes on November 25, 1996, Volume 1996V, nDEG. 5627) between Agent and Goss France (formerly named Rockwell Systemes Graphiques Nantes, S.A.) and by the "REITERATION DE CONTRAT DECREDIT MODIFIE ET RESERVE DE GARANTIE HYPOTHECAIRE" (mortgage amendment) dated March 2, 1998 between Agent and Goss France.

                  It is herein specified that obligations of Company under this Agreement shall be in addition to its obligations resulting from the Existing Credit Agreement, and that therefore Agent hereby reserves, as provided under
Article 1278 of the French Civil Code, as security for


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the obligations of Company under this Agreement, the benefit of the security interest created by the Share Pledge Agreement dated October 15, 1996 among Company and Agent relating to the pledge of Goss France's shares by Company, and the Amendment Agreement dated January 29, 1998 among Company and Agent relating to the Share Pledge Agreement dated October 15, 1996.

9.7      DOCUMENTATION AGENT

         Any Lender identified on the facing page, or signature pages of this Agreement, as "documentation agent" shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, any Lender so identified as "documentation agent" shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 10.       MISCELLANEOUS

10.1     ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

                  A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; PROVIDED that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; PROVIDED FURTHER that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii); and PROVIDED FURTHER that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the DIP/Bridge Loan Commitment and the DIP/Bridge Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

         B.       ASSIGNMENTS.

                  (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to


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         another Lender, or to an Affiliate of the assigning Lender or another
         Lender, with the giving of notice to Company and Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Agent and, in the case of an assignment of an Indemnity Amount or an Indemnity Participation, the consent of Agent (which consent of Agent shall not be unreasonably withheld); PROVIDED that any such assignment by a Lender in accordance with either clause
         (a) or (b) above shall effect a pro rata assignment of each Type of Commitment and each Type of Loan of the assigning Lender, and in the event that any such assigning Lender is an Indemnifying Lender, shall also effect a pro rata assignment of any Indemnity Participation and Indemnity Amount; PROVIDED FURTHER that notwithstanding the foregoing, in the event that an Indemnifying Lender is making an assignment to any other Lender or Eligible Assignee, which Lender or Eligible Assignee desires to become a UK Bridge Lender, a French Bridge Lender or a Japanese Bridge Lender hereunder, as the case may be, Agent shall be entitled to assign to such other Lender or Eligible Assignee, without making a pro rata assignment of any other Type of Commitment or Type of Loan of Agent, that portion of its UK Bridge Loan Commitment, its French Bridge Loan Commitment or its Japanese Bridge Loan Commitment, as the case may be, which represents the portion of the Indemnity Participation and Indemnity Amount being assigned to such other Lender or Eligible Assignee by such Indemnifying Lender, and upon such assignment by Agent, such other Lender or Eligible Assignee shall become a UK Bridge Lender, a French Bridge Lender or a Japanese Bridge Lender hereunder, as the case may be. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500, and with such forms, certificates or other evidence, if any, with respect to any withholding tax matters as the assignee under such Assignment Agreement may be required to deliver to Agent or the appropriate persons, as the case may be, pursuant to subsection 2.7B(iii)(a) (as fully set forth in ANNEX A). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; PROVIDED that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender


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         with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of EXHIBIT IV or EXHIBIT V annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and/or the assigning Lender.

                  (ii) ACCEPTANCE BY AGENT; RECORDATION IN REGISTER. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to any withholding tax matters that such assignee may be required to deliver to Agent or the appropriate persons, as the case may be, pursuant to subsection 2.7B(iii) (as fully set forth in ANNEX A), Agent shall, if Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

                  C. PARTICIPATIONS. The holder of any participation (other than any holder of any Indemnity Participation), other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Borrowers hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Each Borrower and each Lender hereby acknowledges and agrees that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of such Borrower to the participant and (b) the participant shall be considered to be a "Lender".

                  D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender,


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and its Notes to any Federal Reserve Bank as collateral security pursuant to
Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; PROVIDED that (i) no Lender shall, as between any Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                  E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

10.2     EXPENSES.

                  Whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the actual and reasonable costs of furnishing all opinions by counsel for any Borrower (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of any Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the actual and reasonable fees, expenses and disbursements of counsel to Agent (including actual and reasonable allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Borrower; (iv) all the actual and reasonable costs and expenses of creating and perfecting Liens in favor of Agent, on behalf of Lenders, pursuant to the Loan Documents, including without limitation costs of conducting record searches, examining Collateral, costs of title insurance premiums, real estate survey costs, and fees and taxes in connection with the filing of financing statements, costs of preparing and recording Loan Documents, fees and expenses of counsel for providing such opinions as Agent or Requisite Lenders may reasonably request, and fees and expenses of legal counsel to Agent; (v) all the actual costs and reasonable expenses of obtaining and reviewing any appraisals provided for under this Agreement and any environmental audits or reports provided for under this Agreement; (vi) all other actual and reasonable costs and expenses incurred by Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; (vii) all costs and expenses, including reasonable attorneys' fees (including actual and reasonable allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to the Chapter 11 Cases or any other


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insolvency or bankruptcy proceedings, and (viii) all fees, expenses, disbursements and other costs or liabilities of any financial advisors, accountants, auditors or appraisers retained by Agent or its counsel in connection with this Agreement or any other Loan Document or the transactions contemplated thereby. Without limiting the generality of the foregoing, if, at any time or times, regardless of the existence of an Event of Default, Agent or any Lender shall incur reasonable expenses itself or employ counsel or other professional advisors, including, but not limited to, environmental, financial and management consultants, for advice or other representation or shall incur legal, appraisal, accounting, consulting or other reasonable costs and expenses in connection with:

                  (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents, or any other agreements to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case or proceeding commenced by or against any Borrower or any other Person that may be obligated to Agent or any Lender by virtue of the Loan Documents, under the Bankruptcy Code, or any other applicable Federal, state, or foreign bankruptcy or other similar law;

                  (ii) any attempt to enforce any rights or remedies of Agent or any Lender against any Borrower, or any other Person that may be obligated to Agent or any Lender by virtue of being a party to any of the Loan Documents;

                  (iii) any attempt to appraise, inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral, including without limitation, obtaining and reviewing any environmental audits or reports provided for under subsection 4.1; or

                  (iv) any Chapter 11 Case (including, without limitation, the on-going monitoring by Agent of the Chapter 11 Cases, including attendance by Agent and their counsel at hearings or other proceedings and the on-going review of documents filed with a Court in respect thereof) and Agent's and Lenders' interests with respect to any Borrower (including, without limitation, the on-going review of any Borrower's business, assets, operations, prospects or financial condition as Agent shall deem necessary), the Collateral or the Obligations;

then, and in any such event, the reasonable fees and expenses incurred by Agent, such Lender and such attorneys and other professional advisors and consultants arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel (including actual and reasonable allocated costs of internal counsel) or other professionals in any way or respect arising in connection with or relating to any of the events or actions described in this subsection 10.2 shall be payable, on demand, by Borrowers to Agent and such Lender and shall be additional Obligations secured under the


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Collateral Documents and the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' and experts' fees, costs and expenses; appraisers' fees, costs and expenses; management and other consultants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; communication charges, air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other professional services.

10.3     INDEMNITY.

                  In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to defend, indemnify, pay and hold harmless Agent and Lenders, and the officers, directors, employees, attorneys, agents and affiliates of Agent and Lenders (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the Chapter 11 Cases or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to any Borrower with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); PROVIDED that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

                  Without limiting the generality of the foregoing, each Borrower further agrees to fully and promptly pay, perform, discharge, defend (subject to Indemnitee's selection of counsel), indemnify and hold harmless each Indemnitee from and against any Indemnified


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Environmental Liabilities; PROVIDED that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Environmental Liabilities to the extent such Indemnified Environmental Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Environmental Liabilities incurred by the Indemnitees or any of them. As used herein, "INDEMNIFIED ENVIRONMENTAL LIABILITIES" means any liabilities, obligations, losses, damages (including, without limitation, natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including, without limitation, the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation, or other response action necessary to remove, remediate, clean up, or abate any Hazardous Materials or any activity relating to Hazardous Materials that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim), expenses and disbursements of any kind or nature whatsoever, whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of: (i) any Release, threatened Release or disposal of any Hazardous Materials at any of the Facilities; (ii) the Release, threatened Release, or disposal at any location of any Hazardous Materials generated at or originating from any of the Facilities by or at the direction of Company or any of its Subsidiaries; (iii) any Environmental Claim in connection with any of the Facilities; or (iv) the operation of or violation of any Environmental Law at any of the Facilities.

10.4     SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, and notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court, upon the occurrence of any Event of Default and consultation with Agent each Lender is hereby authorized by each Borrower at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any of its Affiliates to or for the credit or the account of such Borrower against and on account of the obligations and liabilities of such Borrower under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit


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and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Borrower hereby further grants to Agent and each Lender for the benefit of all Lenders a security interest in all deposits and accounts maintained with Agent or such Lender as security for the Obligations.

10.5     RATABLE SHARING

                  Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender from a Borrower hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of such Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by such Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6     AMENDMENTS AND WAIVERS.

                  No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by any Borrower therefrom, shall in any event be effective without the written concurrence of such Borrower and Requisite Lenders; provided that the Stonington Lender shall not be treated disparately from the other Lenders; provided further that any such amendment, modification, termination, waiver or consent which:


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                  (a)      extends the final scheduled maturity of any Loan or
         Note, or extends the stated maturity of any Letter of Credit beyond the Commitment Termination Date, or reduces the rate or extends the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduces the principal amount thereof (except to the extent repaid in cash); or

                  (b) releases all or substantially all of (x) the Collateral (except as expressly provided in the Loan Documents) under all the Collateral Documents, or (y) the Guarantors (except as expressly provided in the Loan Documents) from their obligations under any of the Guaranties; or

                  (c) amends, modifies or waives any provision of this subsection 10.6; or

                  (d) reduces the percentage specified in the definition "Requisite Lenders"; or

                  (e) consents to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or any other Loan Document; or

                  (f) increases the advance rates provided for in the definition of "Borrowing Base" to any level above the advance rates in effect as of the Closing Date;

shall be effective only if (x) evidenced in a writing signed by or on behalf of all Lenders (other than the Stonington Lender) with respect to clauses (a), (b) and (d)-(f) above (with Obligations being directly affected in the case of clause (a) above), and (y) evidenced in a writing signed by or on behalf of all Lenders (including the Stonington Lender) with respect to clause (c) above only; PROVIDED that in the case of (x) above the Stonington Lender shall not be treated disparately from the other Lenders.

                  In addition, (i) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender (other than the Stonington Lender) which is the holder of that Note, (ii) to the extent related to (a) UK Bridge Indemnifying Lenders or UK Bridge Loan Commitments, (b) French Bridge Indemnifying Lenders or French Bridge Loan Commitments, or (c) Japanese Bridge Indemnifying Lenders or Japanese Bridge Loan Commitments, no amendment, modification, termination or waiver of any provision of subsection 2.9 or of related definitions shall be effective without the written concurrence of, respectively, (x) the UK Bridge Indemnifying Lenders (other than the Stonington Lender) holding a majority of the UK Bridge Loan Exposure and of Agent, (y) the French Bridge Indemnifying Lenders (other than the Stonington Lender) holding a majority of the French Bridge Loan Exposure and of Agent, and (z) the Japanese Bridge Indemnifying Lenders (other than the Stonington Lender) holding a majority of the Japanese Bridge Loan Exposure and of Agent, and (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its


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

terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent.

                  Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender (including the Stonington Lender) at the time outstanding, each future Lender and, if signed by any Borrower, on such Borrower. Neither this subsection 10.6 nor any other provision of this Agreement or in any other Loan Document shall give any Lender, in its capacity as a Lender hereunder, any right, privilege or vote to amend, modify, terminate or waive any provision of the Existing Credit Agreement, any notes issued thereunder, any of the other loan documents entered into in connection therewith or any Liens granted in favor of Prepetition Lenders thereunder.

10.7     INDEPENDENCE OF COVENANTS.

                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8     NOTICES.

                  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the mail with postage prepaid and properly addressed; PROVIDED that notices to Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrowers and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

10.9     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

                  B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

                  No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11    MARSHALLING; PAYMENTS SET ASIDE.

                  None of Agent or any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12    SEVERABILITY.

                  In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

                  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14    HEADINGS.

                  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15    APPLICABLE LAW.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL BANKRUPTCY LAW.

10.16    SUCCESSORS AND ASSIGNS.

                  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). None of Borrowers' rights or obligations hereunder nor any interest therein may be assigned or delegated by any Borrower without the prior written consent of all Lenders.

10.17    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GOSS UK, GOSS FRANCE AND/OR GOSS JAPAN ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Each Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Borrower at its address provided in subsection 10.8, such service being hereby acknowledged by such Borrower to be sufficient for personal jurisdiction in any action against such Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction.

10.18    WAIVER OF JURY TRIAL.

                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19    CONFIDENTIALITY.

                  Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified in writing as confidential by any Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by each Borrower that in any event a Lender may make disclosures to Affiliates of such Lender, to the legal counsel and accountants of such Lender or of such Affiliates, or disclosures reasonably required by any bona fide assignee, transferee or participant (who shall have agreed to the confidentiality of the same) in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20    JUDGMENT CURRENCY.

                  (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures Agent or a Lender could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

                  (b) The obligations of each Borrower in respect of any sum due from it to Agent or any Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by Agent or Lender of any sum adjudged to be so due in such Other Currency Agent or Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due Agent or Lender in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or Lender against such loss, and if the Original Currency so purchased exceed the sum originally due to Agent or Lender in the Original Currency, Lender shall remit such excess to such Borrower.

10.21    COUNTERPARTS; EFFECTIVENESS.

                  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each Borrower and Agent of written or telephonic notification of such execution and authorization of delivery thereof.


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

10.22    NO IMMUNITY.

                  To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection 10.22 shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

10.23    PARTIES INCLUDING TRUSTEES; COURT PROCEEDINGS.

                  This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Agent and each Lender, and the assigns, transferees and endorsees of Agent and each Lender. The security interests and Liens created in this Agreement, the Collateral Documents and the other Loan Documents shall be and remain valid and perfected, and the claims of Agent and Lenders hereunder valid and enforceable in accordance with the terms hereof, notwithstanding the discharge of any Borrower pursuant to 11 U.S.C.
Section 1141, the conversion of any Chapter 11 Case or any other bankruptcy case of any Loan Party to a case under Chapter 7 of the Bankruptcy Code, the dismissal of any Chapter 11 Case or any subsequent Chapter 7 case or the release of any Collateral from the property of any Loan Party. The security interests and Liens created in this Agreement, the Collateral Documents and the other Loan Documents shall be and remain valid and perfected without the necessity that Agent file financing statements or otherwise perfect its security interests or Liens under applicable law. This Agreement, the claims of Agent and Lenders hereunder, and all security interests or Liens created hereby or pursuant hereto or by or pursuant to the Collateral Documents or any other Loan Document shall at all times be binding upon Loan Parties, the estates of Loan Parties and any trustee appointed in any Chapter 11 Case or any Chapter 7 case, or any other successor in interest to Borrowers. This Agreement shall not be subject to
Section 365 of the Bankruptcy Code.



                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.





                     [Signature pages intentionally omitted]

                                     ANNEX A


2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

                  A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, commitment fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Offshore Rate Loans that are reflected in the definition of Adjusted Offshore Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market for the Applicable Currency;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto in an amount deemed by such Lender (in its sole discretion) to be material; then, in any such case, the applicable Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the applicable Borrower (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the


                                    Annex A-1
additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B.       WITHHOLDING OF TAXES.

                  (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by Borrowers under this Agreement and the other Loan Documents shall be paid free and clear of, and, except to the extent required by law, without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America, the UK, France or Japan or any political subdivision in or of the United States of America, the UK, France or Japan or any other jurisdiction from or to which a payment is made by or on behalf of any Borrower or by any federation or organization of which the United States of America, the UK, France or Japan or any such jurisdiction is a member at the time of payment.

                  (ii) GROSSING-UP OF PAYMENTS. If any Borrower or any other Person (including any Funding Lender with respect to any payments made to an Indemnifying Lender under subsection 2.9) is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Borrower to Agent or any Lender under any of the Loan Documents or by any Funding Lender with respect to any payments made to an Indemnifying Lender under subsection 2.9:

                           (a) such Borrower shall notify Agent of any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it;

                           (b) such Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on Agent or any such Lender, as the case may be) on behalf of and in the name of Agent or any such Lender;

                           (c) the sum payable by such Borrower or by such Funding Lender in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent, such Lender or Indemnifying Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, such Borrower shall deliver to Agent evidence reasonably satisfactory to the other


                                    Annex A-2
                  affected parties of such deduction, withholding or payment and of its making payment thereof to the relevant taxing or other authority;

         PROVIDED that no such additional amount of United States Tax shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender; PROVIDED FURTHER that any such additional amount of UK, French, or Japanese Tax, as the case may be, shall be required to be paid by Borrower to Agent, any applicable Indemnifying Lender or to any other Lender under clause (c) above whether or not any such payment shall be required as a result of any change in applicable laws and regulations after the date hereof (i.e., Borrower shall be required to pay such additional amount of UK, French, or Japanese Tax, as the case may be, even if the obligation to make such payment shall have arisen under applicable laws and regulations as in effect on the date hereof); and PROVIDED FURTHER that notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that Agent is required by any applicable law or regulation, whether or not in effect on the date hereof, to make any deduction or withholding on account of any such UK, French, or Japanese Tax from any sum paid or payable by Agent to any Indemnifying Lender pursuant to subsection 2.9, (a) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on Agent or such Indemnifying Lender, as the case may be) on behalf of and in the name of Agent or such Indemnifying Lender; and (b) the sum payable by such Borrower or by Agent in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or Indemnifying Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made. Borrower shall indemnify Agent and each applicable Indemnifying Lender for any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or under any applicable Governmental Authority with respect to the payments to be made pursuant to subsection 2.9.

                  (iii)    EVIDENCE OF EXEMPTION FROM WITHHOLDING TAXES.

                           (a)      (1)      Each Lender that is organized under
                  the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall


                                    Annex A-3
                  deliver to Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), (X) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Non-US Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Non-US Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Non-US Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (Y) if such Non-US Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (X) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Non-US Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Non-US Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Non-US Lender of interest payable under any of the Loan Documents.

                                    (2)      Each UK Bridge Lender (other than a
                  UK Qualifying Lender; PROVIDED that this clause 2.7B(iii)(a)(3) shall apply to a UK Qualifying Lender who loses such status, other than through a change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof after the Relevant Date (as defined below) as set out in clause 2.7B(iii)(c), from the date of such loss) shall deliver to the appropriate Person such application forms, certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such UK Bridge Lender, to enable Goss UK to be able to pay interest on the UK Bridge Loans from it without withholding or deduction for or on account of any UK income tax. Each UK Bridge Lender severally warrants to Goss UK that on the Relevant Date (as defined in clause 2.7B(iii)(c)) (i) it is a UK Qualifying Lender or (ii) it is a UK Double Tax Treaty Lender that has or will timely fulfill its obligations under subsection 2.7B(iii).

                                    (3)      Each French Bridge Lender that is
                  organized under the laws of any jurisdiction other than France or any political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-FRENCH BRIDGE LENDER") agrees to deliver to Goss France and Agent upon request such certificates, documents or other evidence as may be required from time to time, properly completed and duly


                                    Annex A-4
                  executed by such Non-French Bridge Lender, to establish the basis for any applicable exemption from or reduction of Taxes with respect to any payments to such Non-French Bridge Lender of principal, interest, fees, commissions or any other amount payable under this Agreement or the French Bridge Loans.

                                    (4)      Each Japanese Bridge Lender that is
                  organized under the laws of any jurisdiction other than Japan or any political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-JAPANESE BRIDGE LENDER") agrees to deliver to Goss Japan and Agent upon request such certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such Non-Japanese Bridge Lender, to establish the basis for any applicable exemption from or reduction of Taxes with respect to any payments to such Non-Japanese Bridge Lender of principal, interest, fees, commissions or any other amount payable under this Agreement or the Japanese Bridge Loans.

                           (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters or UK, French or Japanese income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall (1)(W) in the case of any Non-US Lender, promptly deliver to Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, (X) in the case of any Non-French Bridge Lender, promptly deliver to Agent for transmission to Goss France such certificates, documents or other evidence as may be required from time to time under the third paragraph of subsection 2.7B(iii)(a), (Y) in the case of any Non-Japanese Bridge Lender, promptly deliver to Agent for transmission to Goss Japan such certificates, documents or other evidence as may be required from time to time under the fourth paragraph of subsection 2.7B(iii)(a), or (Z) in the case of any UK Bridge Lender, promptly deliver to the appropriate Persons such application forms, certificates, documents or other evidence as may be required from time to time under the second paragraph of subsection 2.7B(iii)(a), in each case properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States, French, Japanese or UK (as applicable) Tax with respect to payments to such Lender under the Loan Documents or (2) notify Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.


                                    Annex A-5

                           (c) The Borrower shall not be required to pay any additional amount to or in respect of any payment to any Non-US Lender, Non-French Bridge Lender, Non-Japanese Bridge Lender or UK Bridge Lender that is not a UK Bridge Indemnifying Lender in respect of that payment, as the case may be, under clause (c) of subsection 2.7B(ii) if such Lender shall both (i) have failed to satisfy the requirements of clause (a) or (b) (PROVIDED that for the purpose of this subsection 2.7B(iii)(c) its obligations under such clause (b) shall not be considered to be duly fulfilled by its notification to Agent and Borrower of its inability to deliver any form, certificate or other evidence) of this subsection 2.7B(iii) and (ii) is not a UK Qualifying Lender; PROVIDED FURTHER that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) (in the case of any payment, or part thereof, connected with any Commitment, Loan, Letter of Credit or Indemnity Participation, sold, assigned or transferred pursuant to an Assignment Agreement) after the date of such Assignment Agreement or (in any other case) after the Closing Date (hereinafter, the "RELEVANT DATE"), or is a UK Qualifying Lender on the Relevant Date, as the case may be, nothing in this subsection 2.7B(iii)(c) shall relieve the Borrower of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender either is no longer a UK Qualifying Lender or is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is exempt from withholding tax or is subject to withholding tax at a rate higher than on the Relevant Date, as described in subsection 2.7B(iii)(a), as the case may be.

                           (d) The Borrower shall not be required to pay any additional amount under clause (c) of subsection 2.7B(ii) to any French Bridge Indemnifying Lender if Agent is not either a French Bridge corporation or a bank which has and acts through a permanent establishment in France and holds a valid Certificate of Exemption from withholding tax for foreign corporations or non-residents, PROVIDED, HOWEVER, that nothing in this subsection 2.7(iii) shall relieve the applicable Borrower of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) to an Indemnifying Lender which becomes a French Bridge Lender, Japanese Bridge Lender or a UK Bridge Lender, as the case may be, upon the occurrence of a Triggering Event under subsection 2.9A, notwithstanding the fact that such Indemnifying Lender is not properly entitled to deliver forms, certificates or other evidence establishing that such Indemnifying Lender is exempt from Tax (other than Tax on its overall net income) with respect to payments received from such Borrower, whether or not as a result of any change in applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof after the Closing Date.


                                    Annex A-6

                           (e) The Borrower shall not be required to pay any additional amount under clause (c) of subsection 2.7B(ii) to any Japanese Bridge Indemnifying Lender if Agent is not either a Japanese corporation or a bank which has and acts through a permanent establishment in Japan and holds a valid Certificate of Exemption from withholding tax for foreign corporations or non-residents, PROVIDED, HOWEVER, that nothing in this subsection 2.7(iii) shall relieve the applicable Borrower of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) to an Indemnifying Lender which becomes a Japanese Bridge Lender, a French Bridge Lender or a UK Bridge Lender, as the case may be, upon the occurrence of a Triggering Event under subsection 2.9A, notwithstanding the fact that such Indemnifying Lender is not properly entitled to deliver forms, certificates or other evidence establishing that such Indemnifying Lender is exempt from Tax (other than Tax on its overall net income) with respect to payments received from such Borrower, whether or not as a result of any change in applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof after the Closing Date.

                          (e)     If:

                                    (i)      Goss UK makes a payment under
                  paragraph (c) of subsection 2.7B(ii) (a "TAX PAYMENT") in respect of a payment to a UK Double Tax Treaty Lender (that had duly fulfilled its obligations under subsection 2.7B(iii)), such payment having been made prior to Goss UK receiving a notice from the Inland Revenue permitting it to pay gross, and

                                    (ii)     that UK Double Tax Treaty Lender
                  determines that it has obtained a refund of Tax or obtained and used a credit against Tax on its Overall Net Income (a "TAX CREDIT") which that UK Bridge Lender is attributable to that Tax Payment then, if in its absolute discretion it can do so without any adverse consequences, that UK Double Tax Treaty Lender shall reimburse Goss UK such amount as that UK Double Tax Treaty Lender shall reasonably determine to be such proportion of that Tax Credit as will leave that UK Double Tax Treaty Lender (after that reimbursement) in no better or worse position in respect of its world wide Tax liabilities than it would have been in if no Tax Payment had been required. No UK Double Tax Treaty Lender shall be obliged to disclose any information regarding its Tax affairs and computations.

                  C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the


                                    Annex A-7
interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans, Commitments or Letters of Credit or any participations therein or any other obligations hereunder with respect to the Loans or the Letters of Credit, in the case of any Lender, to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy and in an amount deemed by such Lender (in its sole discretion) to be material), then from time to time, within five Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error. Notwithstanding any provision of this subsection 2.7 to the contrary, Borrowers shall pay, on terms and conditions consistent with this subsection 2.7, any additional amount or amounts as will compensate any Lender or any corporation controlling such Lender on an after-tax basis for any reduction in the rate of return on the capital of such Lender or such controlling entity because of any overlap of the DIP/Bridge Loan Commitments, whether or not as a result of any change in applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof.



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                                    Annex A-8

                                     ANNEX B


2.8      OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE; REPLACEMENT OF
LENDERS.

                  A. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; PROVIDED that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless the applicable Borrower agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above or if the use of such other office is inconsistent with the internal policies of such Lender or any applicable legal or regulatory restrictions. A certificate as to the amount of any such expenses payable by a Borrower pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to such Borrower (with a copy to Agent) shall be conclusive absent manifest error.

                  B. If any Borrower receives a notice pursuant to subsection 2.6C, Borrowers shall have the right, if no Potential Event of Default or Event of Default then exists, to replace such Lender (a "REPLACED LENDER") with one or more Eligible Assignees (collectively, the "REPLACEMENT LENDER") acceptable to Agent; PROVIDED that (i) at the time of any replacement pursuant to this subsection 2.8B, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 10.1B (and with all fees payable pursuant to such subsection 11.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, and in each case participations in Letters of Credit and DIP Swing Line Loans by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal


                                    Annex B-1
to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender with respect thereto, (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender, and (z) DIP Swing Line Lender an amount equal to such Replaced Lender's Pro Rata Share of any Refunded DIP Swing Line Loans to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations (including without limitation all such amounts, if any, owing under subsection 2.6D) of Company owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, recordation of such assignment in the Register by Agent pursuant to subsection 2.1D, the payment of amounts referred to in clauses (i) and (ii) above and delivery to the Replacement Lender of the appropriate Note or Notes executed by Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a Standby Letter of Credit in form and substance, and issued by an issuer, satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit.


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                                    Annex B-2

                                     ANNEX C


2.9      INDEMNIFYING LENDERS.

                  A. PURCHASE OF PARTICIPATIONS BY INDEMNIFYING LENDERS. Upon the execution of this Agreement or an Assignment Agreement, as the case may be, (1) each UK Bridge Indemnifying Lender shall be deemed to, and hereby agrees to, have irrevocably purchased an Indemnity Participation (as defined below) from Agent in the UK Bridge Loan Commitment of Agent, including without limitation the UK Bridge Loans and the participations purchased by Agent pursuant to subsection 3.1C in the Letters of Credit issued by Agent for the benefit of Goss UK and any drawings thereunder, (2) each French Bridge Indemnifying Lender shall be deemed to, and hereby agrees to, have irrevocably purchased an Indemnity Participation (as defined below) from Agent in the French Bridge Loan Commitment of Agent, including without limitation the French Bridge Loans and the participations purchased by Agent pursuant to subsection 3.1C in the Letters of Credit issued by Agent for the benefit of Goss France and any drawings thereunder, and (3) each Japanese Bridge Indemnifying Lender shall be deemed to, and hereby agrees to, have irrevocably purchased a participation (the "INDEMNITY PARTICIPATION") from Agent in the Japanese Bridge Loan Commitment of Agent, including without limitation the Japanese Bridge Loans and the participations purchased by Agent pursuant to subsection 3.1C in the Letters of Credit issued by the Agent and any drawings thereunder, in each case in a proportionate amount based on such Indemnifying Lender's Indemnity Amount. Upon the occurrence of a Triggering Event, each Indemnifying Lender, upon one Business Day's notice from Agent, shall deliver to Agent by wire transfer in immediately available funds its proportionate share based on its Indemnity Amount of the aggregate unpaid principal amount of Agent's UK Bridge Loans, French Bridge Loans or Japanese Bridge Loans, as the case may be, and any accrued and unpaid interest thereon and the aggregate unreimbursed amount of any payments made by Agent pursuant to subsection 3.3C to the applicable Issuing Lender with respect to any unreimbursed drawings on Letters of Credit issued by such Issuing Lender. Each Indemnifying Lender's obligations under this subsection 2.9 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which Agent or any Lender may have against Agent, Loan Party or other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the condition (financial or otherwise) of any Loan Party; (d) any breach of this Agreement by any Loan Party, Agent or any Lender; or (e) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that the obligations of each Indemnifying Lender are subject to the condition that at the time such UK Bridge Loan, French Bridge Loan or Japanese Bridge Loan, as the case may be, was made or such Letter of Credit was issued the duly authorized officer of Agent responsible for the administration of the credit relationship with Goss UK, Goss France or Goss Japan, as the case may be, believed in good faith that either (x) no Event of Default had occurred and was continuing or (y) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders at the time such UK Bridge Loan,


                                    Annex C-1

French Bridge Loan or Japanese Bridge Loan, as the case may be, was made or such Letter of Credit was issued.

                  B. PAYMENT OF INDEMNITY FEES. Agent shall promptly pay by wire transfer of immediately available funds to each applicable Indemnifying Lender, as an indemnity fee for the Indemnity Participation provided to Agent by such Indemnifying Lender in this subsection 2.9, the following amounts, in each case in proportion to such Indemnifying Lender's Indemnity Amount: (i) with respect to the UK Bridge Loans, French Bridge Loans or Japanese Bridge Loans, as the case may be, an amount equal to (x) the excess of the interest received by Agent pursuant to subsection 2.2C from Goss UK, from Goss France or Goss Japan, as the case may be, over the Adjusted Offshore Rate on such UK Bridge Loans, French Bridge Loans or Japanese Bridge Loans less (y) 0.125% per annum to be retained by Agent as an Indemnity Participation fee; (ii) with respect to Letters of Credit, (x) letter of credit fees received by Agent pursuant to subsections 3.2(i)(b) and 3.2(ii)(b) from the applicable Issuing Lender LESS (y) 0.125% per annum to be retained by Agent as an Indemnity Participation fee; and
(iii) commitment fees received by Agent pursuant to subsection 2.3A from Agent; PROVIDED that if any such indemnity fee is less than $10,000, Agent shall not be required to so promptly pay such indemnity fee to an Indemnifying Lender until the aggregate unpaid amount of indemnity fees accumulates to an amount exceeding $10,000. The excess, if any, of the interest payable to Agent on the UK Bridge Loans, the French Bridge Loans or Japanese Bridge Loans, as the case may be, over the interest distributable to an Indemnifying Lender under this subsection 2.9B in respect thereof, and the excess, if any, of the letter of credit and commitment fees payable to Agent over and in addition to the letter of credit and commitment fees distributable to such Indemnifying Lender under this subsection 2.9B, shall be retained by Agent.

                  C. OTHER PAYMENTS. Provided that an Indemnifying Lender shall have made any payments to Agent required by this subsection 2.9, including the payments required to be made upon the occurrence of a Triggering Event pursuant to subsection 2.9A, Agent shall promptly pay by wire transfer of immediately available funds to such Indemnifying Lender any principal or other payments thereafter recovered by Agent from Goss UK, Goss France or Goss Japan, as the case may be, to the extent allocable to such Indemnifying Lender's Indemnity Participation. If Agent shall pay any amount to an Indemnifying Lender pursuant to this subsection 2.9 in the belief or expectation that a related payment has been or will be received or collected and such related payment is not received or collected by Agent, then such Indemnifying Lender will promptly on demand by Agent return such amount to Agent, together with interest thereon at such rate as Agent shall determine to be customary between banks for correction of errors. If Agent determines at any time that any amount received or collected by Agent pursuant to this Agreement is to be returned to Goss UK, Goss France or Goss Japan, as the case may be, under this Agreement or paid to any other Person or entity pursuant to any insolvency law, any sharing clause in this Agreement, or otherwise, then, notwithstanding any other provision of this Agreement, Agent shall not be required to distribute any portion thereof to any Indemnifying Lender, and each Indemnifying Lender will promptly on demand by Agent repay any portion that Agent shall have distributed to such Indemnifying Lender, together with interest thereon at such


                                    Annex C-2
rate, if any, as Agent shall pay to Goss UK, Goss France or Goss Japan, as the case may be, or such other Person or entity with respect thereto. If any amounts returned by Agent to Goss UK, Goss France or Goss Japan, as the case may be, pursuant to this subsection 2.9 are later recouped by Agent, Agent shall promptly pay to each Indemnifying Lender a proportionate amount based on such Indemnifying Lender's Indemnity Amount.

                  D. INDEMNITY FOR COSTS AND EXPENSES. If Agent incurs any costs or expenses (including, without limitation, in indemnifying Agent pursuant to subsection 9.4) in connection with any effort to enforce or protect Agent's or any Indemnifying Lender's rights or interests with respect to this Agreement or the other Loan Documents, then, other than in the case of Agent's gross negligence or willful misconduct, each Indemnifying Lender will reimburse Agent on demand for each such Indemnifying Lender's proportionate share based on such Indemnifying Lender's Indemnity Amount of any portion of such costs or expenses which is not reimbursed by or on behalf of Goss UK, Goss France or Goss Japan, as the case may be. If Agent recovers any amounts for which Agent has previously been reimbursed by an Indemnifying Lender hereunder, Agent shall promptly distribute to such Indemnifying Lender such Indemnifying Lender's proportionate share thereof based on such Indemnifying Lender's Indemnity Amount.

                  E. CERTAIN TAX MATTERS. Each Indemnifying Lender agrees to deliver to Agent from time to time upon request such certificates, statements, documents, forms or other evidence, properly completed and executed by such Indemnifying Lender, as may be required at any time in order to comply with any applicable tax laws or regulations or to confirm or maintain in effect such Indemnifying Lender's entitlement to exemption from or reduction of any applicable withholding tax on any payments hereunder. Each Indemnifying Lender hereby agrees to indemnify and hold harmless Agent from any applicable taxes, penalties, interest and other expenses, costs and losses incurred or payable by Agent as a result of either (i) such Indemnifying Lender's failure to submit any statement, document, form or certificate or other evidence that such Indemnifying Lender is required to provide pursuant to this subsection or (ii) Agent's reliance on any such statement, document, form or certificate or other evidence which such Indemnifying Lender has provided to Agent pursuant to this subsection.

                  F. INDEMNIFYING LENDER CONSENT. Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents and so long as an Indemnifying Lender has not failed to make any payments required to be made by such Indemnifying Lender under this subsection
2.9 or is not otherwise in default under its obligations under this subsection 2.9, Agent hereby agrees that, to the extent of but only to the extent of such Indemnifying Lender's proportionate share based on its Indemnity Amount, Agent will not agree to any amendment, modification, termination or waiver of any provision of this Agreement or the other Loan Documents, or to any departure by Goss UK, Goss France or Goss Japan, as the case may be, therefrom, in each case related to the Indemnity Participation without the prior written consent of such Indemnifying Lender. Nothing herein contained shall prevent Agent from consenting to any amendment, modification, termination or waiver of any provision of this


                                    Annex C-3

Agreement or the other Loan Documents, or to any departure by Goss UK, Goss France or Goss Japan, as the case may be, therefrom, to the extent unrelated to the Indemnity Participation or to the extent that Agent's interests or Pro Rata Share is not related to the Indemnity Participation or the Indemnity Amount.

                  G. FAILURE TO MAKE REQUIRED PAYMENTS. In the event that any Person obligated to make a payment to any other Person pursuant to this subsection 2.9 fails to make available to the Person entitled to receive such payment the amount of such payment, the Person entitled to receive such payment shall be entitled to recover such amount on demand from such other Person, together with interest at the customary rate set by Agent for the correction of errors among Lenders for three Business Days and thereafter at the sum of the Base Rate PLUS 1.50% per annum.

                  H. ASSIGNMENT MATTERS. Agent may from time to time sell or transfer to other Persons assignments or participations or other interests in Agent's UK Bridge Loans and UK Bridge Loan Commitments, French Bridge Loans and French Bridge Loan Commitments or Japanese Bridge Loans and Japanese Bridge Loan Commitments, as the case may be, but not in the portion thereof allocated to the Indemnity Participation hereunder. An Indemnifying Lender's Indemnity Participation may not be sold, pledged, assigned, or otherwise transferred (i) without Agent's prior written consent; PROVIDED that this restriction shall not apply to any such transfer to any of such Indemnifying Lender's Affiliates; or
(ii) without a pro rata assignment in accordance with subsection 10.1B of each Type of DIP/Bridge Loan Commitment and DIP/Bridge Loan held by such Indemnifying Lender.

                  I. MISCELLANEOUS. In no event shall the Indemnity Participation be construed as a loan or other extension of credit by an Indemnifying Lender to Agent. In no event shall this Agreement be construed to require an Indemnifying Lender to make any Loans or to otherwise extend any credit to Goss UK, Goss France or Goss Japan, as the case may be, or to Agent under this Agreement or under the other Loan Documents. In no event shall this Agreement be construed to require an Indemnifying Lender to fund or pay to Agent such Indemnifying Lender's Indemnity Amount except upon the occurrence of a Triggering Event pursuant to subsection 2.9A. Each Indemnifying Lender agrees that Agent may take legal action to enforce or protect an Indemnifying Lender's or Agent's interests in respect of this Agreement and the other Loan Documents.



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                                    Annex C-4